The information in this preliminary prospectus supplement and the accompanying prospectus relates to an effective registration statement under the Securities Act of 1933, but is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Filed Pursuant to Rule 424(b)5

Registration No. 333-144796

SUBJECT TO COMPLETION, DATED MAY 27, 2009

PRELIMINARY PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED NOVEMBER 6, 2007

$150,000,000

% Convertible Senior Subordinated Notes due 2015

We are offering $150 million aggregate principal amount of our      % Convertible Senior Subordinated Notes due 2015 (the “notes”). We will pay interest on the notes semi-annually in arrears on each June 1 and December 1, commencing on December 1, 2009. The notes will mature on June 1, 2015, unless earlier repurchased or converted.

Holders may convert their notes at their option prior to the close of business on the business day immediately preceding December 1, 2014 only under the following circumstances: (1) during any fiscal quarter commencing after June 30, 2009, if the last reported sale price of our common stock  for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on the last trading day of the preceding fiscal quarter is greater than or equal to 130% of the conversion price on each applicable trading day; (2) during the five business day period after any 10 consecutive trading day period in which the trading price per $1,000 principal amount of notes for each trading day of that measurement period was less than 98% of the product of the last reported sale price of our common stock and the applicable conversion rate on each such day; or (3) upon the occurrence of specified corporate events. On and after December 1, 2014 until the close of business on the second scheduled trading day immediately preceding the maturity date, holders may convert their notes at any time, regardless of the foregoing circumstances. Upon conversion, we will deliver cash up to the aggregate principal amount of the notes to be converted, and shares of our common stock in respect of the remainder, if any, of our convertible obligation in excess of the aggregate principal amount of the notes being converted. Holders will not receive any separate cash payment for interest or additional interest, if any, accrued and unpaid to the conversion date, except in limited circumstances. Instead, interest will be deemed paid by the delivery to the holders of cash and shares of our common stock, if any, upon conversion. We will deliver cash in lieu of any fractional shares of common stock issuable upon conversion. See “Description of the Notes—Conversion Rights.”

The initial conversion rate will be                 shares of our common stock per $1,000 principal amount of notes, equivalent to an initial conversion price of approximately $      per share of common stock. The conversion rate will be subject to adjustment in some events but will not be adjusted for accrued interest. In addition, following certain corporate transactions that occur prior to the maturity date, we will increase the conversion rate for a holder who elects to convert its notes in connection with such a corporate transaction in certain circumstances.

We may not redeem the notes at our option prior to maturity. If we undergo a fundamental change as described in this prospectus supplement, subject to certain exceptions, holders may require us to purchase the notes in whole or in part for cash at a price equal to 100% of the principal amount of the notes to be purchased plus any accrued and unpaid interest to, but excluding, the fundamental change purchase date.

The notes will be our unsecured obligations and will be subordinated in right of payment to all of our senior indebtedness and equal in right of payment with all of our senior subordinated indebtedness. The notes will be senior in right of payment to all of our subordinated indebtedness.  The notes will be effectively junior to all of our secured indebtedness, to the extent of the value of the assets securing such debt, and will be effectively subordinated to indebtedness and other liabilities of our subsidiaries.  See “Description of the Notes” for a complete description of the terms of the notes.

The notes are new securities, and there is currently no established market for the notes. Accordingly, we cannot assure you as to the development or liquidity of any market for the notes. We do not intend to apply for a listing of the notes on any securities exchange.

Concurrent with this offering of notes, under separate prospectus supplements, we are offering $300 million aggregate principal amount of our      % Senior Notes due 2016 and 11,000,000 shares of our common stock in an underwritten public offering (or 12,650,000 shares of our common stock if the underwriters exercise their over-allotment option in full).

Our common stock is listed on the New York Stock Exchange under the symbol “TEX.” On May 26, 2009, the closing sale price of our common stock on the New York Stock Exchange was $15.36 per share.

The underwriters have an option to purchase up to an additional $22.5 million principal amount of notes to cover over-allotments, if any.

Investing in the notes or our common stock issuable upon conversion of the notes involves certain risks. See “ Risk Factors ” in our Annual Report on Form 10-K for the year ended December 31, 2008 and all subsequent filings under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, as well as the additional risk factors contained in this prospectus supplement beginning on page S-8.

		Price to Public (1)		Underwriting Discounts and Commissions		Proceeds to the Company
Per Note		%		%		%
Total	$		$		$

(1)

Plus accrued interest, if any, from June   , 2009, if settlement occurs after that date.

Delivery of the notes will be made to purchasers on or about June      , 2009.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Joint Book-Running Managers

UBS Investment Bank	Credit Suisse	Citi

Lead Manager

RBS

Co-Managers

Banc of America Securities LLC	CALYON
Dresdner Kleinwort	Morgan Stanley

The date of this prospectus supplement is             , 2009.

TABLE OF CONTENTS

Prospectus Supplement

FORWARD-LOOKING STATEMENTS	S-ii	DESCRIPTION OF THE NOTES	S-28
SUMMARY	S-1	DESCRIPTION OF COMMON STOCK	S-51
RISK FACTORS	S-8	UNITED STATES FEDERAL TAX CONSIDERATIONS	S-52
USE OF PROCEEDS	S-18	UNDERWRITING	S-59
CAPITALIZATION	S-19	LEGAL MATTERS	S-63
RATIO OF EARNINGS TO FIXED CHARGES	S-20	EXPERTS	S-63
PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY	S-21	INCORPORATION OF DOCUMENTS BY REFERENCE	S-64
DESCRIPTION OF CERTAIN INDEBTEDNESS	S-22

PROSPECTUS

ABOUT THIS PROSPECTUS	ii	DESCRIPTION OF THE SECURITIES WE MAY ISSUE	4
FORWARD-LOOKING STATEMENTS	iii	DESCRIPTION OF THE DEBT SECURITIES AND GUARANTEES OF DEBT SECURITIES	8
WHERE YOU CAN FIND ADDITIONAL INFORMATION	v	DESCRIPTION OF THE CAPITAL STOCK	11
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	vi	DESCRIPTION OF THE SECURITIES WARRANTS	14
OUR COMPANY	1	PLAN OF DISTRIBUTION	15
USE OF PROCEEDS	2	LEGAL MATTERS	17
RATIO OF EARNINGS TO FIXED CHARGES	3	EXPERTS	17

____________

You should carefully read this prospectus supplement, the accompanying prospectus and any free writing prospectus delivered in connection with this offering. You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus delivered in connection with this offering. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are offering to sell, and seeking offers to buy, the notes only in jurisdictions where such offers and sales are permitted. The information contained in this prospectus supplement and the accompanying prospectus is accurate only as of the date of this prospectus supplement or the date of the accompanying prospectus and the information in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate only as of the date of those respective documents, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of the notes. If the information varies between this prospectus supplement and the accompanying prospectus, the information in this prospectus supplement supersedes the information in the accompanying prospectus.

This prospectus supplement and the accompanying prospectus are part of a “shelf” registration statement that we have filed with the Securities and Exchange Commission, or the SEC. By using a shelf registration statement, we may sell any combination of the securities described in the accompanying prospectus from time to time and in one or more offerings, including the offerings described under “Summary—Concurrent Offerings.” Before purchasing any notes, you should carefully read both this prospectus supplement and the accompanying prospectus, together with the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and the additional information described under the heading “Incorporation of Documents by Reference.”

S-i

FORWARD-LOOKING STATEMENTS

This prospectus supplement, including the sections entitled “Summary” and “Risk Factors,” and the accompanying prospectus, including the documents incorporated therein by reference, contain forward-looking statements that involve certain contingencies and uncertainties, including the concurrent offerings. Generally, the words “may,” “expects,” “intends,” “anticipates,” “plans,” “projects,” “estimates” and the negatives thereof and analogous or similar expressions are intended to identify forward-looking statements. However, the absence of these words does not mean that the statement is not forward-looking. We have based these forward-looking statements on our current expectations and projections about future events. These statements are not guarantees of future performance. Such statements are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those reflected in such forward-looking statements. For example, the financial outlook in the section entitled “Summary—Recent Developments” is based on our management’s current expectations, estimates, forecasts and projections about the operative environment, economics and markets in which we operate. These statements are subject to important risks and uncertainties which are difficult to predict and actual results could differ materially from those statements. Such risks and uncertainties many of which are beyond our control, include, among others:

•

our business is cyclical and weak general economic conditions, particularly in the key industries we serve, may affect the sales of our products and financial results;

•

uncertainties regarding the duration or severity of the current global economic downturn and disruptions in the financial markets;

•

our ability to access the capital markets to raise funds and provide liquidity;

•

our business is sensitive to fluctuations in government spending;

•

our business is very competitive and may be affected by our cost structure, pricing, product initiatives and other actions taken by competitors;

•

a material disruption to one of our significant facilities;

•

our retention of key management personnel;

•

the financial condition of suppliers and customers, and their continued access to capital;

•

our ability to obtain parts and components from suppliers on a timely basis at competitive prices;

•

our ability to timely manufacture and deliver products to customers;

•

the need to comply with restrictive covenants contained in our debt agreements;

•

our business is global and subject to changes in exchange rates between currencies, as well as international politics, particularly in developing markets;

•

the effects of changes in laws and regulations;

•

possible work stoppages and other labor matters;

•

compliance with applicable environmental laws and regulations;

•

litigation and product liability claims and other liabilities;

•

investigations by the United States Securities and Exchange Commission and the Department of Justice;

•

our implementation of a global enterprise system and its performance;

•

our expectations regarding the size and terms of the concurrent offerings of senior notes and common stock; and

•

other factors, including those identified under the caption “Risk Factors.”

Actual events or our actual future results may differ materially from any forward-looking statement due to these and other risks, uncertainties and significant factors. The forward-looking statements contained in this prospectus supplement speak only as of the date of this prospectus supplement and the forward-looking statements contained in the documents incorporated herein by reference speak only as of the date of the respective documents. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement contained or incorporated by reference in this prospectus supplement to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which we have based any forward-looking statement, except as required by law.

S-ii

SUMMARY

This summary highlights information contained elsewhere in this prospectus supplement. This summary is not complete and may not contain all of the information that you should consider before investing in the notes. You should read the entire prospectus supplement carefully, including the “Risk Factors” section and the financial statements and notes to these financial statements contained or incorporated by reference in this prospectus supplement or in our filings with the Securities and Exchange Commission. All references in this prospectus supplement to “we,” “us,” “our,” “Terex” or the “Company” mean Terex Corporation and its subsidiaries, unless indicated otherwise and references to “dollars” and “$” are to United States dollars. All financial information included or incorporated by reference herein excludes discontinued operations, unless the context otherwise requires or where otherwise indicated. In this prospectus supplement, including financial information incorporated by reference herein, we refer to certain financial measures that are not recognized under U.S. generally accepted accounting principles, or GAAP.

Our Company

We are a diversified global manufacturer of capital equipment with a mission to deliver value-added offerings that meet or exceed our customers’ current and future needs.  We manufacture a broad range of equipment for use in the construction, infrastructure, quarrying, recycling, mining, shipping, transportation, refining, utility and maintenance industries. We operate in four reportable segments: (i) Terex Aerial Work Platforms; (ii) Terex Construction; (iii) Terex Cranes; and (iv) Terex Materials Processing & Mining. Our products are manufactured at plants in North America, Europe, Australia, Asia and South America, and are sold worldwide.

We have grown since our incorporation in 1986, achieving $9.9 billion of net sales in 2008, up from $9.1 billion of net sales in 2007.  For further discussion of our sales, see “—Recent Developments—Financial Outlook.”  While much of our historic growth had been achieved through acquisitions, a majority of our recent growth has been generated from existing operations.  Since 2004, we have focused on becoming a superb operating company under the Terex franchise.  As we have grown, our business has become increasingly international in scope, with products manufactured in North and South America, Europe, Australia and Asia and sold worldwide.  We are focusing on expanding our business globally, with an increased emphasis on developing markets such as China, India, Russia, the Middle East, Africa and Latin America.

We also continue to focus on integrating the companies that we have acquired. In the past, we operated in a decentralized manner. However, we have increasingly coordinated our operations to improve our business. We are becoming a more unified operating company, one that combines the strengths of many different people, products and technologies under one global umbrella.

Terex Aerial Work Platforms

Our Aerial Work Platforms segment designs, manufactures, markets and refurbishes aerial work platform equipment, telehandlers, power equipment, construction trailers and utility equipment. Construction, building maintenance, government and utility customers use these products to build and/or maintain large physical assets and structures, construct and maintain utility lines, trim trees and for other commercial operations. Additionally, we own much of the North American distribution channel for our utility products group and operate a fleet of rental utility products in the United States and Canada.

Terex Construction

Our Construction segment designs, manufactures and markets heavy and compact construction equipment, asphalt and concrete equipment, landfill compactors and bridge inspection equipment. Construction, logging, mining, industrial and government customers use these products in construction and infrastructure projects, in coal, minerals, sand and gravel operations and to build roads.

Terex Cranes

Our Cranes segment designs, manufactures and markets mobile telescopic cranes, tower cranes, lattice boom crawler cranes, truck-mounted cranes (boom trucks and loading cranes) and telescopic container stackers. These products are used primarily for construction, repair and maintenance of infrastructure, building and manufacturing facilities.

Terex Materials Processing & Mining

Our Materials Processing & Mining segment designs, manufactures and markets crushing and screening equipment, hydraulic mining excavators, highwall mining equipment, high capacity surface mining trucks, drilling equipment and other products. Construction, mining, quarrying and government customers use these products in construction and commodity mining.

We also assist customers in their rental, leasing and acquisition of our products through Terex Financial Services, Inc.

On January 1, 2009, we realigned certain operations in an effort to capture market synergies and streamline our cost structure.  The Roadbuilding businesses, formerly part of our Roadbuilding, Utility Products and Other (“RBUO”) segment, are now consolidated within the Construction segment.  The Utility Products businesses, formerly part of the RBUO segment, are now consolidated within the Aerial Work Platforms segment.  Additionally, our truck-mounted articulated hydraulic crane line of business produced in Delmenhorst and Vechta, Germany, formerly part of the Construction segment, is now consolidated within the Cranes segment.  Certain other businesses that were included in the RBUO segment are now reported in Corporate and Other, which includes eliminations among our segments.

We view our purpose as making products that will be used to improve the lives of people around the world.  Our vision focuses on our commitments to our core constituencies of customers, stakeholders and team members by providing our customers with a superior ownership experience, our stakeholders with a profitable enterprise that increases value, and our team members with a preferred place to work.

Competitive Strengths

We believe our competitive strengths, together with our balanced and comprehensive business strategy, provide us with the flexibility and capability to achieve our goals.

Diversified and Balanced Revenue Base

Our business is highly diversified by products, end markets and geography.  For the three months ended March 31, 2009, our Aerial Work Platforms, Construction, Cranes and Materials Processing & Mining segments accounted for approximately 17%, 20%, 35% and 28%, respectively, of total net sales, before eliminations.

Given our global scale, we benefit from strong growth in our markets outside of the United States and Canada, with sales in these markets accounting for approximately 65% of our total net sales for the year ended December 31, 2008.  While we have developed a geographically diverse revenue base with approximately 38% of our revenues for the year ended December 31, 2008 derived from the Americas, 42% from Europe, Africa and the Middle East and 20% from Asia and Australia, our long-term goal is a revenue base of 1/3 of our revenue from the Americas, 1/3 from Europe, Africa and the Middle East and 1/3 from Asia and Australia.

We remain focused on expanding the geographic reach of our businesses, emphasizing developing areas, including China, India, Russia, the Middle East, Africa and Latin America, which together accounted for more than 23% of our sales for the year ended December 31, 2008.  While no market is immune to the effects of the current global financial and economic situation, we believe that developing markets will prove to be attractive places in which to operate and do business in the decades to come.

Leading Positions in Certain Construction Equipment Markets

We compete and maintain leading market positions in certain construction equipment markets.  Our markets are often characterized by high fragmentation with fewer well-capitalized participants, thereby enabling us to differentiate ourselves through our scale, diverse product offering and breadth of services. Additionally, in many markets we compete with smaller niche participants or with industrial conglomerates where construction equipment is not the primary focus, resulting in less direct competition with larger global construction equipment competitors.

Driving Operating Excellence

Driving operating excellence across the entire value chain is vital to our delivering high quality, reliable products on time and at a low cost to our customers.  This means working with our suppliers to cut lead times and increase inventory turnover, improving the quality of our existing and new products, improving our order entry and scheduling activities, and developing effective management systems for all of our processes, products and people. To achieve operating excellence in the supply chain, in design and in manufacturing, we promote a culture of continuous improvement and removing waste (anything that does not add value) at every organizational level of the Company, and we have established Terex learning centers to teach these principles to key team members throughout the Company.

Proven Ability to Identify and Integrate Acquisitions

We have a history of successfully identifying and integrating acquisitions and continue to selectively consider acquisitions that meet our criteria, while maintaining our highly selective approach to acquisition opportunities. Over the last ten years, we have identified and successfully integrated over 30 acquisitions.  We believe our scale, diversification and integration expertise allow us to consummate acquisitions resulting in synergies, high returns on invested capital and strong free cash flow generation.

Recent Developments

Financial Outlook

We continue to experience many challenges in the current operating environment, as the deterioration in the fundamentals of the global economy, combined with the global credit constriction, is having a more significant impact on our business.  Each of our segments experienced significantly weaker results in the first quarter of 2009 than in the comparable period in 2008.  The turmoil from the global credit crisis and economic slowdown has quickly and deeply impacted sales for both the Company and the industry as a whole, with certain businesses down almost 75% from year ago levels.  As a result, we continue to aggressively target and implement cost reduction activities.  We are realigning our businesses for the current demand environment by reducing headcount, lowering production levels and production capacity, and consolidating facilities.

The global economy remains under stress and our expectations for the remainder of 2009 have been lowered as we expect the remainder of 2009 to continue to be challenging.  The depth and duration of the global economic decline is not known, although some stability is beginning to develop in a number of our businesses.  While we remain confident that our strategy of product and geographic diversity is the right one to deliver positive shareholder returns for the long term, the current environment presents unique challenges.

In response to the present economic environment, we have taken and will continue to take aggressive actions to reduce costs and preserve cash in all of our businesses.  These actions have already resulted in a $208 million quarterly manufacturing and selling, general and administrative spending reduction, as compared to peak spending levels in the second quarter of 2008, with a target to exceed a per quarter spending reduction of $300 million by year-end 2009.

The marketplace for each of our businesses is somewhat different, but there is a common approach we are taking throughout the Company.  In the remainder of 2009, we will be managing our business even more aggressively than normal for cash.  We are operating with a build-to-order approach as we tightly manage inventory levels.  All of our businesses are working closely with our suppliers to minimize raw material deliveries and with our customers and dealers to confirm existing orders in an effort to minimize the level of inventory in the distribution channel.  We continue to operate at reduced production levels, in many instances at levels well below current demand, with the primary objective to reduce inventory.  We believe that this strategy, along with significant reductions in production scheduling, should generate significant cash flow from operations during the remainder of 2009.  We continue to expect to reduce inventory levels by more than $500 million by the end of 2009 as compared to year-end 2008.  With the actions we are taking to reduce costs and increase cash generated from operations together with the net proceeds from this offering and the concurrent offerings, we expect to have sufficient liquidity to execute our key business plans.

Uncertainty around the depth and duration of the current economic decline makes it difficult to forecast our expectations for the remainder of 2009 with a reasonable degree of certainty.  However, we are planning for continued softness in demand as a result of weak global end markets, combined with continued constrained credit availability worldwide.  We expect our overall 2009 net sales to decline in the range of 40%-45% as compared to 2008, approximately 14% of which is the estimated translation effect of foreign currency exchange rate changes.

In light of the increasing weakness in market conditions, mainly in the Construction and Aerial Work Platforms Segments, ongoing significant restructuring activities and related charges, the reserve for the proposed SEC settlement, and our continued focus on operating the business for cash instead of earnings, we have limited visibility as to when our markets will begin to stabilize and are not providing any guidance or assurance regarding our earnings performance for the second quarter of 2009 or the balance of 2009 at this time.

SEC Investigation

On May 27, 2009, we filed a Current Report on Form 8-K (which is incorporated by reference in this prospectus supplement, see “Incorporation of Documents by Reference”) with respect to a proposed settlement of the previously disclosed private investigations by the SEC into our accounting and certain transactions involving us and our subsidiaries, on the one hand, and United Rentals, Inc., on the other, in 2000 and 2001.

Bank Facility Amendment

We are currently seeking an amendment to our bank credit facility.  Pursuant to the amendment, we would reduce our domestic revolving credit commitments under the credit facility by $150 million, prepay approximately $58.5 million principal amount of our term loans under the credit facility, and increase the interest rates charged under our credit facility.  The amendment would also eliminate certain existing financial covenants dealing with our consolidated leverage ratio and consolidated fixed charge coverage ratio, and instead require us to (a) maintain liquidity (as defined in the amendment) of not less than $250 million on the last day of each fiscal quarter through June 30, 2011, and (b) thereafter, maintain a senior secured leverage ratio (as defined in the amendment) not in excess of 3.50 to 1.00 at the end of each fiscal quarter, with the ratio declining to 3.00 to 1.00 effective October 1, 2012 and to 2.50 to 1.00 effective October 1, 2013.  Under the amendment, at any time on or prior to June 30, 2011, if our consolidated leverage ratio is greater than 2.50 to 1.00, we will be prohibited from repurchasing shares of our common stock, paying dividends or redeeming or making payments on debt (other than regularly scheduled payments of debt and debt under our bank credit facility).  Pursuant to the amendment, we added flexibility in various restrictive covenants and also agreed to provide certain collateral to secure our obligations under the credit facility.  The amendment also includes certain other technical changes.  The effectiveness of the amendment is conditioned on our successful completion of this offering, the senior notes offering and/or the common stock offering, with proceeds of at least $300 million in the aggregate from any or all such offerings. See “Description of Certain Indebtedness—2006 Credit Agreement—Proposed Amendment.”

Concurrent Offerings

Concurrently with this offering, under separate prospectus supplements, we intend to offer up to $300 million aggregate principal amount of       % Senior Notes due 2016 and up to 11,000,000 shares of our common stock in an underwritten public offering (or 12,650,000 shares of our common stock if the underwriters exercise their over-allotment option with respect to that offering in full).  We intend to use the net proceeds of this offering, the offering of senior notes and the offering of common stock for the repayment of certain indebtedness and general corporate purposes as described in “Use of Proceeds.”

Other Information

Our principal executive offices are located at 200 Nyala Farm Road, Westport, Connecticut 06880, and our telephone number is (203) 222-7170.

The Offering

The following summary contains basic information about the notes and is not intended to be complete. It does not contain all of the information that may be important to you. For a more complete understanding of the notes, you should read the section of this prospectus supplement entitled “Description of the Notes.” For purposes of this summary and the “Description of the Notes,” references to “the Company,” “Terex,” “issuer,” “we,” “our” and “us” refer only to Terex and not to its subsidiaries.

Issuer

Terex Corporation.

Securities Offered

$150 million aggregate principal amount (and $172.5 million if the underwriters exercise their over-allotment option in full) of      % Convertible Senior Subordinated Notes due 2015.

Maturity

June 1, 2015, unless earlier repurchased or converted.

Issue Price

     %, plus accrued interest, if any, from              , 2009.

Interest Payment Dates

We will pay interest on the notes semi-annually on June 1 and December 1 of each year, beginning December 1, 2009.

Conversion Rights

Prior to the close of business on the business day immediately preceding December 1, 2014, holders may convert their notes in multiples of $1,000 principal amount, only under the following circumstances: (1) during any fiscal quarter commencing after June 30, 2009, if the last reported sale price of our common stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on the last trading day of the preceding fiscal quarter is greater than or equal to 130% of the conversion price on each applicable trading day; (2) during the five business day period after any 10 consecutive trading day period in which the trading price per $1,000 principal amount of notes for each trading day of that measurement period was less than 98% of the product of the last reported sale price of our common stock and the applicable conversion rate on each such day; or (3) upon the occurrence of specified corporate events. See “Description of the Notes—Conversion Rights.”

On and after December 1, 2014 until the close of business on the second scheduled trading day immediately preceding the maturity date, holders may convert their notes at any time, in multiples of $1,000 principal amount, at the option of the holder regardless of the foregoing circumstances.

The initial conversion rate for the notes is       shares of our common stock per $1,000 principal amount of notes, equivalent to an initial conversion price of approximately $      per share. The conversion rate is subject to adjustment if certain events occur as described in this prospectus supplement. Upon conversion of a note, we will pay cash up to the aggregate principal amount of the note to be exchanged and shares of our common stock in respect of the remainder, if any, of our conversion obligation in excess of the aggregate principal amount of the note being converted, based upon a daily conversion value calculated on a proportionate basis for each trading day in the applicable 25 trading-day observation period as described under “Description of the Notes—Conversion Rights—Payment upon conversion.”

In addition, following certain corporate transactions that occur prior to maturity, we will increase the conversion rate for a holder who elects to convert its notes in connection with such a corporate transaction in certain circumstances as described under “Description of the Notes—Conversion Rights—Adjustment to shares delivered upon conversion upon a make-whole fundamental change.”

Holders will not receive any separate cash payment for interest or additional interest, if any, accrued and unpaid to the conversion date, except in limited circumstances. Instead, interest will be deemed paid by the delivery to holders of cash and shares of our common stock, if any, upon conversion.

Ranking

The notes will be our senior subordinated unsecured obligations.  They will rank senior in right of payment to all of our future subordinated indebtedness, equal in right of payment with all of our existing and future senior subordinated indebtedness, and subordinated in right of payment to all of our existing and future senior indebtedness. The notes will be effectively junior to all of our existing and future secured indebtedness, to the extent of the value of the assets securing such debt, and will be effectively subordinated to indebtedness and other liabilities of our subsidiaries, including guarantees of our 7-3/8% Senior Subordinated Notes due 2014 (the “2014 Notes”).

As of March 31, 2009, on an adjusted basis after giving effect to the offering (assuming no exercise of the underwriters’ over-allotment option), the concurrent offerings of senior notes and common stock (assuming no exercise of the underwriters’ over-allotment option in the common stock offering), the application of the net proceeds from the offering and the concurrent offerings of senior notes and common stock for the repayment of certain indebtedness as described in “Use of Proceeds” and the effectiveness of the bank credit facility amendment as described in “—Bank Facility Amendment,” we would have had (i) approximately $429 million of senior indebtedness, which includes approximately $136 million of outstanding borrowings under our bank credit facility and approximately $293 million of our senior notes offered concurrently, which assumes the proceeds from the $300 million in aggregate principal amount of senior notes at an issue price of 97.625%, (ii) approximately $146 million of outstanding secured indebtedness and (iii) approximately $1,249 million of senior subordinated indebtedness, of which $800 million consists of our 8% Senior Subordinated Notes Due 2017 (the “2017 Notes”), approximately $299 million consists of our 2014 Notes and approximately $150 million consists of the notes offered hereby. Our bank credit facility and the 2014 Notes have been guaranteed by certain of our domestic subsidiaries and, accordingly, are structurally senior to the notes. The 2017 Notes are not currently guaranteed by any of our subsidiaries, but under specified limited circumstances could be guaranteed by certain of our domestic subsidiaries in the future. For the year ended December 31, 2008, before intercompany eliminations, our guarantors under our bank credit facility and/or the 2014 Notes contributed approximately $3,465.0 million to our net sales and held approximately $1,319.6 million of our total assets. See “Risk Factors—Risks Related to this Offering—The notes will be structurally subordinated to all liabilities of our subsidiaries. In addition, our obligations under our bank credit facility and our 2014 Notes are guaranteed by certain of our domestic subsidiaries. The notes offered hereby initially will not have the benefit of any guarantees.” The notes will be subordinated in right of payment to the senior notes.

Fundamental Change

If we undergo a fundamental change (as defined under “Description of the Notes—Fundamental Change Permits Holders to Require Us to Purchase Notes”), each holder may require us to repurchase for cash all or a portion of the notes at a price equal to 100% of the principal amount of the notes to be repurchased plus accrued and unpaid interest, including any additional interest to, but excluding, the fundamental change purchase date. See “Description of the Notes—Fundamental Change Permits Holders to Require Us to Purchase Notes.”

Guarantees

The notes will not initially be guaranteed by any of our subsidiaries. If any of our subsidiaries guarantees certain senior subordinated indebtedness, including the 2017 Notes, we will cause such of our domestic subsidiaries to fully and unconditionally guarantee the notes. See “Description of the Notes—Certain Covenants—Future Subsidiary Guarantors.”

Use of Proceeds

We intend to use the net proceeds from this offering, and the concurrent offerings of senior notes and common stock (including any proceeds resulting from any exercise by the underwriters of their over-allotment option for either offering) for the repayment of existing debt, fees and expenses and general corporate purposes. See “Use of Proceeds.”

Trustee, Paying Agent and Conversion Agent

HSBC Bank USA, National Association.

Form

The notes will initially be issued in book-entry form through the facilities of DTC and Euroclear. Such notes will be issued in the form of one or more permanent global notes.

NYSE Symbol for Our Common Stock

Our common stock is quoted on the NYSE under the symbol “TEX.”

Risk Factors

Your investment in the notes or our common stock issuable upon conversion of the notes will involve certain risks. See “Risk Factors” and other information included or incorporated by reference in this prospectus supplement for a discussion of the factors you should consider carefully before deciding to invest in the notes or our common stock issuable upon conversion of the notes.

For more complete information about the notes, see the “Description of the Notes” section of this prospectus supplement.

RISK FACTORS

You should carefully consider the risk factors described in our Annual Report on Form 10-K for the year ended December 31, 2008, as well as the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, and the risk factors set forth below before deciding to invest in the notes. Such risks and uncertainties are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. The occurrence of any of the events or actions described in these risk factors may have a material adverse effect on our business or financial performance. This prospectus supplement and the accompanying prospectus contain or incorporate statements that constitute forward-looking statements regarding, among other matters, our intent, belief or current expectations about our business. These forward-looking statements are subject to risks, uncertainties and assumptions. See “Forward-Looking Statements” on page S-ii of this prospectus supplement.

Risks Related to This Offering

We reported a net loss for the first quarter of 2009 and remain subject to the effects of the global economic downturn.

During the first quarter of 2009, we recorded a net loss of $74.9 million.  We believe our results will continue to be adversely affected by the global economic downturn, which has materially and adversely affected sales for our industry.  In light of the increasing weakness in market conditions, mainly in the Construction and Aerial Work Platforms Segments, ongoing significant restructuring activities and related charges, the reserve for the proposed SEC settlement, and our continued focus on operating the business for cash instead of earnings, we have limited visibility as to when our markets will begin to stabilize and are not providing any guidance or assurance regarding our earnings performance for the second quarter of 2009 or the balance of 2009 at this time. For additional information concerning our current operating and market conditions, see “Summary—Recent Developments—Financial Outlook” beginning on page S-3 of this prospectus supplement.

Our level of indebtedness could impair our financial flexibility, competitive position, financial condition and could prevent us from fulfilling our obligations under the notes offered hereby.

As a result of offering these notes and the concurrent offering of senior notes as described in “Summary—Concurrent Offerings,” we will have substantial debt. On an adjusted basis as of March 31, 2009, after giving effect to the offering (assuming no exercise of the underwriters’ over-allotment option), the concurrent offerings of senior notes and common stock as described in “Summary—Concurrent Offerings” (assuming no exercise of the underwriters’ over-allotment option in the common stock offering) and the application of the net proceeds from the offering and the concurrent offerings of senior notes and common stock for the repayment of certain indebtedness as described in “Use of Proceeds,” we would have had approximately $1,786 million of indebtedness. We would also have had significant availability under our revolving credit facility. See “Capitalization.”

We are not restricted under the terms of the notes offered hereby from incurring additional indebtedness or from having our subsidiaries incur any debt. We are permitted by the terms of our other indebtedness to incur substantial additional indebtedness, subject to the restrictions therein. See “Description of Certain Indebtedness.” Our inability to generate sufficient cash flow to satisfy our debt obligations, or to refinance our obligations on commercially reasonable terms, could have a material adverse effect on our business, financial condition and results of operations.

Our substantial indebtedness could have important consequences for you. For example, it could:

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make it more difficult for us to satisfy our obligations under our indebtedness, including the notes offered hereby;

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limit our ability to borrow money or to sell or transfer assets in order to fund future working capital, capital expenditures, any future acquisitions, debt service requirements and other general business requirements;

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require us to dedicate a substantial portion of our cash flow to payments on our indebtedness, which would reduce the amount of cash flow available to fund working capital, capital expenditures, product development and other corporate requirements;

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increase our vulnerability to general adverse economic and industry conditions;

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limit our ability to respond to business opportunities; and

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subject us to financial and other restrictive covenants, which, if we fail to comply with these covenants and our failure is not waived or cured, could result in an event of default under our indebtedness.

Any of the above listed factors could materially adversely affect our business, financial condition and results of operations.

The terms of our bank credit facility and the indentures governing our Existing Notes may restrict our current and future operations, particularly our ability to respond to changes in our business or to take certain actions.

The notes offered hereby do not contain restrictive covenants or require us to achieve or maintain any minimum financial results relating to our financial position or results of operations. Our ability to recapitalize, incur additional debt, secure existing or future debt, or take a number of other actions, including repaying indebtedness or repurchasing common stock or paying dividends, are not limited by the notes offered hereby.  However, our bank credit facility and the indentures governing the 2014 Notes, the “2017 Notes,” and the senior notes offered concurrently contain, and any future indebtedness of ours would likely contain, a number of restrictive covenants that will impose significant operating and financial restrictions on us, including restrictions on our ability to, among other things:

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incur or guarantee additional debt;

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pay dividends and make other restricted payments;

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create or incur certain liens;

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make certain investments and capital expenditures;

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acquire new businesses;

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engage in sales of assets and subsidiary stock;

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enter into transactions with affiliates; and

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transfer all or substantially all of our assets or enter into merger or consolidation transactions.

We have debt outstanding and must comply with restrictive covenants in our debt agreements.

These covenants also require us to meet certain financial tests. Specifically, these financial tests are a consolidated leverage ratio test and a consolidated fixed charge coverage ratio test, as such tests are defined in our debt agreements. While we are currently in compliance with both of the foregoing tests, we sought and received an amendment to our bank credit facility on February 24, 2009.  This amendment was necessary because of continued deteriorating business conditions in certain of our operating segments and the impact of historical fixed charges incurred on a trailing twelve months basis (for example, interest expense, cash taxes, share repurchases and capital expenditures) causing us to believe there was a likelihood that we would be in violation of the consolidated fixed charge coverage ratio covenant under our credit agreement as early as the end of the first quarter of 2009 without such an amendment.  Increases in our debt, increases in our fixed charges, decreases in our earnings or any combination of the above, could cause us to be in default of these financial covenants during 2009 or beyond. A failure to comply with our debt covenants could result in an event of default that, if not cured or waived, could have a material adverse effect on our business, financial condition and results of operations. We are currently seeking to further amend our bank credit facility to eliminate certain existing financial covenants dealing with consolidated leverage ratio and consolidated fixed charge coverage ratio.  See “Description of Certain Indebtedness—2006 Credit Agreement—Proposed Amendment.”

If we default on our bank credit facility or the indentures governing the Existing Notes or our other indebtedness, the lenders thereunder:

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will not be required to lend any additional amounts to us; and

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could in certain circumstances elect to declare all borrowings outstanding, together with accrued and unpaid interest and fees, to be due and payable, either of which could result in an event of default under the indenture governing the notes offered hereby. In addition, changes in economic or business conditions, results of operations or other factors could cause us to default under our debt agreements. A default, if not waived by our lenders, could result in acceleration of our debt and possibly bankruptcy.

Servicing our debt will require a significant amount of cash. Our ability to generate sufficient cash depends on numerous factors beyond our control, and we may be unable to generate sufficient cash flow to service our debt obligations, including making payments on the notes.

Our business may not generate sufficient cash flow from operating activities. Our ability to make payments on and to refinance our debt, including the notes offered hereby, and to fund planned capital expenditures will depend on our ability to generate cash in the future. To some extent, this is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control. Lower revenues, or uncollectible receivables, generally will reduce our cash flow.

We cannot assure you that our business will generate sufficient cash flow from operations, or that future borrowings will be available to us under our bank credit facility or otherwise, in an amount sufficient to fund our liquidity needs, including the payment of principal and interest on the notes offered hereby. See “—Our access to borrowing capacity has been and could continue to be affected by the uncertainty impacting credit markets generally.”  We cannot guarantee you that we will be able to obtain enough capital to service our debt and fund our planned capital expenditures and business plan.

If our cash flows and capital resources are insufficient to service our indebtedness, we may be forced to reduce or delay capital expenditures, sell assets, seek additional capital or restructure or refinance our indebtedness, including the notes offered hereby. These alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations. Our ability to restructure or refinance our debt will depend on the condition of the capital markets and our financial condition at such time. See “—Our access to borrowing capacity has been and could continue to be affected by the uncertainty impacting credit markets generally.” Any refinancing of our debt could be at higher interest rates and may require us to comply with more onerous covenants, which could further restrict our business operations. In addition, the terms of existing or future debt agreements, including our bank credit facility and the indentures governing the Existing Notes and the senior notes as described in “Summary—Concurrent Offerings,” may restrict us from adopting some of these alternatives. In the absence of such operating results and resources, we could face substantial liquidity problems and might be required to dispose of material assets or operations to meet our debt service and other obligations. We may not be able to consummate these dispositions for fair market value or at all. Furthermore, any proceeds that we could realize from any dispositions may not be adequate to meet our debt service obligations then due.

Our ratio of earnings to fixed charges was 3.5x and less than 1.0x, respectively, for the twelve months ended December 31, 2008 and the three months ended March 31, 2009. On an adjusted basis after giving effect to the offering (assuming no exercise of the underwriters’ over-allotment option), the concurrent offerings of senior notes and common stock as described in “Summary—Concurrent Offerings” (assuming no exercise of the underwriters’ over-allotment option in the common stock offering) and the application of the net proceeds from the offering and the concurrent offerings of senior notes and common stock for the repayment of certain indebtedness as described in “Use of Proceeds,” our ratio of earnings to fixed charges would have been 2.5x and less than 1.0x, respectively, during such periods.

We expect our interest expense on borrowings will increase $24.5 million for fiscal 2009 based on the assumed interest rates set forth below and after giving effect to this offering (assuming no exercise of the underwriters’ over-allotment option), the concurrent offerings of senior notes and common stock (assuming no exercise of the underwriters’ over-allotment option in the common stock offering) and the application of the net proceeds from this offering and the concurrent offerings of senior notes and common stock for the repayment of certain indebtedness as described under “Use of Proceeds.” The annual interest expense associated with the notes is assumed to be $11.5 million based on a cash interest rate of 4% and additional interest accounted for under FSP APB 14-1, Accounting for Convertible Debt Instruments that May be Settled in Cash Upon Conversion (Including Partial Cash Settlement) and assuming no exercise of the underwriters’ over-allotment option.  The annual interest expense associated with the senior notes is assumed to be $30.8 million based on an interest rate of 10.25%. A 1/8% change in the assumed interest rate would change the annual debt service obligations with respect to the notes and the senior notes by $0.2 million and $0.4 million, respectively.

We depend upon the operations of our subsidiaries.

Our ability to make interest and principal payments when due to holders of the notes depends upon the receipt of sufficient funds from our subsidiaries. The notes are not currently guaranteed by any of our subsidiaries, but under specified limited circumstances could be guaranteed by certain of our domestic subsidiaries in the future. See “—The notes will be structurally subordinated to all liabilities of our subsidiaries. In addition, our obligations under our bank credit facility and our 2014 Notes are guaranteed by certain of our domestic subsidiaries.  The notes offered hereby initially will not have the benefit of any guarantees.” Substantially all of our consolidated assets are held by our subsidiaries and substantially all of our cash flow and net income are generated by our subsidiaries.  For year ended December 31, 2008, before intercompany eliminations, our guarantors under the 2014 Notes contributed approximately $3,465.0 million to our net sales and held approximately $1,319.6 million of our total assets.  Substantially all of our remaining net sales were contributed by subsidiaries that are not guarantors under the 2014 Notes.

Our access to borrowing capacity has been and could continue to be affected by the uncertainty impacting credit markets generally.

Our ability to access the capital markets to raise funds through the sale of equity or debt securities is subject to various factors, including general economic and/or financial market conditions.  As a result of current economic conditions, including turmoil and uncertainty in the capital markets, credit markets have tightened significantly, which makes obtaining new capital more challenging and more expensive.  The current conditions of the financial markets have adversely affected the availability of credit and liquidity resources and our access to capital markets is limited and subject to increased costs until stability re-emerges.

In addition, several large financial institutions have either recently failed or been dependent on the assistance of the U.S. federal government to continue to operate as a going concern. Although we believe that the banks participating in our bank credit facility have adequate capital and resources, we can provide no assurance that all of these banks will continue to operate as a going concern in the future. If any of the banks in our lending group were to fail, it is possible that the borrowing capacity under our bank credit facility would be reduced. In the event that the availability under our bank credit facility was reduced significantly, we could be required to obtain capital from alternate sources in order to finance our capital needs. Our options for addressing such capital constraints would include, but not be limited to (i) obtaining commitments from the remaining banks in the lending group or from new banks to fund increased amounts under the terms of our bank credit facility, or (ii) accessing the public capital markets. If it becomes necessary to access additional capital, it is likely that any such alternatives in the current market would be on terms less favorable than under our existing bank credit facility terms, which could have a negative impact on our consolidated financial position, results of operations, or cash flows.

Your right to receive payments on the notes offered hereby is junior to our existing and future senior debt.

The notes will be unsecured and subordinated in right of payment to all of our existing and future senior indebtedness. As of March 31, 2009, on an adjusted basis after giving effect to the offering (assuming no exercise of the underwriters’ over-allotment option), the concurrent offerings of senior notes and common stock (assuming no exercise of the underwriters’ over-allotment option in the common stock offering) and the application of the net proceeds from the offering and the concurrent offerings of senior notes and common stock for the repayment of certain indebtedness as described in “Use of Proceeds,” we would have had approximately $429 million of senior indebtedness, which includes approximately $136 million of outstanding borrowings under our bank credit facility and approximately $293 million from the concurrent offering of our senior notes, which assumes the proceeds from the $300 million in aggregate principal amount of the senior notes at an issue price of 97.625%.  In the event of our bankruptcy, liquidation or reorganization or upon acceleration of the bank credit facility due to an event of default under the indenture and in specified other events, our assets will be available to pay obligations on the notes only after all senior indebtedness has been paid. In these cases, we may not have sufficient funds to pay all of our creditors, and holders of the notes offered hereby may receive less, ratably, than holders of our senior debt. In addition, all payments on the notes will be blocked in the event of a payment default on certain senior indebtedness.  Accordingly, we will not be able to satisfy our obligation to deliver cash during any such blockage period or comply with our obligation to repurchase notes as described under “—Fundamental Change Permits Holders to Require Us to Purchase Notes.” Our failure to comply with such obligation would constitute an event of default under the indenture. In addition, we may incur additional debt, including senior debt, in the future as permitted by the indentures governing the Existing Notes and the notes offered hereby and the credit agreement governing our bank credit facility. For a description of our credit facility, see “Description of Certain Indebtedness.”

Your right to receive payments on the notes offered hereby is junior to our existing and future secured debt

In addition to being subordinated to all of our senior indebtedness, the notes will not be secured by any of our assets. Our obligations under our bank credit facility are secured by a security interest in substantially all of our property, including inventory, equipment, receivables and intangible assets such as licenses, trademarks and customer lists. As of March 31, 2009, on an adjusted basis after giving effect to the offering (assuming no exercise of the underwriters’ over-allotment option), the concurrent offerings of senior notes and common stock (assuming no exercise of the underwriters’ over-allotment option in the common stock offering), the application of the net proceeds from the offering and the concurrent offerings of senior notes and common stock for the repayment of certain indebtedness as described in “Use of Proceeds” and the effectiveness of the bank credit facility amendment as described in “Summary—Bank Facility Amendment,” we would have had approximately $146 million of outstanding secured indebtedness. We can also incur additional secured debt in the future.  If we become insolvent or are liquidated, or if payment under our bank credit facility or future secured debt is accelerated, lenders under the bank credit facility and holders of the future secured debt would be entitled to exercise the remedies available to a secured lender. Therefore, our bank lenders and such future secured debtholders would have a claim on such assets before the holders of the notes offered hereby. We cannot assure you that the liquidation value of our assets would be sufficient to repay in full the indebtedness under the bank credit facility and our other indebtedness, including the notes offered hereby.

The notes will be structurally subordinated to all liabilities of our subsidiaries. In addition, our obligations under our bank credit facility and the 2014 Notes are guaranteed by certain of our domestic subsidiaries.  The notes offered hereby initially will not have the benefit of any guarantees.

The notes are structurally subordinated to indebtedness and other liabilities of our subsidiaries. Our bank credit facility and our 2014 Notes are guaranteed by certain of our domestic subsidiaries. For year ended December 31, 2008, before intercompany eliminations, our guarantors under the 2014 Notes contributed approximately $3,465.0 million to our net sales and held approximately $1,319.6 million of our total assets.  Substantially all of our remaining net sales were contributed by subsidiaries that are not guarantors under the 2014 Notes.  In the event of a bankruptcy, liquidation or reorganization of any of our subsidiaries, these subsidiaries would pay the holders of their debts, preferred equity interests and their trade creditors before they would be able to distribute any of their assets to us. Initially, the notes offered hereby will not have the benefit of guarantees by our subsidiaries and may never have the benefit of these guarantees. See “Description of the Notes.” As a result of the guarantees of our bank credit facility and the 2014 Notes, holders of the notes offered by this prospectus supplement are structurally subordinated to the lenders under our bank credit facility and the holders of our 2014 Notes, with respect to the assets of the subsidiaries providing a guarantee. See “Capitalization.” Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due pursuant to the notes, or to make any funds available therefor, whether by dividends, loans, distributions or other payments. Any right that we have to receive any assets of any of the subsidiaries upon the liquidation or reorganization of those subsidiaries, and the consequent rights of holders of notes to realize proceeds from the sale of any of those subsidiaries’ assets, will be subordinated to the claims of those subsidiaries’ creditors, including trade creditors and holders of preferred equity interests of those subsidiaries.

If we default on our obligations to pay our other indebtedness, we may not be able to make payments on the notes offered hereby.

Any default under the agreements governing our indebtedness could prohibit us from making payments of principal, premium, if any, or interest on the notes and could substantially decrease the market value of the notes offered hereby. If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, or interest on our indebtedness, or if we otherwise fail to comply with the various covenants, including financial and operating covenants, in the instruments governing our indebtedness, we could be in default under the terms of the agreements governing such indebtedness. In the event of such default, the holders of such indebtedness could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest. More specifically, the lenders under our revolving credit facility could elect to terminate their commitments, cease making further loans and institute foreclosure proceedings against our assets, and we could be forced into bankruptcy or litigation.

Despite our current levels of debt, we may still incur substantially more debt and increase the risks associated with our proposed leverage.

We are not restricted under the terms of the notes offered hereby from incurring additional indebtedness or from having our subsidiaries incur any debt. The provisions contained or to be contained in the agreements relating to our other indebtedness limit but do not prohibit our ability to incur additional indebtedness and the amount of indebtedness that we could incur could be substantial. Accordingly, we or our subsidiaries could incur significant additional indebtedness in the future, much of which could constitute secured or senior indebtedness. If we incur any additional debt that ranks equally with the notes offered hereby, the holders of that debt will be entitled to share ratably with the holders of these notes in any proceeds distributed in connection with any bankruptcy, liquidation, reorganization or similar proceedings. If new debt is added to our current debt levels, the related risks that we now face could intensify.  See “Description of Other Indebtedness.”

The conversion rate of the notes may not be adjusted for all dilutive events.

The conversion rate of the notes will be subject to adjustment for certain specified events, including, but not limited to, the issuance of stock dividends on our common stock, the issuance of certain rights or warrants, subdivisions, combinations, distributions of common stock, indebtedness or assets, specified cash dividends and certain issuer tender or exchange offers as described under “Description of the Notes—Conversion Rights—Conversion Rate Adjustments.” However, the conversion rate will not be adjusted for other events, such as a third-party tender or exchange offer or an issuance of common stock for cash, that may adversely affect the trading price of the notes or the common stock. An event that adversely affects the value of the notes may occur, and that event may not result in an adjustment to the conversion rate.

The notes are not protected by restrictive covenants.

The indenture governing the notes does not contain any financial or operating covenants or restrictions on the payments of dividends, the incurrence of indebtedness or liens or the issuance or repurchase of securities by us or any of our subsidiaries.  The indenture contains no covenants or other provisions to afford protection to holders of the notes in the event of a fundamental change involving us except to the extent described under “Description of the Notes—Fundamental Change Permits Holders to Require Us to Purchase Notes,” “Description of the Notes—Conversion Rights—Adjustment to shares delivered upon conversion upon a make-whole fundamental change” and “Description of the Notes—Consolidation, Merger and Sale of Assets.”

As a noteholder, you will not be entitled to any rights with respect to our common stock, but you will be subject to all changes made with respect to our common stock.

If you hold notes, you are not entitled to any rights with respect to our common stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on our common stock), but you are subject to all changes affecting the common stock. You will only be entitled to rights on the common stock if and when we deliver shares of common stock to you upon conversion of your notes and in limited cases under the anti-dilution adjustments of the notes. For example, in the event that an amendment is proposed to our certificate of incorporation or amended and restated bylaws requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to delivery of the common stock, you will not be entitled to vote on the amendment, although you will nevertheless be subject to any changes in the powers, preferences or special rights of our common stock.  See “—Risks Related to the Shares of Common Stock.”

We may not have the ability to raise funds necessary to repurchase or settle conversion of the notes upon a fundamental change.

Upon the occurrence of certain specific kinds of fundamental changes as described under “Description of the Notes,” we will be required to offer to repurchase all outstanding notes at 100% of the principal amount thereof plus accrued and unpaid interest, including any additional interest, if any, to but excluding the date of repurchase. In addition, upon conversion of the notes, we will be required to make cash payments of up to the principal amount of the note surrendered for conversion as described in under “Description of the Notes—Conversion Rights—Payment upon conversion.” However, we may not have enough available cash or be able to obtain financing at the time we are required to make repurchases of surrendered notes or settlement of converted notes. Our failure to repurchase surrendered notes at a time when the repurchase is required by the indenture or to pay any cash payable on future conversions of the notes as required by the indenture would constitute a default under the indenture. In addition, a fundamental change under the indenture governing the notes offered hereby may also constitute a change of control under the indentures governing the Existing Notes and the credit agreement governing the bank credit facility. We may not have sufficient financial resources to repurchase all of the notes, the Existing Notes and/or the senior notes that are tendered upon a fundamental change or prepay loans under our bank credit facility. A failure to repurchase the notes, the Existing Notes and/or the senior notes when required would result in a default under the indentures governing the notes offered hereby, the Existing Notes and the senior notes as well as the credit agreement governing the bank credit facility.  See “Description of the Notes—Fundamental Change Permits Holders to Require Us to Purchase Notes.”

The adjustment to the conversion rate for notes converted in connection with certain fundamental changes may not adequately compensate you for any lost value of your notes as a result of such transaction.

If a fundamental change occurs, under certain circumstances we will increase the conversion rate by a number of additional shares of our common stock for notes converted in connection with such fundamental change. The increase in the conversion rate will be determined based on the date on which the fundamental change occurs or becomes effective and the price paid or deemed paid per share of our common stock in such transaction, as described below under “Description of the Notes—Conversion Rights—Adjustment to Shares Delivered Upon Conversion Upon Make-Whole Fundamental Change.” The adjustment to the conversion rate for notes converted in connection with a fundamental change may not adequately compensate you for any lost value of your notes as a result of such transaction. In addition, if the price of our common stock in the transaction is greater than $      per share or less than $      per share (in each case, subject to adjustment), no adjustment will be made to the conversion rate. Moreover, in no event will the total number of shares of common stock issuable upon conversion as a result of this adjustment exceed       per $1,000 principal amount of notes, subject to adjustments in the same manner as the conversion rate as set forth under “Description of the Notes—Conversion Rights—Conversion Rate Adjustments.”

Our obligation to increase the conversion rate in connection with any such fundamental change could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness and equitable remedies.

Recent developments in the convertible debt markets may adversely affect the market value of the notes.

The convertible debt markets are currently experiencing unprecedented disruptions resulting from, among other things, the recent instability in the credit and capital markets and the emergency orders issued by the SEC on September 17 and 18, 2008 (and extended on October 1, 2008). These orders were issued as a stop-gap measure while Congress worked to provide a comprehensive legislative plan to stabilize the credit and capital markets. Among other things, these orders temporarily imposed a prohibition on effecting short sales of common stock of certain financial companies. As a result, the SEC orders made the arbitrage strategy that many convertible notes investors employ difficult to execute for outstanding convertible notes of those companies whose common stock was subject to the short sale prohibition. The SEC orders expired at 11:59 p.m., New York City Time, on Wednesday, October 8, 2008. However, the SEC has recently proposed certain amendments to Regulation SHO under the Securities Exchange Act, which if implemented will place limitations on effecting short sales based on certain short sales price tests. Any future governmental actions that interfere with the ability of convertible notes investors to effect short sales on the underlying common stock would significantly affect the market value of the notes.

The conditional conversion feature of the notes may prevent the conversion of the notes prior to December 1, 2014.

The notes are convertible prior to the close of business on the second scheduled trading day preceding the maturity date at any time on or after December 1, 2014. Prior to the close of business on the business day immediately preceding December 1, 2014, the notes are convertible only under the following circumstances: (1) during any fiscal quarter (and only during such fiscal quarter) commencing after June 30, 2009, if the last reported sale price of our common stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on the last trading day of the preceding fiscal quarter is greater than or equal to 130% of the applicable conversion price on each applicable trading day; (2) during the five business day period after any ten consecutive trading day period (the “measurement period”) in which the “trading price” (as defined under “Description of the Notes—Conversion Rights—Conversion upon satisfaction of trading price condition”) per $1,000 principal amount of notes for each trading day of such measurement period was less than 98% of the product of the last reported sale price of our common stock and the applicable conversion rate on each such day; or (3) upon the occurrence of specified corporate transactions described under “Description of the Notes—Conversion Rights—Conversion upon specified corporate transactions.” See “Description of the Notes—Conversion Rights”.  If these conditions to convert are not met, holders of the notes will not be able to convert their notes prior to December 1, 2014 and, therefore, may not be able to receive the value of the consideration for which the notes would otherwise be convertible.

The conditional conversion feature of the notes, if satisfied, may adversely affect our financial condition and operating results.

In the event that the conversion conditions of the notes are satisfied, holders of the notes will be entitled to surrender their notes for conversion at any time during specified periods at their option.  See “Description of the Notes—Conversion rights.”  If one or more holders elect to surrender their notes for conversion, we would be required to settle the principal amount of the notes through the payment of cash, which could adversely affect our liquidity.  In addition, even if holders do not elect to convert their notes, we could be required under applicable accounting rules to reclassify all or a portion of the outstanding principal of the notes as a current rather than a long-term liability, which would result in a material reduction of our net working capital.

Upon conversion of the notes, you may receive less valuable consideration than expected because the value of our common stock may decline after you exercise your conversion right.

Under the notes, a converting holder will be exposed to fluctuations in the value of our common stock during the period from the date such holder surrenders notes for conversion until the date we settle the conversion obligation.  Under the notes, the amount of consideration that you will receive upon conversion of your notes is in part determined by reference to the volume weighted average prices of our common shares for each trading day in a 25 trading-day observation period. As described under “Description of notes—Conversion rights—Payment upon conversion,” this period means, for notes with a conversion date occurring on or after the 30th scheduled trading day preceding the maturity date, the 25 consecutive trading-day period beginning on, and including, the 27th scheduled trading day prior to the maturity date, and in all other instances, the 25 consecutive trading-day period beginning on, and including, the second scheduled trading day immediately following the relevant conversion date.  Accordingly, if the price of our common stock decreases during this period, the amount and/or value of consideration you receive will be adversely affected.  In addition, if the market price of our common stock at the end of such period is below the average of the volume weighted average price of our common stock during such period, the value of any of our common stock that you will receive will be less than the value used to determine the number of shares you will receive.

If any of our subsidiaries are permitted to guarantee the notes, a court could cancel the guarantees of the notes under fraudulent transfer law.

The notes will not initially be guaranteed by any of our subsidiaries.  If any of our subsidiaries guarantees certain senior subordinated indebtedness, we will cause certain of our domestic subsidiaries to fully and unconditionally guarantee the notes. See “Description of the Notes—Future Subsidiary Guarantors.” Under federal bankruptcy law and comparable provisions of state fraudulent transfer laws, in certain circumstances a court could cancel a guarantee and order the return of any payments made thereunder to the subsidiary or to a fund for the benefit of its creditors.

A court might take these actions if it found, among other things, that when the guarantor incurred the debt evidenced by its guarantee (i) it received less than reasonably equivalent value or fair consideration for the incurrence of the debt and (ii) any one of the following conditions was satisfied:

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the guarantor was insolvent or rendered insolvent by reason of the incurrence;

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the guarantor was engaged in a business or transaction for which its remaining assets constituted unreasonably small capital; or

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the guarantor intended to incur, or believed (or reasonably should have believed) that it would incur, debts beyond its ability to pay as those debts matured.

In applying the above factors, a court would likely find that a guarantor did not receive fair consideration or reasonably equivalent value for its guarantee, except to the extent that it benefited directly or indirectly from the notes issuance. The determination of whether a guarantor was or was not rendered “insolvent” when it entered into its guarantee will vary depending on the law of the jurisdiction being applied. Generally, an entity would be considered insolvent if the sum of its debts (including contingent or unliquidated debts) is greater than all of its assets at a fair valuation or if the present fair salable value of it assets is less than the amount that will be required to pay its probable liability on its existing debts, including contingent or unliquidated debts, as they mature.

If a court canceled a guarantor’s guarantee, you would no longer have a claim against that guarantor or its assets. Our assets and the assets of the remaining guarantors may not be sufficient to pay the amount then due under the notes.

There may be no active trading market for the notes offered hereby, and if one develops, it may not be liquid.

The notes are new issues of securities for which there currently are no trading markets. We do not intend to apply for a listing of the notes on any securities exchange or to arrange for quotation on any automated dealer quotation system. As a result, we cannot assure you that a market will develop for the notes or that you will be able to sell your notes. If any of the notes are traded after their initial issuance, they may trade at a discount from their initial offering price. Future trading prices of the notes will depend on many factors, including prevailing interest rates, the market for similar securities, the price of our underlying common stock, general economic conditions and our financial condition, performance and prospects. The underwriters have advised us that they intend to make markets in the notes, but they are not obligated to do so. The underwriters may terminate their market making activities at any time, in their sole discretion, which could negatively impact your ability to sell the notes or the prevailing market price at the time you choose to sell.

You may be deemed to receive a taxable distribution without the receipt of any cash or property.

The conversion rate of the notes will be adjusted in certain circumstances.  See “Description of Notes—Conversion Rights—Conversion rate adjustments” and “Description of the Notes—Conversion Rights—Adjustments to shares delivered upon conversion upon a make-whole fundamental change.”  Adjustments (or the failure to make adjustments) to the conversion rate of the notes that have the effect of increasing your proportionate interest in our earnings and profits or assets may result in a taxable deemed distribution to you for United States federal income tax purposes, even though you do not receive an actual distribution of cash or property.  In addition, you may be subject to United States federal withholding tax in connection with such a deemed distribution.  Any withholding tax applicable to any deemed distribution received by you may be withheld from interest on your notes, distributions on your common stock or shares of common stock or proceeds subsequently paid or credited to you.  You are encouraged to consult your own tax advisor regarding the United States federal income tax consequences resulting from an adjustment to (or failure to adjust) the conversion rate of the notes.  See the discussions under the headings “United States Federal Tax Considerations—United States Holders—Constructive Dividends” and “United States Federal Tax Considerations—Non-U.S. Holders—Dividends on Common Stock.”

The United States federal income tax treatment of the conversion of the notes into a combination of cash and our common stock is uncertain.

Upon conversion of a note, we will pay cash up to the principal amount of the note and, to the extent that the conversion value exceeds the principal amount of the note, shares of our common stock in respect of the excess (and cash in lieu of a fractional share), all as described in “Description of the Notes—Conversion Rights—Payment upon conversion.”  The United States federal income tax treatment of the conversion of the notes into a combination of cash and our common stock is uncertain.  You are encouraged to consult your own tax advisor regarding the United States federal income tax consequences resulting from the conversion of your notes into a combination of cash and our common stock.  Please see the discussion of the United States federal income tax consequences of the conversion of the notes under “United States Federal Tax Considerations—United States Holders—Conversion of Notes.”

Risks Related to the Shares of Common Stock

The price of our common stock has fluctuated and may continue to fluctuate, which may make it difficult for you to resell the notes when you want or at prices you find attractive.

The market price and volume of our common stock have been and may continue to be subject to significant fluctuations due not only to general stock market conditions but also to a change in sentiment in the market regarding our operations, business prospects or liquidity. During the period from January 1, 2008 to May 26, 2009, our common stock has fluctuated from a high of $76.25 per share to a low of $7.34 per share. In addition to the risk factors discussed in this prospectus supplement and in our Annual Report on Form 10-K for the year ended December 31, 2008, which is incorporated by reference in this prospectus supplement, the price and volume volatility of our common stock may be affected by:

•

operating results that vary from expectations of management, securities analysts and investors;

•

developments in our business or in our industry generally;

•

regulatory changes affecting our industry generally or our business and operations;

•

the operating and securities price performance of companies that investors consider to be comparable to us;

•

announcements of strategic developments, acquisitions and other material events by us or our competitors; and

•

changes in global financial and economic markets and general market conditions, such as interest or foreign exchange rates, commodity and equity prices, availability of credit, asset valuations, and volatility.

The stock markets in general have experienced extreme volatility that has at times been unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our common stock, make it difficult to predict the market price of our common stock in the future and cause the value of your investment to decline.

Because the notes are convertible into shares of our common stock, volatility or depressed prices for our common stock could have a similar effect on the trading price of the notes. Holders who receive common stock upon conversion of the notes will also be subject to the risk of volatility and depressed prices of our common stock.

There may be future sales or other dilution of our equity, which may adversely affect the market price of our common stock and the value of the notes.

Except as described under the heading “Underwriting,” we are not restricted from issuing additional common stock, including securities that are convertible into or exchangeable for, or that represent the right to receive, common stock. Concurrently with this offering, we are offering up to 11 million shares of common stock (or 12.65 million shares of common stock if the underwriters exercise their over-allotment option in full). We also may be required to issue approximately 1.2 million additional shares of our common stock to our employees upon the exercise of options previously granted by the Company that are currently outstanding. An additional 106,808 shares are reserved for future option grants. In addition, pursuant to the Terex Corporation 2009 Omnibus Plan approved by our stockholders on May 14, 2009, a maximum of 3,000,000 additional shares of our common stock may be reserved for issuance to our employees in connection with equity awards made under this plan. The issuance of additional shares of our common stock upon conversion of the notes, in the concurrent offering of common stock, or other issuances of our common stock or convertible securities, including outstanding options and warrants, or otherwise, will dilute the ownership interest of our common stockholders.

Sales of a substantial number of shares of our common stock or other equity-related securities in the public market could depress the market price of the notes, our common stock, or both, and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of our common stock or other equity-related securities would have on the market price of our common stock or the value of the notes. The price of our common stock could be affected by possible sales of our common stock by investors who view the notes as a more attractive means of equity participation in our company and by hedging or arbitrage trading activity that we expect to develop involving our common stock as a result of this offering. The hedging or arbitrage could, in turn, affect the market price of the notes.

Current global financial conditions could adversely affect the availability of new financing, our operations and the trading price of our common stock.

Current global financial conditions have been characterized by increased market volatility.  Several financial institutions have either gone into bankruptcy or have had to be capitalized by governmental authorities.  Access to public financing has been negatively impacted by both the rapid decline in value of sub-prime mortgages and the liquidity crisis affecting the asset-backed commercial paper market.  These factors may adversely affect our ability to obtain equity or debt financing in the future on terms favorable to us.

Additionally, these factors, as well as other factors, may cause decreases in asset values that are deemed to be other than temporary, which may result in impairment losses.  If such increased levels of volatility and market turmoil continue, our operations could be adversely impacted and the trading price of our common stock may be adversely affected.

Provisions in our organizational documents and Delaware law may discourage a change of control.

Certain provisions in our restated certificate of incorporation and amended and restated bylaws may have the effect of discouraging a change of control, which, under certain circumstances, could reduce the market price of our common stock.  For example, our restated certificate of incorporation authorizes our board of directors to issue shares of preferred stock to which special rights may be attached, including voting and dividend rights. With these rights, preferred stockholders could make it more difficult for a third party to acquire us.  In addition, certain other provisions of our corporate documents regarding special meetings of stockholders, advance notice requirements for stockholder director nominations and amendments of our restated certificate of incorporation and bylaws may also discourage, delay or prevent a merger or acquisition involving us that our stockholders may consider favorable. We are also subject to the anti-takeover provisions of Section 203 of the Delaware General Corporation Law which impose various impediments to the ability of a third party to acquire control of us, even if a change of control would be beneficial to our existing security holders.

Cash dividends may not be paid on our common stock.

Our ability to pay dividends on our common stock is limited under the terms of our existing debt agreements. In addition, Delaware law generally restricts us from paying dividends in circumstances where the payment would make our liabilities exceed our assets or where the payment would make us unable to pay our debts as they become due. If we do not pay dividends for any reason, your shares of our common stock could become less liquid and the market price of our common stock could decline.

We do not plan on paying dividends on our common stock in the near term. Instead, we intend to retain any earnings to repay indebtedness and to fund the development and growth of our business. Any future payments of cash dividends will depend on our financial condition, capital requirements and earnings, as well as other factors that our board of directors may consider.

USE OF PROCEEDS

The net proceeds from the issuance and sale of the notes will be approximately $                 million (or $       million if the underwriters’ over-allotment option is exercised in full), after deducting the underwriting discount and our estimated expenses for the offering. We intend to use the net proceeds from the sale of the notes together with the net proceeds, if any, from the concurrent offerings of senior notes and common stock, first, to pay down all outstanding amounts under the domestic portion of the revolving credit component of our bank credit facility, which fluctuates day-to-day but was $139.5 million as of May 26, 2009 and $81.5 million as of March 31, 2009, second, to pay down approximately $58.3 million principal amount of our term loans under our bank credit facility, and third, for our general corporate purposes. Amounts outstanding under our revolving credit facility may be reborrowed. The interest rate under our revolving credit facility is variable and the weighted average interest rate on the outstanding portion of this revolving credit component was 3.37% as of May 26, 2009 and 4.25% as of March 31, 2009. Upon effectiveness of the proposed amendment to our bank credit facility, the average interest rate under our revolving credit facility will increase by approximately 1%. Our revolving credit facility will be available through July 14, 2012. We currently have term loans outstanding under our bank credit facility, which will mature on July 14, 2013. Term loans under our bank credit facility bear interest at a rate of LIBOR plus 2.75%. The weighted average interest rate on the term loans was 3.97% as of May 26, 2009 and 3.97% as of March 31, 2009.  Upon effectiveness of the proposed amendment to our bank credit facility, the average interest rate on these term loans will increase by approximately 1%. See “Capitalization.”

CAPITALIZATION

The following table shows our cash and cash equivalents and our capitalization as of March 31, 2009 on:

•

an actual basis; and

•

an as adjusted basis to give effect to this offering (assuming no exercise of the underwriters’ over-allotment option), the concurrent offerings of senior notes and common stock (assuming no exercise of the underwriters’ over-allotment option in the common stock offering) and the application of the net proceeds from this offering and the concurrent offerings of senior notes and common stock for the repayment of certain indebtedness as described in “Use of Proceeds.”

This table should be read together with our “Risk Factors” included in this prospectus supplement and the consolidated financial statements and the related notes thereto incorporated by reference in this prospectus supplement.  The actual size of this offering and the concurrent offerings may vary from the amounts set forth below and the use of proceeds may change accordingly.

	As of March 31, 2009
(unaudited, dollars in millions)	Actual	As Adjusted for this Offering and for the Concurrent Senior Notes and Common Stock Offerings
Cash and cash equivalents	$344.3	$794.0
Debt:
7-3/8% Senior Subordinated Notes due 2014	$298.7	$298.7
8% Senior Subordinated Notes due 2017	800.0	800.0
Notes issued pursuant to this offering	—	150.0	(1)
Senior notes offered concurrently	—	292.9	(2)
Bank credit facility – term debt (3)	194.5	136.2
Bank credit facility – revolving credit facility (4)	81.5	—
Notes payable	102.3	102.3
Capital lease obligations	5.8	5.8
Total debt	$1,482.8	$1,785.8

Stockholders’ equity:

Common stock, $0.01 par value—300.0 million shares authorized, 107.5 million shares issued, 94.4 million shares outstanding, actual; 300.0 million shares authorized, 118.5 million shares issued, 105.4 million shares outstanding, as adjusted	$1.1	$1.2
Additional paid-in capital	1,042.4	1,203.3
Retained earnings	1,281.8	1,281.8
Accumulated other comprehensive income (loss) .	(156.7)	(156.7)
Less cost of shares of common stock in treasury; 13.1 million shares	(598.8)	(598.8)
Total Terex Corporation stockholders’ equity	1,569.8	1,730.7
Total capitalization	$3,052.6	$3,516.6

(1)

Under FSP APB 14-1, Accounting for Convertible Debt Instruments that May be Settled in Cash Upon Conversion (Including Partial Cash Settlement), a debt discount would have been recorded for the notes offered hereby, reducing outstanding debt and increasing stockholders’ equity in an equal amount. This discount is not reflected in the amounts shown in the table.

(2)

Assumes the proceeds from the $300 million in aggregate principal amount of the senior notes offered concurrently at an issue price of 97.625%.

(3)

Our 2006 bank credit facility provided us with an initial term loan of $200 million.  The 2006 bank credit facility also provides for incremental loan commitments of up to $300 million, which may be extended at the option of the lenders thereunder in the form of revolving credit loans, term loans or a combination of both. See “Description of Certain Indebtedness.”

(4)

Our 2006 bank credit facility provides us with a revolving line of credit of up to $700 million. Under the proposed amendment to our bank credit facility, this revolving line of credit would decrease to up to $550 million. See “Description of Certain Indebtedness—2006 Credit Agreement—Proposed Credit Amendment.” The 2006 bank credit facility includes facilities for issuance of letters of credit. Letters of credit issued under the 2006 bank credit facility letter of credit facilities decrease availability under the revolving line of credit. The 2006 bank credit facility also provides for incremental loan commitments of up to $300 million, which may be extended at the option of the lender thereunder in the form of revolving credit loans, term loans or a combination of both. As of May 26, 2009, the revolving credit facility had outstanding borrowings of $139.5 million.

RATIO OF EARNINGS TO FIXED CHARGES

The following table shows our ratio of earnings to fixed charges for the periods indicated:

	For the Year Ended December 31,					Three Months Ended March 31,
(dollars in millions)	2008	2007	2006	2005	2004	2009
Ratio of earnings to fixed charges (1)(2)	3.5x	10.8x	6.0x	3.4x	2.2x	—(3)
Amount of earnings deficiency for coverage of fixed charges	—	—	—	—	—	$97.9
As adjusted ratio of earnings to fixed charges for this offering and the concurrent senior notes and common stock offerings and application of proceeds thereof	2.5x(4)					—(3) (5)
As adjusted amount of earnings deficiency for coverage of fixed charges						$106.3(5)

(1)

For purposes of this definition, earnings are defined as income (loss) from continuing operations before income taxes and cumulative effect of change in accounting principle excluding minority interest in consolidated subsidiaries and undistributed (income) loss of less than 50% owned investments, plus distributions from less than 50% owned investments and fixed charges. Fixed charges are the sum of interest expense, including debt discount amortization, amortization/writeoff of debt issuance costs and portion of rental expense representative of interest factor.

(2)

There are no shares of preferred stock outstanding.

(3)

Less than 1.0x.

(4)

The as adjusted ratio of earnings to fixed charges for this offering and the concurrent senior notes and common stock offerings and application of proceeds for the year ended December 31, 2008 assumes (i) the incurrence of $150 million of convertible senior subordinated debt at an assumed cash interest rate of 4% pursuant to this offering (assuming no exercise of the underwriters’ over-allotment option) and accounted for under FSP APB 14-1, Accounting for Convertible Debt Instruments that May be Settled in Cash Upon Conversion (Including Partial Cash Settlement) under which debt discount would increase outstanding debt and increase interest expense in equal amounts and the incurrence of $300 million of senior debt at an assumed interest rate of 10.25% pursuant to the concurrent offering, net of the sale of $169 million of common stock pursuant to the concurrent offering (assuming no exercise of the underwriters’ over-allotment option), the repayment of an average revolving credit balance of $60 million at a 4.7% interest rate and a term loan balance of $59 million at a 4.44% interest rate, (ii) incremental loan origination costs for 6 years at 0.5%, (iii) incremental loan origination costs for 7 years at 0.2%, (iv) incremental loan origination costs for 4 years at 0.1% and (v) all issuance costs for this offering and the concurrent senior notes offering are capitalized, however, certain of the issuance costs for this offering as well as issuance costs for our existing indebtedness may be expensed, which will impact earnings and may impact the ratio of earnings to fixed charges. No incremental interest income is assumed. A 1/8% change in the interest rates would not change the as adjusted ratio.

(5)

The as adjusted ratio of earnings to fixed charges and as adjusted amount of earnings deficiency for coverage of fixed charges for this offering and the concurrent senior notes and common stock offerings for the nine months ended March 31, 2009 assumes (i) the incurrence of $150 million of convertible senior subordinated debt at an assumed cash interest rate of 4% pursuant to this offering (assuming no exercise of the underwriters’ over-allotment option) and accounted for under FSP APB 14-1, Accounting for Convertible Debt Instruments that May be Settled in Cash Upon Conversion (Including Partial Cash Settlement) under which debt discount would increase outstanding debt and increase interest expense in equal amounts and the incurrence of $300 million of senior debt at an assumed interest rate of 10.25% pursuant to the concurrent offering, net of the sale of $169 million of common stock pursuant to the concurrent offering (assuming no exercise of the underwriters’ over-allotment option), the repayment of an average revolving credit balance of $82 million at a 4.25% interest rate and a term loan balance of $58 million at a 3.97% interest rate, (ii) incremental loan origination costs for 6 years at 0.5%, (iii) incremental loan origination costs for 7 years at 0.2%, (iv) incremental loan origination costs for 4 years at 0.1% and (v) all issuance costs for this offering and the concurrent senior notes offering are capitalized, however, certain of the issuance costs for this offering as well as issuance costs for our existing indebtedness may be expensed, which will impact earnings and may impact the ratio of earnings to fixed charges. No incremental interest income is assumed. A 1/8% change in the interest rates would not change the as adjusted ratio.

PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY

Our common stock, par value $0.01 per share, is listed on the New York Stock Exchange under the symbol “TEX.”  On December 19, 2006, our common stock was added to the Standard & Poor’s (“S&P”) 500 Index.  On November 5, 2008, our common stock was removed from the S&P 500 Index and was added to the S&P MidCap 400 Index.  The following table sets forth the range of high and low stock prices reported for our common stock as quoted on the New York Stock Exchange for the periods indicated:

Year ended December 31, 2007	High	Low
First quarter	$73.25	$54.75
Second quarter	86.99	70.60
Third quarter	96.94	66.24
Fourth quarter	90.75	56.20

Year ended December 31, 2008
First quarter	$72.15	$46.50
Second quarter	76.25	50.46
Third quarter	54.19	28.22
Fourth quarter	30.44	8.97

Year ending December 31, 2009 (through May 26, 2009)
First quarter	$21.11	$7.34
Second quarter (through May 26, 2009)	$17.92	$8.90

The last reported sale of our common stock on the New York Stock Exchange on May 26, 2009 was $15.36 per share.  As of February 19, 2009, there were 1,112 stockholders of record of our common stock.

No dividends were declared or paid as of the date of this prospectus supplement in 2009, nor during the 2008 or 2007 calendar years.  Certain of our debt agreements contain restrictions as to the payment of cash dividends to stockholders.  In addition, Delaware law limits payment of dividends.  We intend generally to retain earnings, if any, to fund the development and growth of our business, pay down debt or repurchase stock.  We may consider paying dividends on our common stock at some point in the future, subject to the limitations described above.  Any future payments of cash dividends will depend upon our financial condition, capital requirements and earnings, as well as other factors that our board of directors may deem relevant.  See “Risk Factors—Risks Related to the Shares of Common Stock.”

DESCRIPTION OF CERTAIN INDEBTEDNESS

2006 Credit Agreement

General

On July 14, 2006, we and certain of our subsidiaries entered into a credit agreement (the “2006 Credit Agreement” and also referred to in this prospectus supplement as the “bank credit facility”) with the lenders party thereto (the “Lenders”) and Credit Suisse, as administrative agent and collateral agent.  The 2006 Credit Agreement provides us with a revolving line of credit of up to $700 million and term debt of $200 million.  The revolving line of credit provides for up to $500 million of domestic revolving loans and up to $200 million of multicurrency revolving loans, in each case including sub-facilities for issuance of letters of credit.  Letters of credit issued under the 2006 Credit Agreement decrease availability under the $700 million revolving line of credit.  The 2006 Credit Agreement also allows us to request incremental loan commitments of up to $300 million, which may be extended at the option of the Lenders, in the form of revolving credit loans, term loans or a combination of both.

As of March 31, 2009, we had $194.5 million of term loans outstanding under the 2006 Credit Agreement.  Term loans under the 2006 Credit Agreement bear interest at a rate of LIBOR plus 2.75%.

As of March 31, 2009, we had a balance of $81.5 million outstanding under the revolving credit component of the 2006 Credit Agreement and letters of credit issued under the 2006 Credit Agreement totaled $71.1 million.  We pay a facility fee to the revolving facility Lenders under the 2006 Credit Agreement that ranges from 0.25% per annum to 0.50% per annum, based on our consolidated leverage ratio at the time, on the full amount of the revolving facility commitments, whether used or unused.  Revolving loans under the 2006 Credit Agreement bear interest at a rate based on, at our option, LIBOR plus spreads ranging from 2.00% to 2.25% or Credit Suisse’s base rate plus spreads ranging from 1.00% to 1.25%, based on our consolidated leverage ratio at the time.  Pursuant to an amendment to the 2006 Credit Agreement dated February 24, 2009, the interest rates charged under the 2006 Credit Agreement will increase by an additional 100 basis points if we fail to achieve a consolidated fixed charge coverage ratio of at least 1.00 to 1.00 for certain quarterly periods in 2009 and 2010.

Maturity

The revolving line of credit is available through July 14, 2012 and term debt under the 2006 Credit Agreement will mature on July 14, 2013, and is subject to scheduled amortization of 0.25% of the outstanding term loan balance per quarter through and including the quarter ending March 31, 2013. The remainder of the term loan is due at maturity.

Guarantee and Collateral

We and certain of our subsidiaries agreed to take certain actions to secure our obligations under the 2006 Credit Agreement, and certain of our subsidiaries have guaranteed our obligations under the 2006 Credit Agreement, as well as our obligations under hedging agreements entered into from time to time with counterparties that are Lenders or affiliates of Lenders.  As a result, on July 14, 2006, we and certain of our subsidiaries entered into a Guarantee and Collateral Agreement with Credit Suisse, as collateral agent for the Lenders, granting security to the Lenders for our obligations under the 2006 Credit Agreement, as well as our obligations under hedging agreements entered into from time to time with counterparties that are Lenders or affiliates of Lenders. On June 25, 2008, we, certain of our domestic subsidiaries and Credit Suisse entered into Supplement No. 1 to the Guarantee and Collateral Agreement under the 2006 Credit Agreement, joining other domestic subsidiaries of us as additional guarantors of amounts borrowed under the 2006 Credit Agreement pursuant to the terms of the 2006 Credit Agreement. The security granted by us under the 2006 Credit Agreement is tied to our credit ratings. Unless the credit ratings of our debt under the 2006 Credit Agreement are BB and Ba2 or better by Standard and Poor’s and Moody’s, respectively, with no negative outlook (the “Initial Ratings Threshold”), then we are required to (a) pledge as collateral the capital stock of our material domestic subsidiaries and 65% of the capital stock of certain of our material foreign subsidiaries (the “Stock Collateral”) and (b) provide a first priority security interest in, and mortgages on, substantially all of our domestic assets (the “Non-Stock Collateral”). If the credit ratings of our debt under the 2006 Credit Agreement exceed the Initial Ratings Threshold for a period of 90 consecutive days, then we are no longer required to pledge the Non-Stock Collateral. Further, if the credit ratings of our debt under the 2006 Credit Agreement are higher than BBB- and Baa3 by Standard and Poor’s and Moody’s, respectively, with no negative outlook (the “Investment Grade Threshold”), for a period of 90 consecutive days, then we also are no longer required to pledge the Stock Collateral. These security triggers operate in both directions. Should we exceed the Investment Grade Threshold, but subsequently decline in ratings below the Investment Grade Threshold for a period longer than 30 consecutive days, we would once again need to pledge the Stock Collateral. Similarly, if we exceed the Initial Ratings Threshold and subsequently decline below the Initial Ratings Threshold for a period longer than 30 consecutive days, we would again need to grant security in the Non-Stock Collateral.

At the time the New Credit Agreement was executed, we were below the Initial Ratings Threshold, and had to pledge as security the Stock Collateral and the Non-Stock Collateral. Currently, the ratings of our debt under the New Credit

Agreement are BBB- from Standard and Poor’s and Ba1 from Moody’s, which is above the Initial Ratings Threshold but below the Investment Grade Threshold. As a result, while we continue to pledge the Stock Collateral as security, we have obtained a release of the pledge of the Non-Stock Collateral.

Optional and Mandatory Prepayments

We may prepay our borrowings under the 2006 Credit Agreement in whole or in part any time without premium or penalty, except to indemnify lenders for customary breakage costs (including losses associated with currency conversions).  Each partial prepayment must be in an amount that is an integral multiple of $100,000 (or an alternative currency equivalent thereof) and not less than $2,500,000 (or an alternative currency equivalent thereof).

We must prepay the term loans under the 2006 Credit Agreement with the net cash proceeds of certain asset sales, casualty or condemnation events or debt issuances.  Each such mandatory prepayment is required to be applied first, against the remaining scheduled installments of principal due in the next twelve months in the order of maturity and second, pro rata against remaining scheduled installments of principal.

Covenants

The 2006 Credit Agreement requires us to comply with a number of covenants.  These covenants require us to meet certain financial tests, namely (a) a requirement that we maintain a consolidated leverage ratio, as defined in the 2006 Credit Agreement, not in excess of 3.75 to 1.00 on the last day of any fiscal quarter, and (b) a requirement that we maintain a consolidated fixed charge coverage ratio, as defined in the 2006 Credit Agreement, of not less than 1.25 to 1.00 (excluding share repurchases made in 2008) for the period of four consecutive fiscal quarters ending on March 31, 2009 and a consolidated fixed charge coverage ratio, as defined in the 2006 Credit Agreement, of not less than 1.10 to 1.00 (excluding share repurchases made in 2008) for the period of four consecutive fiscal quarters ending on June 30, 2009. The consolidated fixed charge coverage ratio threshold lowers to 0.80 to 1.00 for any period of four consecutive fiscal quarters ending between July 1, 2009 and March 31, 2010 and increases to 1.25 to 1.00 for any period of four consecutive fiscal quarters ending on or after April 1, 2010.  The covenants also limit, in certain circumstances, our ability to take a variety of actions, including:  incur indebtedness; create or maintain liens on our property or assets; make investments, loans and advances; engage in acquisitions, mergers, consolidations and asset sales; and pay dividends and distributions, including share repurchases. As of March 31, 2009, we were in compliance with all of our covenants under the 2006 Credit Agreement.

On February 24, 2009, we sought and received an amendment to the 2006 Credit Agreement. The amendment revised the threshold of the consolidated fixed charge coverage ratio from 1.25 to 1.00 to the ratios described above and generally caps at $5 million the amount of share repurchases we can make in each of the first two quarters of 2009. The amendment also raised the interest rates charged under the 2006 Credit Agreement by 100 basis points (this increase is reflected above under “—General”) and included a provision that would increase the interest rates charged under the 2006 Credit Agreement by an additional 100 basis points if we fail to achieve a consolidated fixed charge coverage ratio of at least 1.00 to 1.00 for certain quarterly periods in 2009 and 2010. The amendment also includes certain other technical changes. Our future compliance with the financial covenants under the 2006 Credit Agreement will depend on our ability to generate earnings and manage our assets effectively. The 2006 Credit Agreement also has various non-financial covenants, both requiring the Company to refrain from taking certain future actions (as described above) and requiring us to take certain actions, such as keeping in good standing its corporate existence, maintaining insurance, and providing its bank lending group with financial information on a timely basis.

On January 11, 2008, we and the Lenders entered into an amendment of the 2006 Credit Agreement. The amendment enables us and certain of our subsidiaries to sell accounts receivable of up to $250 million at any time through a program utilizing a special purpose subsidiary of us. The amendment also allows us and certain of our subsidiaries to enter into purchase-money loan and lease financing transactions with their customers in an aggregate amount not to exceed $500 million at any time, and provides us and our subsidiaries the ability to sell such loans and leases to third parties. The amendment also removes from the definition of permitted acquisition a previous prohibition on an acquisition of a company that is preceded by an unsolicited tender offer for the equity interests of such company. Finally, the amendment makes a number of technical changes to reflect the impact of these substantive revisions.

Events of Default

The 2006 Credit Agreement also contains customary events of default (which, in some cases are subject to grace periods and materiality thresholds), including: (1) incorrectness of representations and warranties in any material respect, (2) failure to make principal or interest payments when due, (3) breach of certain covenants, (4) defaults under other material indebtedness, (5) noncompliance with covenants in other indebtedness, (6) bankruptcy or insolvency events, (7) material judgments, (8) certain events related to ERISA, (8) impairment of security interests in collateral or invalidity of guarantees, and (9) a change of control.

Proposed Amendment

We are currently seeking an amendment to our bank credit facility.  The following is a description of certain of the proposed terms of the amendment.  This description is not complete and is qualified in its entirety by reference to the actual amendment.  The proposed terms of the amendment are subject to change and there can be no assurances given that we will enter into the amendment.

Pursuant to the amendment, we would reduce our revolving credit commitments under the credit facility by $150 million, prepay our term loans under the credit facility by approximately $58.5 million, and increase the interest rates charged under our credit facility.  Certain of the proceeds from this offering and the concurrent offerings will be used to fund the prepayment of the term loans.

Pursuant to the amendment, the facility fee we pay to the revolving facility Lenders on the full amount of the revolving facility commitments, whether used or unused, will increase by 0.25% and thus will range from 0.50% per annum to 0.75% per annum, based on our consolidated leverage ratio at the time.  Revolving loans will bear interest at a rate based on, at our option, LIBOR plus spreads ranging from 2.75% to 3.00% or Credit Suisse’s base rate plus spreads ranging from 1.75% to 2.00%, based on our consolidated leverage ratio at the time.

The amendment would also eliminate certain existing financial covenants dealing with consolidated leverage ratio and consolidated fixed charge coverage ratio, and instead require us to (a) maintain liquidity (as defined in the amendment) of not less than $250 million on the last day of each fiscal quarter through June 30, 2011, and (b) thereafter, to maintain a senior secured leverage ratio (as defined in the amendment) not in excess of 3.50 to 1.00 at the end of each fiscal quarter, with the ratio declining to 3.00 to 1.00 effective October 1, 2012 and to 2.50 to 1.00 effective October 1, 2013.  Under the amendment, at any time on or prior to June 30, 2011, if our consolidated leverage ratio is greater than 2.50 to 1.00, we will be prohibited from repurchasing shares of our common stock, paying dividends or redeeming or making payments on debt (other than regularly scheduled payments of debt and debt under our bank credit facility). Pursuant to the amendment, we added flexibility in various restrictive covenants and also agreed to provide certain collateral to secure our obligations under the credit facility.  The amendment also includes certain other technical changes.  The effectiveness of the amendment is conditioned on our successful completion of this offering and/or the concurrent senior notes and common stock offerings with aggregate proceeds of at least $300 million.

7-3/8% Senior Subordinated Notes due 2014

On November 25, 2003, we sold and issued $300 million aggregate principal amount of 7-3/8% Senior Subordinated Notes Due 2014 discounted to yield 7-1/2% in a private placement made in reliance upon an exemption from registration under the Securities Act of 1933.  On May 18, 2004, we completed the exchange of $300 million aggregate principal amount of new 7-3/8% Senior Subordinated Notes due 2014 (the “2014 Notes”), which have been registered under the Securities Act of 1933, for a like amount of the previously outstanding 7-3/8% Senior Subordinated Notes due 2014. There are no sinking fund requirements on the 2014 Notes.  The 2014 Notes mature on January 15, 2014.  As of March 31, 2009, we had $298.7 million aggregate principal amount of the 2014 Notes outstanding.

Redemption

We will be entitled at our option to redeem all or a portion of the notes, in whole or in part, at any time or from time to time on or after January 15, 2009, at the following redemption prices (expressed in percentages of principal amount), plus accrued interest to the redemption date, if redeemed during the 12-month period commencing on January 15, of the years set forth below:

Redemption Period	Price
2009	103.688%
2010	102.458%
2011	101.229%
2012 and thereafter	100.000%

Further, if we undergo certain kinds of change of control, each holder has the right to require us to repurchase all or any part of such holder’s notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase.  We also may be required to repurchase a holders’ notes with the proceeds of certain assets at a purchase price in cash of 100% of the principal amount thereof plus accrued and unpaid interest, if any, to date of purchase.

Guarantees; Ranking

The 2014 Notes are jointly and severally guaranteed by certain of our domestic subsidiaries.  The 2014 Notes will rank equally with the notes offered hereby; however, the notes offered hereby will effectively be subordinated to the obligations of certain of our domestic subsidiaries because those domestic subsidiaries have guaranteed our obligations under the 2014 Notes. See “Risk Factors—Risks Related to This Offering—The notes will be structurally subordinated to all liabilities of our subsidiaries. In addition, our obligations under our bank credit facility and the 2014 Notes are guaranteed by certain of our domestic subsidiaries.  The notes offered hereby initially will not have the benefit of any guarantees.”

Covenants

The indenture governing the 2014 Notes contains covenants that, among others, limit our ability and the ability of our subsidiaries to: (1) incur additional indebtedness; (2) create or incur certain liens; (3)  pay dividends and make other restricted payments; (4) create restrictions on dividend and other payments to us from certain of our subsidiaries; (5) sell assets and subsidiary stock; (6) engage in transactions with affiliates; (7) sell or issue capital stock of certain of our subsidiaries; (8) consolidate, merge or transfer all or substantially all of our assets and the assets of our subsidiaries; (9) enter into certain lines of business; and (10) create unrestricted subsidiaries. All of the covenants are subject to a number of important qualifications and exceptions.

Events of Default

The indenture governing the 2014 Notes contains certain events of default, including (subject, in some cases, to cure periods and materiality thresholds) defaults based on (1) the failure to make payments under the indenture when due, (2) breach of covenants, (3) acceleration of other material indebtedness, (4) bankruptcy events and (5) material judgments.

8% Senior Subordinated Notes due 2017

On November 13, 2007, the Company sold and issued $800 million aggregate principal amount of 8% Senior Subordinated Notes Due 2017 (the “2017 Notes”). The 2017 Notes are not currently guaranteed by any of our subsidiaries, but under specified limited circumstances could be guaranteed by certain of our domestic subsidiaries in the future. The 2017 Notes were issued under an indenture, dated as of July 20, 2007, and supplemental indenture, dated as of November 13, 2007, between us and HSBC Bank USA, National Association, as trustee. The 2017 Notes mature on November 15, 2017.  As of March 31, 2009, we had $800.0 million aggregate principal amount of the 2017 Notes outstanding.

Redemption

We will be entitled at our option to redeem all or a portion of the notes, in whole or in part, at any time or from time to time on or after November 15, 2012, at the following redemption prices (expressed in percentages of principal amount), plus accrued interest to the redemption date, if redeemed during the 12-month period commencing on November 15, of the years set forth below:

Redemption Period	Price
2012	104.000%
2013	102.667%
2014	101.333%
2015 and thereafter	100.000%

Further, if we undergo certain kinds of change of control, each holder has the right to require us to repurchase all or any part of such holder’s notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase.  We also may be required to repurchase a holders’ notes with the proceeds of certain assets at a purchase price in cash of 100% of the principal amount thereof plus accrued and unpaid interest, if any, to date of purchase.

Guarantees; Ranking

The 2017 Notes are not currently guaranteed by any of our subsidiaries. Our obligations pursuant to the 2017 Notes will not be guaranteed in the future, except under certain limited circumstances. Not later than 30 days after the 2014 Notes have been satisfied, repaid, discharged, defeased or at any time the covenants in the 2014 Notes would not prohibit the incurrence of subsidiary guarantees, we will cause certain of our restricted subsidiaries organized or existing under the laws of the United States, any state thereof or the District of Columbia to execute and deliver an indenture supplemental to the indenture governing the 2017 Notes and thereby become a subsidiary guarantor of the 2017 Notes. In addition, the indenture governing the 2017 Notes provides certain other restrictions on the ability of our restricted subsidiaries to guarantee additional debt. The 2017 Notes will rank equally with the notes offered hereby.

Covenants

The indenture governing the 2017 Notes contains covenants that, among others, limit our ability and the ability of our subsidiaries to: (1) incur additional indebtedness; (2) create or incur certain liens; (3)  pay dividends and make other restricted payments; (4) create restrictions on dividend and other payments to us from certain of our subsidiaries; (5) sell assets and subsidiary stock; (6) engage in transactions with affiliates; (7) sell or issue capital stock of certain of our subsidiaries; (8) consolidate, merge or transfer all or substantially all of our assets and the assets of our subsidiaries; (9) enter into certain lines of business; and (10) create unrestricted subsidiaries. All of the covenants are subject to a number of important qualifications and exceptions.

Events of Default

The indenture governing the 2017 Notes contains certain events of default, including (subject, in some cases, to cure periods and materiality thresholds) defaults based on (1) the failure to make payments under the indenture when due, (2) breach of covenants, (3) acceleration of other material indebtedness, (4) bankruptcy events and (5) material judgments.

Senior Notes due 2016

We intend to offer up to $300 million aggregate principal amount of      % Senior Notes due 2016 (the “2016 Notes”). The 2016 Notes will be issued under an indenture, dated as of July 20, 2007, and supplemental indenture, dated as of June      , 2009, between us and HSBC Bank USA, National Association, as trustee. The 2016 Notes mature on      , 2016. See “Summary—Concurrent Offerings.”

Redemption

We will be entitled at our option to redeem all or a portion of the notes, in whole or in part, at any time or from time to time on or after June 1, 2013, at the following redemption prices (expressed in percentages of principal amount), plus accrued interest to the redemption date, if redeemed during the 12-month period commencing on June 1, of the years set forth below:

Redemption Period	Price
2013	%
2014	%
2015	100.000%

Further, if we undergo certain kinds of change of control, each holder has the right to require us to repurchase all or any part of such holder’s notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase.  We also may be required to repurchase a holders’ notes with the proceeds of certain assets at a purchase price in cash of 100% of the principal amount thereof plus accrued and unpaid interest, if any, to date of purchase.

Guarantees; Ranking

The 2016 Notes will not be guaranteed by any of our subsidiaries. Our obligations pursuant to the Convertible Notes will not be guaranteed in the future, except under certain limited circumstances. Not later than 30 days after the 2014 Notes have been satisfied, repaid, discharged, defeased or at any time the covenants in the 2014 Notes would not prohibit the incurrence of subsidiary guarantees, we will cause certain of our restricted subsidiaries organized or existing under the laws of the United States, any state thereof or the District of Columbia to execute and deliver an indenture supplemental to the indenture governing the 2016 Notes and thereby become a subsidiary guarantor of the 2016 Notes. The 2016 Notes will be our senior unsecured obligations and will rank equally in right of payment with all of our senior unsecured indebtedness. The 2016 Notes will be senior in right of payment to all of our existing and future senior subordinated indebtedness, including the notes offered hereby.

Covenants

The indenture governing the 2016 Notes contains covenants that, among others, limit our ability and the ability of our subsidiaries to: (1) incur additional indebtedness; (2) create or incur certain liens; (3)  pay dividends and make other restricted payments; (4) create restrictions on dividend and other payments to us from certain of our subsidiaries; (5) sell assets and subsidiary stock; (6) engage in certain transactions with affiliates; (7) sell or issue capital stock of certain of our subsidiaries; (8) consolidate, merge or transfer all or substantially all of our assets and the assets of our subsidiaries; and (9) create unrestricted subsidiaries. All of the covenants are subject to a number of important qualifications and exceptions.

Events of Default

The indenture governing the 2016 Notes contains certain events of default, including (subject, in some cases, to cure periods and materiality thresholds) defaults based on (1) the failure to make payments under the indenture when due, (2) breach of covenants, (3) acceleration of other material indebtedness, (4) bankruptcy events and (5) material judgments.

DESCRIPTION OF THE NOTES

The following description of the notes supplements, and to the extent inconsistent, replaces, the description of the general terms and provisions of debt securities set forth in the accompanying prospectus. The notes are to be issued as a separate series of senior subordinated debt securities under an indenture, dated as of June 20, 2007 (the “base indenture”), between Terex and HSBC Bank USA, National Association, as trustee. The Company will issue the notes pursuant to a supplemental indenture setting forth specific terms applicable to the notes. The statements under this caption relating to the notes and the indenture, including any supplemental indenture (collectively, the “indenture”), are brief summaries only, are not complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the indenture and the notes, forms of which are available from us. In addition, the following description is qualified in all respects by reference to the actual text of the indenture and the form of the notes. Capitalized terms used herein but not defined have the meanings set forth in the accompanying prospectus or the indenture.

As used in this section “Terex”, the “Company”, “we”, “our” and “us” refer to Terex Corporation, and not to of any of its subsidiaries.

General

The notes:

•

will be our general unsecured, subordinated obligations;

•

 will initially be limited to an aggregate principal amount of $150,000,000 (or $172,500,000 if the underwriters’ over-allotment option is exercised in full);

•

will bear interest from                 , 2009 at an annual rate of                 % payable on June 1 and December 1 of each year, beginning on December 1, 2009;

•

will be subject to purchase by us for cash at the option of the holders following a fundamental change (as defined below under “Fundamental Change Permits Holders to Require Us to Purchase Notes”), at a price equal to 100% of the principal amount of the notes to be purchased, plus accrued and unpaid interest, including any additional interest, to but excluding the fundamental change purchase date;

•

will mature on  June 1, 2015 unless earlier repurchased or converted;

•

will be issued in denominations of $1,000 and multiples of $1,000 in excess thereof; and

•

will be represented by one or more registered notes in global form, but in certain limited circumstances may be represented by notes in definitive form as described under “Book-Entry, Settlement and Clearance” below.

Subject to fulfillment of certain conditions and during the periods described below, the notes may be converted for cash and shares of our common stock, if any, initially at a conversion rate of                  shares of our common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $                  per share of our common stock). The conversion rate is subject to adjustment if certain events occur. Upon conversion of a note, we will pay cash and shares of our common stock, if any, based upon a daily conversion value calculated on a proportionate basis for each trading day in the applicable 25 trading-day observation period as described below under “Conversion Rights—Payment upon conversion.” You will not receive any separate cash payment for interest or additional interest, if any, accrued and unpaid to the conversion date except under the limited circumstances described below.

The indenture does not limit the amount of debt which may be issued by us or our subsidiaries under the indenture or otherwise. The indenture does not contain any financial covenants and does not restrict us from paying dividends or issuing or repurchasing our other securities. Other than restrictions described under “Fundamental Change Permits Holders to Require Us to Purchase Notes” and “Consolidation, Merger and Sale of Assets” below and except for the provisions set forth under “Conversion Rights—Adjustment to shares delivered upon conversion upon a make-whole fundamental change,” the indenture does not contain any covenants or other provisions designed to afford holders of the notes protection in the event of a highly leveraged or similar transaction involving us that could adversely affect such holders.

We may, without the consent of the holders, issue additional notes under the indenture with the same terms and with the same CUSIP numbers as the notes offered hereby in an unlimited aggregate principal amount, provided that such additional notes must be part of the same issue as the notes offered hereby for United States federal income tax purposes. We may also from time to time repurchase notes in open market purchases or negotiated transactions without giving prior notice to holders.

We do not intend to list the notes on a national securities exchange or interdealer quotation system.

Interest

The notes will bear interest at a rate of                 % per year until maturity. Interest on the notes will accrue from              , 2009 or from the most recent date on which interest has been paid or duly provided for. Interest will be payable semi-annually in arrears on June 1 and December 1 of each year, beginning December 1, 2009.

Interest will be paid to the person in whose name a note is registered at the close of business on the May 15 or November 15, as the case may be, immediately preceding the relevant interest payment date. Interest on the notes will be computed on the basis of a 360-day year composed of twelve 30-day months.

If any interest payment date or the stated maturity date or any earlier required repurchase date would fall on a day that is not a business day, the required payment will be made on the next succeeding business day and no interest on such payment will accrue in respect of the delay. The term “business day” means any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

References to interest in this prospectus supplement include additional interest, if any, payable upon our election to pay additional interest as the sole remedy during the first 180 days after the occurrence of an event of default relating to the failure to comply with our reporting obligations as described under “—Events of Default.”

Subsidiary Guarantees

The notes are not guaranteed by any of our subsidiaries.  Except under certain limited circumstances described under “Future Subsidiary Guarantors,” our obligations pursuant to the notes will not be guaranteed in the future.  See “Risk Factors—Risks Related to this Offering—The notes will be structurally subordinated to all liabilities of our subsidiaries. In addition, our obligations under our bank credit facility and 2014 Notes are guaranteed by certain of our domestic subsidiaries.  The notes offered hereby initially will not have the benefit of any guarantees.”

Ranking and Subordination

The Indebtedness evidenced by the notes will be our senior subordinated obligations.  The payment of the principal of and interest on the notes is contractually subordinated in right of payment as set forth in the indenture to the prior payment in full of all of our Senior Indebtedness, including our obligations under the Credit Facility.

Our Indebtedness that constitutes Senior Indebtedness will rank senior to the notes in accordance with the provisions of the indenture.  The notes will in all respects rank pari passu with all of our other Senior Subordinated Indebtedness, except that the notes will structurally subordinated to the extent any such other Senior Subordinated Indebtedness is guaranteed by our subsidiaries and the notes are not so guaranteed.  Furthermore, the notes will rank senior to all of our Subordinated Obligations. All payments on the notes may be blocked in the event of specified defaults on certain senior indebtedness. Accordingly, we will not be able to satisfy our obligation to deliver cash during any such blockage period or to comply with our obligation to purchase notes as described under “—Fundamental Change Permits Holders to Require Us to Purchase Notes”. Our failure to comply with such obligations would constitute an event of default under the indenture. See “Risk Factors—Risks Related to this Offering—Your right to receive payments on the notes offered hereby is junior to our existing and future senior debt” and “—Risks Related to this Offering—The notes will be structurally subordinated to all liabilities of our subsidiaries. In addition, our obligations under our bank credit facility and 2014 Notes are guaranteed by certain of our domestic subsidiaries.  The notes offered hereby initially will not have the benefit of any guarantees.”

As of March 31, 2009, on an as adjusted basis, after giving effect to this offering, the senior notes offering and the common stock offering and the use of proceeds from the offerings as described under “Use of Proceeds,” (i) the Senior Indebtedness of Terex to which the notes are contractually subordinated would have been $429 million, consisting of $136 million of Indebtedness incurred under the Credit Facility (such Credit Facility also being structurally senior to the notes by virtue of the guarantees thereof by certain of our domestic subsidiaries) and approximately $293 million from the concurrent offering of our senior notes, which assumes the proceeds from the $300 million in aggregate principal amount of the senior notes at an issue price of 97.625%), (ii) there would have been approximately $1,249 million of Senior Subordinated Indebtedness of Terex ranking pari passu with the notes consisting of approximately $299 million of our 2014 Notes (such notes are structurally senior to the notes by virtue of the guarantees thereof by certain of our domestic subsidiaries) and $800 million of our 8.00% Senior Subordinated Notes due 2017, and (iii) there would have been no Subordinated Obligations ranking junior to the notes.

The indenture does not contain any limitations on the amount of additional Indebtedness that the Company and its subsidiaries may incur. Under certain circumstances the amount of such Indebtedness could be substantial and, in any case, such Indebtedness may be Senior Indebtedness.

In addition, other than our indebtedness that is guaranteed by our subsidiaries, claims of creditors of our subsidiaries, including trade creditors, secured creditors and creditors holding indebtedness and guarantees issued by such subsidiaries, and claims of preferred stockholders (if any) of such subsidiaries, generally will have priority with respect to the assets and earnings of such subsidiaries over the claims of our creditors, including the holders of the notes, even if such obligations do not constitute Senior Indebtedness.  Unless and until any such subsidiaries guarantee the notes, the notes therefore will be effectively subordinated to existing and future liabilities of our subsidiaries.

We have additional availability under the Credit Facility.  See “Capitalization.”  The indenture does not limit the incurrence of Indebtedness or other liabilities by our subsidiaries.  See “Risk Factors—Risks Related to this Offering—Your right to receive payments on the notes offered hereby is junior to our existing and future senior debt” and “—Risks Related to this Offering—The notes will be structurally subordinated to all liabilities of our subsidiaries. In addition, our obligations under our bank credit facility and 2014 Notes are guaranteed by certain of our domestic subsidiaries.  The notes offered hereby initially will not have the benefit of any guarantees.”

We have agreed in the indenture that we will not incur any Indebtedness that is expressly by its terms subordinate or junior in right of payment to any Senior Indebtedness of Terex, and senior in any respect in right of payment to the notes.  The indenture does not treat (i) unsecured Indebtedness as subordinated or junior to Secured Indebtedness merely because it is unsecured or (ii) Senior Indebtedness as subordinated or junior to any other Senior Indebtedness merely because it has a junior priority with respect to the same collateral.

We may not pay principal of, premium (if any) or interest on, the notes and may not repurchase or otherwise retire any notes (collectively, “pay the notes”) if (i) any amount of principal, interest or other payments due under the Designated Senior Indebtedness has not been paid when due and remains outstanding or (ii) any other default on Designated Senior Indebtedness occurs and the maturity of such Designated Senior Indebtedness is accelerated in accordance with its terms unless, in either case, the default has been cured or waived and any such acceleration has been rescinded or such Designated Senior Indebtedness has been paid in full.  However, we may pay the notes without regard to the foregoing if we and the trustee receive written notice approving such payment from the Representative of the Designated Senior Indebtedness with respect to which either of the events set forth in clause (i) or (ii) of the immediately preceding sentence has occurred and is continuing.

During the continuance of any default (other than a default described in clause (i) or (ii) of the second preceding sentence) with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated either immediately without further notice (except such notice as may be required to effect such acceleration) or upon the expiration of any applicable grace periods, we may not pay the notes for a period (a “Payment Blockage Period”) (a) commencing upon the receipt by the trustee (with a copy to us) of written notice (a “Blockage Notice”) of such default from the Representative of the holders of such Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and (b) ending 179 days thereafter (or earlier if such Payment Blockage Period is terminated (i) by written notice to the trustee and Terex from the person or persons who gave such Blockage Notice, (ii) because the default giving rise to such Blockage Notice is no longer continuing (solely as evidenced by written notice to the trustee by the Representative of such Designated Senior Indebtedness which notice shall be promptly delivered) or (iii) because such Designated Senior Indebtedness has been repaid in full).  Notwithstanding the provisions described in the immediately preceding sentence (but subject to the provisions described in the first sentence of the preceding paragraph), unless the holders of such Designated Senior Indebtedness or the Representative of such holders have accelerated the maturity of such Designated Senior Indebtedness, we may resume payments on the notes after the end of such Payment Blockage Period.  The notes will not be subject to more than one Payment Blockage Period in any consecutive 360-day period, irrespective of the number of defaults with respect to Designated Senior Indebtedness during such period.  No default which exists or was continuing on the date of commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness of the Company shall be, or be made, the basis for the commencement of a second Payment Blockage Period by the Representative of such Designated Senior Indebtedness of the Company whether or not within a period of 360 consecutive days unless such default shall have been cured or waived in writing for a period of not less than 90 consecutive days.  (Any subsequent action, or any breach of any covenants for a period commencing after the date of commencement of such Payment Blockage Period that, in either case, would give rise to a default pursuant to any provisions under which a default previously existed or was continuing shall constitute a new default for this purpose.)

Upon any payment or distribution of our assets upon a total or partial liquidation or dissolution or reorganization of or similar proceeding, or any bankruptcy, insolvency, receivership or similar proceeding, relating to us or our property or an assignment for the benefit of our creditors or marshalling of our assets and liabilities:  (i) the holders of Senior Indebtedness will be entitled to receive payment in full of such Senior Indebtedness before the noteholders are entitled to receive any payment, and (ii) until the Senior Indebtedness is paid in full, any payment or distribution to which noteholders would be entitled but for the subordination provisions of the indenture will be made to holders of such Senior Indebtedness as their interests may appear.  If a payment or distribution is made to noteholders that, due to the subordination provisions, should not have been made to them, such noteholders are required to hold it in trust for the holders of Senior Indebtedness and pay it over to them as their interests may appear.

If payment of the notes is accelerated because of an event of default, we or the trustee will promptly notify the holders of Designated Senior Indebtedness or the Representative of such holders of the acceleration.

Under the terms of the indenture, in the event of insolvency: (i) our creditors who are holders of Senior Indebtedness of Terex may recover more, ratably, than the noteholders, and (ii) our creditors who are not holders of Senior Indebtedness may recover less, ratably, than holders of Senior Indebtedness and may recover more, ratably, than the noteholders.  Creditors of our subsidiaries may recover more, ratably, than the noteholders.

The following definitions will apply for purposes of the indenture:

“Bank Indebtedness” means (i) the Indebtedness outstanding or arising under the Credit Facility , (ii) all obligations and other amounts owing to the holders of such Indebtedness or any agent or representative thereof outstanding or arising under the Credit Facility (including, but not limited to, interest (including interest accruing on or after the filing of any petition in bankruptcy, reorganization or similar proceeding relating to the Company or any restricted subsidiary, whether or not a claim for such interest is allowed in such proceeding), fees, charges, indemnities, expense reimbursement obligations and other claims under the Credit Facility), and (iii) all Hedging Obligations arising in connection therewith with any party to the Credit Facility.

“Credit Facility” means the term loan and any revolving credit facilities (pursuant to the amended and restated credit agreement dated July 14, 2006, by and among the Company, certain of its subsidiaries and certain financial institutions), including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, as such credit facilities and/or related documents may be further amended, restated, supplemented, renewed, replaced or otherwise modified from time to time whether or not with the same agent, trustee, representative lenders or holders, and irrespective of any changes in the terms and conditions thereof or the amounts outstanding thereunder. Without limiting the generality of the foregoing, the term “Credit Facility” shall include agreements in respect of reimbursement of letters of credit issued pursuant to the Credit Facility and agreements in respect of Hedging Obligations with lenders party to the Credit Facility and shall also include any amendment, amendment and restatement, renewal, extension, restructuring, supplement or modification to any Credit Facility and all refunding, refinancings (in whole or in part) and replacements of any Credit Facility, including any agreement (i) extending the maturity of any Indebtedness incurred thereunder or contemplated thereby, or (ii) adding or deleting borrowers or guarantors thereunder, so long as borrowers and issuers include one or more of the Company and its restricted subsidiaries and their respective successors and assigns.

“Designated Senior Indebtedness” means (i) so long as any Bank Indebtedness is outstanding, such Bank Indebtedness and (ii) any other Senior Indebtedness of the Company and related obligations which, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof are committed to lend up to, at least $25 million and is specifically designated by the Company in the instrument evidencing or governing such Senior Indebtedness as "Designated Senior Indebtedness" for purposes of the indenture.

“Indebtedness” of any person means, without duplication, and whether or not contingent,

(i)     the principal of and premium (if any) in respect of (A) indebtedness of such person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such person is responsible or liable;

(ii)     all Capital Lease Obligations of such person;

(iii)    all obligations of such person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

(iv)    all obligations of such person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction;

(v)     the amount of all obligations of such person with respect to the redemption, repayment or other repurchase of any Disqualified Stock (measured at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends);

(vi)    to the extent not otherwise included in this definition, all Hedging Obligations;

(vii)     all obligations of the type referred to in clauses (i) through (v) of other persons and all dividends of other persons for the payment of which, in either case, such person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee (other than in each case by reason of activities described in the proviso to the definition of "Guarantee"); and

(viii)    all obligations of the type referred to in clauses (i) through (vii) of other persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured.

“Representative” means the indenture trustee or other trustee, agent or representative in respect of any Designated Senior Indebtedness; provided that if, and for so long as, any Designated Senior Indebtedness lacks such a representative, then the Representative for such Designated Senior Indebtedness shall at all times be the holders of a majority in outstanding principal amount of such Designated Senior Indebtedness in respect of any Designated Senior Indebtedness.

“Senior Indebtedness” means with respect to the Company or any Subsidiary Guarantor (x) any Bank Indebtedness and (y) any other Indebtedness of such person that, by the terms of the instrument creating or evidencing such Indebtedness, is not expressly made subordinated or junior in right of payment to any other Indebtedness, Guarantee or obligation of such person, other than (1) any obligation of such person to any subsidiary of such person or to any officer, director or employee of such person or any such subsidiary, (2) any liability of such person for federal, state, local or other taxes owed or owing by such person, (3) any accounts payable or other liability of such person to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities), (4) any Indebtedness, Guarantee or obligation of such person which is, expressly by its terms, subordinate or junior in any respect to, (4) that portion of any Indebtedness of such person which at the time of issuance is issued in violation of the indenture, or (5) Indebtedness of such person represented by Disqualified Stock.

“Subordinated Obligation” means any Indebtedness of Terex or any Subsidiary Guarantor (whether outstanding on the issue date of the notes or thereafter incurred) which is subordinate or junior in right of payment to the notes or the relevant Subsidiary Guarantee, as applicable, pursuant to a written agreement to that effect.

Conversion Rights

General

Prior to the close of business on the business day immediately preceding December 1, 2014, the notes will be convertible only upon satisfaction of one or more of the conditions described under the headings “—Conversion upon satisfaction of sale price condition,” “—Conversion upon satisfaction of trading price condition,” and “—Conversion upon specified corporate transactions.” On or after December 1, 2014, holders may convert each of their notes at the applicable conversion rate at any time prior to the close of business on the second scheduled trading day immediately preceding the maturity date. The conversion rate will initially be           shares of our common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $                 per share). Upon conversion of a note, we will pay cash and deliver shares of our common stock, if any, based on a daily conversion value (as defined below) calculated on a proportionate basis for each trading day of the 25 trading-day observation period (as defined below), all as set forth below under “—Payment upon conversion .” The trustee will initially act as the conversion agent.

Upon conversion, you will not receive any separate cash payment for accrued and unpaid interest and additional interest, if any, except as described below. We will not issue fractional shares of our common stock upon conversion of notes. Instead, we will pay cash in lieu of fractional shares based on the daily VWAP (as defined under “—Payment upon conversion”) of our common stock on the last day of the observation period (as defined under “—Payment upon conversion”). Our delivery to you of cash or a combination of cash and the full number of shares of our common stock, if applicable, together with any cash payment for any fractional share, into which a note is convertible, will be deemed to satisfy in full our obligation to pay

•

the principal amount of the note; and

•

accrued and unpaid interest and additional interest, if any, to, but not including, the conversion date.

As a result, accrued and unpaid interest and additional interest, if any, to, but not including, the conversion date will be deemed to be paid in full rather than cancelled, extinguished or forfeited.

Notwithstanding the preceding paragraph, if notes are converted after 5:00 p.m., New York City time, on a regular record date for the payment of interest, holders of such notes at 5:00 p.m., New York City time, on such record date will receive the interest and additional interest, if any, payable on such notes on the corresponding interest payment date notwithstanding the conversion. Notes, upon surrender for conversion during the period from 5:00 p.m., New York City time, on any record date to 9:00 a.m., New York City time, on the immediately following interest payment date must be accompanied by funds equal to the amount of interest and additional interest, if any, payable on the notes so converted; provided that no such payment need be made

•

for conversions following the record date immediately preceding the maturity date;

•

if we have specified a fundamental change purchase date that is after a record date and on or prior to the corresponding interest payment date; or

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to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such note.

If a holder converts notes, we will pay any documentary, stamp or similar issue or transfer tax due on the issue of any shares of our common stock upon the conversion, unless the tax is due because the holder requests any shares of our common stock to be issued in a name other than the holder’s name, in which case the holder will pay that tax.

Holders may surrender their notes for conversion into cash and shares of our common stock, if any, under the following circumstances:

Conversion upon satisfaction of sale price condition

Prior to the close of business on the business day immediately preceding December 1, 2014, a holder may surrender all or a portion of its notes for conversion during any fiscal quarter (and only during such fiscal quarter) commencing after June 30, 2009 if the last reported sale price of our common stock for at least 20 trading days (whether or not consecutive) during the period of 30 consecutive trading days ending on the last trading day of the preceding fiscal quarter is greater than or equal to 130% of the applicable conversion price on each such trading day.

The “last reported sale price” of our common stock on any date means the closing sale price per share of our common stock (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal United States securities exchange on which our common stock is traded.

If our common stock is not listed for trading on a United States national or regional securities exchange on the relevant date, the “last reported sale price” will be the last quoted bid price for our common stock in the over-the-counter market on the relevant date as reported by Pink Sheets LLC or a similar organization. If our common stock is not so quoted, the “last reported sale price” will be the average of the mid-point of the last bid and ask prices for our common stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by us for this purpose.

“Trading day” means a day on which (i) trading in our common stock generally occurs on the New York Stock Exchange or, if our common stock is not then listed on the New York Stock Exchange, on the principal other United States national or regional securities exchange on which our common stock is then listed or, if our common stock is not then listed on a United States national or regional securities exchange, in the principal other market on which our common stock is then traded, and (ii) a last reported sale price for our common stock is available on such securities exchange or market. If our common stock  (or other security for which a closing sale price must be determined) is not so listed or traded, “trading day” means a “business day.”

Conversion upon satisfaction of trading price condition

Prior to the close of business on the business day immediately preceding December 1, 2014, a holder of notes may surrender its notes for conversion during the five business day period after any ten consecutive trading day period (the “measurement period”) in which the “trading price” per $1,000 principal amount of notes, as determined following a request by a holder of notes in accordance with the procedures described below, for each trading day of that measurement period was less than 98% of the product of the last reported sale price of our common stock and the applicable conversion rate.

The “trading price” of the notes on any date of determination means the average of the secondary market bid quotations obtained by the bid solicitation agent for $5 million principal amount of the notes at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers we select; provided that, if three such bids cannot reasonably be obtained by the bid solicitation agent but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the bid solicitation agent, that one bid shall be used. If the bid solicitation agent cannot reasonably obtain at least one bid for $5 million principal amount of the notes from a nationally recognized securities dealer, then the trading price per $1,000 principal amount of notes will be deemed to be less than 98% of the product of the last reported sale price of our common stock and the applicable conversion rate. If we do not so instruct the bid solicitation agent to obtain bids when required, the trading price per $1,000 principal amount of the notes will be deemed to be less than 98% of the product of the last reported sale price of our common stock and the applicable conversion rate on each day we fail to do so.

The bid solicitation agent shall have no obligation to determine the trading price of the notes unless we have requested such determination; and we shall have no obligation to make such request unless a holder of a note provides us with reasonable evidence that the trading price per $1,000 principal amount of notes would be less than 98% of the product of the last reported sale price of our common stock and the applicable conversion rate. At such time, we shall instruct the bid solicitation agent to determine the trading price of the notes beginning on the next trading day and on each successive trading day until the trading price per $1,000 principal amount of notes is greater than or equal to 98% of the product of the last reported sale price of our common stock and the applicable conversion rate. If the trading price condition has been met, we will so notify the holders. If, at any time after the trading price condition has been met, the trading price per $1,000 principal amount of notes is greater than or equal to 98% of the product of the last reported sale price of our common stock and the conversion rate for such date, we will so notify the holders.

We will initially be the “bid solicitation agent.” We may, however, appoint another person (including the trustee) as the bid solicitation agent without prior notice to the holders of the notes.

Conversion upon specified corporate transactions

Certain distributions

If we elect to:

•

issue to all or substantially all holders of our common stock  certain rights or warrants entitling them to purchase for a period expiring within 45 calendar days after the announcement date of such issuance, shares of our common stock, at a price per share less than the average of the last reported sale prices of our common stock for the 10 consecutive trading-day period ending on the trading day immediately preceding the date of announcement of such issuance; or

•

distribute to all or substantially all holders of our common stock assets, debt securities or certain rights to purchase our securities, which distribution has a per share value, as reasonably determined in good faith by our board of directors, exceeding 10% of the last reported sale price of our common stock on the trading day preceding the date of announcement for such distribution, we must notify the holders of the notes at least 30 scheduled trading days prior to the ex-dividend date for such issuance or distribution. Once we have given such notice, holders may surrender their notes for conversion at any time until the earlier of 5:00 p.m., New York City time, on the business day immediately prior to the ex-dividend date or our announcement that such issuance or distribution will not take place, even if the notes are not otherwise convertible at such time.

The “ex-dividend date” is the first date upon which our common stock trades on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance or distribution in question. Notwithstanding the foregoing, a holder may not convert its notes under the foregoing conversion provisions if the holder will participate in such issuance or distribution, at the same time and upon the same terms as holders of shares of our common stock, as if such holder held, for each $1,000 principal amount of notes, a number of shares of our common stock equal to the conversion rate.

Certain corporate events

If a transaction or event that constitutes a “fundamental change” (as defined under “—Fundamental Change Permits Holders to Require Us to Purchase Notes”) occurs, regardless of whether a holder has the right to require us to repurchase the notes as described under “—Fundamental Change Permits Holders to Require Us to Purchase Notes,” or any consolidation, merger, binding share exchange involving us, or any sale, transfer or lease of all or substantially all of our assets, in each case pursuant to which shares of our common stock would be exchanged for cash, securities or other assets, the notes may be surrendered for conversion at any time from or after the date which is 30 scheduled trading days prior to the anticipated effective date of the transaction until 35 trading days after the actual effective date of such transaction or, if such transaction also constitutes a fundamental change, until the related fundamental change purchase date (as defined below). We will notify holders and the trustee as promptly as practicable following the date we publicly announce such a transaction but in no event less than 30 scheduled trading days prior to the anticipated effective date of such transaction (or if we are not a party to such transaction, promptly following the date we become aware of the consummation of such transaction).

Conversions on or after December 1, 2014

On or after December 1, 2014, a holder may convert any of its notes at any time prior to the close of business on the second scheduled trading day immediately preceding the maturity date regardless of the foregoing conditions.

Conversion procedures

If you hold a beneficial interest in a global note, to convert you must comply with DTC’s procedures for converting a beneficial interest in a global note and, if required, pay funds equal to interest, payable on the next interest payment date to which you are not entitled and, if required, pay all taxes or duties, if any.

If you hold a certificated note, to convert you must

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complete and manually sign the conversion notice on the back of the note, or a facsimile of the conversion notice;

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deliver the conversion notice, which is irrevocable, and the note to the conversion agent;

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if required, furnish appropriate endorsements and transfer documents;

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if required, pay all transfer or similar taxes; and

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if required, pay funds equal to interest, payable on the next interest payment date to which you are not entitled.

The date you comply with the relevant procedures described above is the conversion date under the indenture.

If a holder has already delivered a purchase notice as described under “—Fundamental Change Permits Holders to Require Us to Purchase Notes” with respect to a note, the holder may not surrender that note for conversion until the holder has withdrawn the notice in accordance with the indenture.

Payment upon conversion

Upon conversion of a note, we will pay cash up to the principal amount of the note and, to the extent that the conversion value (calculated as described below) exceeds the principal amount of the note, shares of our common stock in respect of the excess, all as described below.

Upon conversion, we will deliver to holders in respect of each $1,000 principal amount of notes being converted a “settlement amount” equal to the sum of the daily settlement amounts for each of the 25 trading days during the observation period.

“Daily settlement amount,” for each of the 25 trading days during the observation period, shall consist of:

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cash equal to the lesser of $40 and the daily conversion value; and

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to the extent the daily conversion value exceeds $40, a number of shares (the “daily share amount”), equal to, (A) the difference between the daily conversion value and $40, divided by (B) the daily VWAP for such day.

“Daily conversion value” means, for each of the 25 consecutive trading days during the observation period, 4% of the product of (1) the applicable conversion rate on such trading day and (2) the daily VWAP of our common stock on such day.

“Daily VWAP” means, for each of the 25 consecutive trading days during the observation period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “TEX <equity> AQR” (or its equivalent successor if such page is not applicable or available) in respect of the period from scheduled open of trading until the scheduled close of trading of the primary trading session on such trading day (or if such volume-weighted average price is unavailable, the market value of one share of our common stock on such trading day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by us). Daily VWAP will be determined without regard to after hours trading or any other trading outside of the regular trading session trading hours.

“Observation period” with respect to any note means

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if the relevant conversion date occurs prior to the 30th scheduled trading day preceding June 1, 2015, the 25 consecutive trading-day period beginning on and including the second scheduled trading day after such conversion date; and

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if the relevant conversion date occurs on or after the 30th scheduled trading day preceding June 1, 2015, the 25 consecutive trading days beginning on and including the 27th scheduled trading day immediately preceding June 1, 2015.

For the purposes of determining payment upon conversion only, “trading day” means a day on which (i) there is no “market disruption event” (as defined below) and (ii) trading in our common stock generally occurs on the New York Stock Exchange or, if our common stock is not then listed on the New York Stock Exchange, on the principal other United States national or regional securities exchange on which our common stock is then listed or, if our common stock is not then listed on a United States national or regional securities exchange, on the principal other market on which our common stock is then traded. If our common stock (or other security for which a daily VWAP must be determined) is not so listed or traded, “trading day” means a “business day.”

“Scheduled trading day” means a day that is scheduled to be a trading day on the principal United States national or regional securities exchange or market on which our common stock is listed or admitted for trading. If our common stock is not so listed or admitted for trading, “scheduled trading day” means a business day.

For the purposes of determining payment upon conversion, “market disruption event” means (i) a failure by the principal United States national securities or regional securities exchange or market on which our common stock is listed or admitted to trading to open for trading during its regular trading session or (ii) the occurrence or existence for more than one half-hour period in the aggregate on any scheduled trading day for our common stock of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in our common stock  or in any options, contracts or future contracts relating to our common stock, and such suspension or limitation occurs or exists at any time before 1:00 p.m., New York City time.

We will deliver cash in lieu of any fractional share issuable in connection with payment of the settlement amount (based upon the daily VWAP for the final trading day of the applicable observation period).

Each conversion will be deemed to have been effected as to any notes on the relevant conversion date; provided, however, that the person in whose name any shares of our common stock shall be issuable upon such conversion in respect of any trading day during the observation period will become the holder of record of such shares as of the close of business on the last trading day of the observation period related to a holder’s conversion of its notes.

Conversion rate adjustments

The conversion rate will be adjusted as described below, except that we will not make any adjustments to the conversion rate under clauses (1) (but only with respect to stock dividends or distributions), (2), (3) or (4), if holders of the notes participate, at the same time as holders of our common stock and as a result of holding the notes, in any of the transactions described below without having to convert their notes as if they held the full number of shares of our common stock underlying their notes.

(1)

If we issue shares of our common stock as a dividend or distribution on our common stock, or effect a share split or share combination, the conversion rate will be adjusted based on the following formula:

CR1 = CR0 x

OS1

OS0

where,

CR0

= the conversion rate in effect immediately prior to the open of business on the ex-dividend date of such dividend or distribution, or immediately prior to the open of business on the effective date of such share split or combination, as applicable

CR1

=

the conversion rate in effect immediately after the open of business on such ex-dividend date or effective date, as applicable

OS0

=

the number of shares of our common stock outstanding immediately prior to the open of business on such ex-dividend date or effective date, as applicable; and

OS1

=

the number of shares of our common stock outstanding immediately prior to the open of business on such ex-dividend date or effective date, as applicable, after giving effect to such dividend, distribution, share split or share combination.

(2)

If we issue to all or substantially all holders of our common stock  any rights or warrants entitling them for a period of not more than 45 calendar days to subscribe for or purchase shares of our common stock, at a price per share less than the average of the last reported sale prices of our common stock  for the 10 consecutive trading-day period ending on the trading day immediately preceding the date of announcement of such issuance, the conversion rate will be adjusted based on the following formula (provided that the conversion rate will be readjusted to the extent that such rights or warrants are not exercised prior to their expiration to the conversion rate that would be in effect had the adjustment been made on the basis of delivery of only the number of shares of our common stock actually delivered):

CR1 = CR0 x

OS0 + X

OS0 + Y

where,

CR0

=

the conversion rate in effect immediately prior to the open of business on the ex-dividend date for such issuance;

CR1

=

the conversion rate in effect immediately after the open of business on such ex-dividend date;

OS0

=

the number of shares of our common stock outstanding immediately prior to the open of business on such ex-dividend date;

X

=

the total number of shares of our common stock issuable pursuant to such rights or warrants; and

Y

=

the number of shares of our common stock equal to the aggregate price payable to exercise such rights or warrants divided by the average of the last reported sale prices of our common stock over the 10 consecutive trading-day period ending on the trading day immediately preceding the ex-dividend date of the issuance of such rights or warrants.

(3)

If we distribute shares of our capital stock, evidences of our indebtedness, other assets or property or rights or warrants to acquire our capital stock or other securities, to all or substantially all holders of our common stock, excluding

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dividends or distributions and rights or warrants as to which an adjustment was effected pursuant to clause (1) or (2) above;

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dividends or distributions paid exclusively in cash; and

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spin-offs to which the provisions set forth below in this clause (3) shall apply;

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then the conversion rate will be adjusted based on the following formula:

CR1 = CR0 x

       SP0

SP0 – FMV

where,

CR0

=

the conversion rate in effect immediately prior to the open of business on the ex-dividend date for such distribution;

CR1

=

the conversion rate in effect immediately after the open of business on such ex-dividend date;

SP0

=

the average of the last reported sale prices of our common stock over the 10 consecutive trading-day period ending on the trading day immediately preceding the ex-dividend date for such distribution; and

FMV

=

the fair market value (as determined by our board of directors) of the shares of capital stock, evidences of indebtedness, assets, property, rights or warrants distributed with respect to each outstanding share of our common stock on the ex-dividend date for such distribution.

If the then fair market value of the portion of the shares of capital stock, evidences of indebtedness or other assets or property so distributed applicable to one share of our common stock is equal to or greater than the average of the last reported sales prices of the our common stock over the 10 consecutive trading-day period ending on the trading day immediately preceding the ex-dividend date for such distribution, in lieu of the foregoing adjustment, each holder of a note shall receive, at the same time and upon the same terms as holders of our common stock, the amount and kind of securities and assets such holder would have received as if such holder owned a number of shares of our common stock equal to the conversion rate in effect immediately prior to the ex-dividend date for the distribution of the securities or assets.

With respect to an adjustment pursuant to this clause (3) where there has been a payment of a dividend or other distribution on shares of our common stock of shares of capital stock of any class or series, or similar equity interest, of or relating to a subsidiary or other business unit of ours, and such equity interests are listed for trading on a securities exchange, which we refer to as a “spin-off,” the conversion rate will be adjusted based on the following formula:

CR1 = CR0 x

FMV0 + MP0

MP0

where,

CR0

=

the conversion rate in effect immediately prior to the end of the valuation period (as defined below);

CR1

=

the conversion rate in effect immediately after the end of the valuation period;

FMV0

=

the average of the last reported sale prices of the capital stock or similar equity interest distributed to holders of shares of our common stock applicable to one share of our common stock over the first 10 consecutive trading-day period after, and including, the ex-dividend date of the spin-off (the “valuation period”); and

MP0

=

the average of the last reported sale prices of our common stock over the valuation period.

The adjustment to the conversion rate under the preceding paragraph will occur on the last day of the valuation period; provided that in respect of any trading day in an observation period that occurs during the valuation period, references with respect to 10 trading days shall be deemed replaced with such lesser number of trading days as have elapsed between the ex-dividend date of such spin-off and the applicable trading day during the observation period in determining the applicable conversion rate.

(4)

If we make any cash dividend or distribution to all or substantially all holders of our common stock, the conversion rate will be adjusted based on the following formula:

CR1 = CR0 x

    SP0

SP0 – C

where,

CR0

=

the conversion rate in effect immediately prior to the open of business on the ex-dividend date for such dividend or distribution;

CR1

=

the conversion rate in effect immediately after the open of business on the ex-dividend date for such dividend or distribution;

SP0

=

the last reported sale price of our common stock on the trading day immediately preceding the ex-dividend date for such dividend or distribution; and

C

=

the amount in cash per share distributed to holders of our common stock.

(5)

If we or any of our subsidiaries makes a payment in respect of a tender offer or exchange offer for our common stock, to the extent that the cash and value of any other consideration included in the payment per share of our common stock exceeds the last reported sale price of our common stock on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the conversion rate will be adjusted based on the following formula:

CR1 = CR0 x

AC + (SP1 x OS1)

OS0 x SP1

where,

CR0

=

the conversion rate in effect immediately prior to the close of business on the 10th trading day immediately following, and including, the trading day next succeeding the date such tender or exchange offer expires;

CR1

=

the conversion rate in effect immediately after the close of business on the 10th trading day immediately following, and including, the trading day next succeeding the date such tender or exchange offer expires;

AC

=

the aggregate value of all cash and any other consideration (as determined by our board of directors) paid or payable for shares purchased in such tender or exchange offer;

OS0

=

the number of shares of our common stock outstanding immediately prior to the date such tender or exchange offer expires;

OS1

=

the number of shares of our common stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer); and

SP1

=

the average of the last reported sale prices of our common stock over the 10 consecutive trading-day period commencing on the trading day next succeeding the date such tender or exchange offer expires

The adjustment to the conversion rate under the preceding paragraph will occur at the close of business on the tenth trading day immediately following, and including, the trading day next succeeding the date such tender or exchange offer expires; provided that in respect of any trading day in an observation period that occurs during the 10 trading days immediately following, and including, the expiration date of any tender or exchange offer, references with respect to 10 trading days shall be deemed replaced with such lesser number of trading days as have elapsed between the expiration date of such tender or exchange offer and the applicable trading day during the observation period in determining the applicable conversion rate.

Except as stated herein, we will not adjust the conversion rate for the issuance of shares of our common stock or any securities convertible into or exchangeable for shares of our common stock or the right to purchase shares of our common stock or such convertible or exchangeable securities. If, however, the application of the foregoing formulas would result in a decrease in the conversion rate, no adjustment to the conversion rate will be made (other than as a result of a share combination or reverse stock split).

We are permitted to increase the conversion rate of the notes by any amount for a period of at least 20 business days if our board of directors determines that such increase would be in our best interest. We may also (but are not required to) increase the conversion rate to avoid or diminish income tax to holders of shares of our common stock or rights to purchase shares of our common stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event.

A holder may, in some circumstances, including a distribution of cash dividends resulting in an adjustment to the conversion rate, be deemed to have received a distribution subject to United States federal income tax as a result of an adjustment or the failure to adjust the conversion rate. For a discussion of the United States federal income tax treatment of an adjustment to the conversion rate, see “United States Federal Tax Considerations.”

To the extent that we have a rights plan in effect upon conversion of the notes into shares of our common stock, you will receive, in addition to any shares of our common stock received in connection with such conversion, the rights under the rights plan, unless prior to any conversion, the rights have separated from our common stock, in which case, and only in such case, the conversion rate will be adjusted at the time of separation as if we had distributed to all holders of our common stock, shares of our capital stock, evidences of indebtedness, assets, property, rights or warrants as described in clause (3) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

Adjustments to the applicable conversion rate will be calculated to the nearest 1/10,000th of a share. We will not be required to make an adjustment in the conversion rate unless the adjustment would require a change of at least 1% in the conversion rate. However, we will carry forward any adjustments that are less than 1% of the conversion rate and make such carried forward adjustments, regardless of whether the aggregate adjustment is less than 1%, (i) on each anniversary of the issue date of the notes, (ii) on the conversion date for any notes and (iii) on each trading day of any observation period.

Recapitalizations, reclassifications and changes of our common stock

In the case of:

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any recapitalization, reclassification or change of our common stock  (other than changes resulting from a subdivision or combination),

•

any consolidation, merger or combination involving us,

•

any sale, lease or other transfer to a third party of the consolidated assets of us and our subsidiaries substantially as an entirety, or

•

any statutory share exchange,

in each case as a result of which our common stock would be exchanged for, stock, other securities, other property or assets (including cash or any combination thereof), then, at the effective time of the transaction, the right to convert a note will be changed into a right to convert it into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of our common stock equal to the conversion rate immediately prior to such transaction would have owned or been entitled to receive (the “reference property”) upon such transaction. However, at and after the effective time of the transaction (x) the amount otherwise payable in cash upon conversion of the notes as set forth under “—Conversion Right—Payment upon conversion” above will continue to be payable in cash, (y) the number of shares of our common stock otherwise deliverable upon conversion of the notes as set forth under “—Conversion Rights—Payment upon conversion” above will be instead be deliverable in the amount and type of reference property that a holder of that number of shares of our common stock would have received in such transaction and (z) the daily VWAP will be calculated based on the value of a unit of reference property that a holder of one share of our common stock would have received in such transaction. If the transaction causes our common stock to be exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of shareholder election), the reference property into which the notes will be convertible will be deemed to be the weighted average of the types and amounts of consideration received by the holders of shares of our common stock that affirmatively make such an election. We will agree in the indenture to enter into a supplemental indenture at the time of any such transaction consistent with the foregoing. If an adjustment is made pursuant to the provisions described in this paragraph, no adjustment to the conversion rate will be made pursuant to “—Conversion rate adjustments” above.

Certain other adjustments

Whenever any provision of the indenture requires us to calculate last reported sale prices or the daily VWAP over a span of multiple days, we will make appropriate adjustments to such prices, the conversion rate, or the amount due upon conversion to account for any adjustment to the conversion rate that becomes effective, or any event requiring an adjustment to the conversion rate where the ex-dividend date of the event occurs, at any time during the period from which such prices are to be calculated.

Adjustment to shares delivered upon conversion upon a make-whole fundamental change

If a “fundamental change” described in clauses (1), (2) or (5) below (as determined after giving effect to any exceptions or exclusions to such definition, but without regard to the exception in clause (2) of the definition thereof, each a “make-whole fundamental change”) occurs and a holder elects to convert its notes in connection with such make-whole fundamental change, we will, under certain circumstances, increase the conversion rate for the notes so surrendered for conversion by a number of additional shares of our common stock (the “additional shares”), as described below. A conversion of notes will be deemed for these purposes to be “in connection with” such make-whole fundamental change if the notice of conversion of the notes is received by the conversion agent from, and including, the effective date of the make-whole fundamental change up to, and including, the business day immediately prior to the related fundamental change purchase date (or, in the case of a make-whole fundamental change that would have been a fundamental change but for the exception in clause (2) of the definition thereof, the 35th trading day immediately following the effective date of such make-whole fundamental change).

Notwithstanding the conversion right set forth under “—Conversion Rights—Payment upon conversion,” if the consideration for our common stock in any make-whole fundamental change described in clause (2) of the definition of fundamental change is comprised entirely of cash, for any conversion of notes following the effective date of such make-whole fundamental change, the conversion obligation will be calculated based solely on the “stock price” (as defined below) for the transaction and will be deemed to be an amount equal to the applicable conversion rate (including any adjustment as described in this section) multiplied by such stock price. In such event, the conversion obligation will be determined and paid to holders in cash on the third business day following the conversion date. We will notify holders of the effective date of any make-whole fundamental change and issue a press release announcing such effective date no later than five business days after such effective date.

The number of additional shares by which the conversion rate will be increased will be determined by reference to the table below, based on the date on which the make-whole fundamental change occurs or becomes effective (the “effective date”) and the price (the “stock price”) paid (or deemed paid) per share of our common stock in the make-whole fundamental change. If the holders of shares of our common stock receive only cash in a make-whole fundamental change described in clause (1) or (2) of the definition of fundamental change, the stock price shall be the cash amount paid per share. Otherwise, the stock price shall be the average of the last reported sale prices of our common stock over the five trading-day period ending on, and including, the trading day immediately preceding the effective date of the make-whole fundamental change.

The stock prices set forth in the column headings of the table below will be adjusted as of any date on which the conversion rate of the notes is otherwise adjusted. The adjusted stock prices will equal the stock prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the conversion rate immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is the conversion rate as so adjusted. The number of additional shares will be adjusted in the same manner as the conversion rate as set forth under “—Conversion rate adjustments.”

The following table sets forth the number of additional shares to be received per $1,000 principal amount of notes for each stock price and effective date set forth below:

Stock Price
Effective date	$	$	$	$	$	$	$	$	$	$	$	$	$	$
, 2009
June 1, 2010
June 1, 2011
June 1, 2012
June 1, 2013
June 1, 2014
June 1, 2015

The exact stock prices and effective dates may not be set forth in the table above, in which case

•

If the stock price is between two stock prices in the table or the effective date is between two effective dates in the table, the number of additional shares will be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower stock prices and the earlier and later effective dates, as applicable, based on a 365-day year.

•

If the stock price is greater than $            per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the conversion rate.

•

If the stock price is less than $            per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the conversion rate.

Notwithstanding the foregoing, in no event will the conversion rate exceed                  per $1,000 principal amount of notes, subject to adjustments in the same manner as the conversion rate as set forth under “—Conversion rate adjustments.”

Our obligation to satisfy the additional shares requirement could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness and equitable remedies.

Fundamental Change Permits Holders to Require Us to Purchase Notes

If a “fundamental change” (as defined below in this section) occurs at any time, you will have the right, at your option, to require us to purchase for cash any or all of your notes, or any portion of the principal amount thereof, that is equal to $1,000 or a multiple of $1,000. The price we are required to pay is equal to 100% of the principal amount of the notes to be so purchased plus accrued and unpaid interest, including any additional interest, to but excluding the fundamental change purchase date (unless the fundamental change purchase date is after a record date and on or prior to the interest payment date to which such record date relates, in which case we will instead pay the full amount of accrued and unpaid interest to the holder of record on such record date and the fundamental change purchase price will be equal to 100% of the principal amount of the notes to be purchased). The fundamental change purchase date will be a date specified by us that is not less than 30 or more than 60 calendar days following the date of our fundamental change notice as described below. Any notes purchased by us will be paid for in cash.

A “fundamental change” will be deemed to have occurred at the time after the notes are originally issued if any of the following occurs:

(1)

a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than us, any subsidiaries of ours or any employee benefit plan of us or such subsidiaries, has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of our common equity representing more than 50% of the voting power in the aggregate of all classes of our common equity outstanding entitled to vote generally in elections of its directors; or

(2)

consummation of (A) any recapitalization, reclassification or change of our common stock  (other than changes resulting from a subdivision or combination) as a result of which our common stock would be exchanged for, stock, other securities, other property or assets or (B) any share exchange, consolidation or merger involving us pursuant to which our common stock will be exchanged for cash, securities or other property or any sale, lease or other transfer in one transaction or a series of related transactions of all or substantially all of the consolidated assets of us and our subsidiaries, taken as a whole, to any person other than one of our subsidiaries other than any transaction:

•

involving a consolidation or merger that does not result in a reclassification, conversion, exchange or cancellation of our outstanding common stock;

•

where the holders of more than 50% of all classes of our common equity immediately prior to such transaction that is a statutory share exchange, consolidation or merger own, directly or indirectly, more than 50% of all classes of common equity of the continuing or surviving entity or transferee or the parent entity thereof immediately after such transaction; or

•

that is effected solely to change our jurisdiction of incorporation and results in a reclassification, conversion or exchange of outstanding shares of our common stock solely into shares of common stock of the surviving entity;

(3)

“continuing directors” (as defined below) cease to constitute at least a majority of our board of directors;

(4)

our shareholders approve any plan or proposal for its liquidation or dissolution; or

(5)

our common stock (or other capital stock underlying the notes) cease to be listed or quoted on the New York Stock Exchange, the NASDAQ Global Select Market or the NASDAQ Global Market (or any of their successors).

Notwithstanding the foregoing, a holder will not have the right to require the repurchase of any notes upon a fundamental change as a result of clause (2) above, if 90% of the consideration received or to be received by holders of shares of our common stock, excluding cash payments for fractional shares, in connection with the transaction or transactions constituting the fundamental change consists of capital stock  traded on the New York Stock Exchange, the NASDAQ Global Market or the NASDAQ Global Select Market (or any of their respective successors) or which will be so traded or quoted when issued or exchanged in connection with a fundamental change (these securities being referred to as “publicly traded securities”) and as a result of this transaction or transactions the notes become convertible into such publicly traded securities, excluding cash payments for fractional shares (subject to the provisions set forth above under “—Conversion Rights—Payment upon conversion”). For the avoidance of doubt, in determining whether a fundamental change has occurred, any event or transaction that would constitute a fundamental change under both clause (1) and clause (2) above (determined without giving effect to the exception described in this paragraph), shall be analyzed solely pursuant to clause (2) above.

“Continuing director” means, as of any date of determination, any member of our board of directors of who: (1) was a member of our board of directors on the date of the issuance of the notes or (2) was nominated for election or elected to such board of directors with the approval of a majority of the continuing directors who were members of such board of directors at the time of such nomination or election.

Holders will not be entitled to require us to purchase their notes in the event of a takeover, recapitalization, leveraged buyout or similar transaction that is not a fundamental change. In addition, holders may not be entitled to require us to purchase their notes in certain circumstances involving a significant change in the composition of our board of directors, including in connection with a proxy contest where our board of directors does not approve a dissident slate of directors but approves them as continuing directors.

On or before the 15th business day after the occurrence of a fundamental change, we will provide to all holders of the notes and the trustee and paying agent a notice of the occurrence of the fundamental change and of the resulting purchase right. Such notice shall state, among other things:

•

the events causing a fundamental change;

•

the date of the fundamental change;

•

the last date on which a holder may exercise the repurchase right;

•

the fundamental change purchase price;

•

the fundamental change purchase date;

•

the name and address of the paying agent and the conversion agent, if applicable;

•

if applicable, the applicable conversion rate and any adjustments to the applicable conversion rate;

•

if applicable, that the notes with respect to which a fundamental change purchase notice has been delivered by a holder may be converted only if the holder withdraws the fundamental change purchase notice in accordance with the terms of the indenture; and

•

the procedures that holders must follow to require us to purchase their notes.

Simultaneously with providing such notice, we will publish a notice containing this information in a newspaper of general circulation in New York City or publish the information on our website or through such other public medium as we may use at that time.

To exercise the fundamental change purchase right, you must deliver, on or before the business day immediately preceding the fundamental change purchase date, the notes to be purchased, duly endorsed for transfer, together with a written purchase notice and the form entitled “Form of Fundamental Change Purchase Notice” on the reverse side of the notes duly completed, to the paying agent. Your purchase notice must state:

•

if certificated, the certificate numbers of your notes to be delivered for purchase, or if not certificated, your notice must comply with appropriate DTC procedures;

•

the portion of the principal amount of notes to be purchased, which must be $1,000 or a multiple thereof; and

•

that the notes are to be purchased by us pursuant to the applicable provisions of the notes and the indenture.

You may withdraw any purchase notice (in whole or in part) by a written notice of withdrawal delivered to the paying agent prior to the close of business on the business day immediately preceding the fundamental change purchase date. The notice of withdrawal shall state:

•

the principal amount of the withdrawn notes;

•

if certificated notes have been issued, the certificate numbers of the withdrawn notes, or if not certificated, your notice must comply with appropriate DTC procedures; and

•

the principal amount, if any, which remains subject to the purchase notice.

We will be required to purchase the notes on the fundamental change purchase date. You will receive payment of the fundamental change purchase price on the later of the fundamental change purchase date or the time of book-entry transfer or the delivery of the notes. If the paying agent holds money or securities sufficient to pay the fundamental change purchase price of the notes on the fundamental change purchase date, then:

•

the notes will cease to be outstanding and interest, including any additional interest, will cease to accrue (whether or not book-entry transfer of the notes is made or whether or not the notes are delivered to the paying agent); and

•

all other rights of the holder will terminate (other than the right to receive the fundamental change purchase price).

In connection with any purchase offer pursuant to a fundamental change purchase notice, we will, if required:

•

comply with the provisions of the tender offer rules under the Exchange Act that may then be applicable; and

•

file a Schedule TO or any other required schedule under the Exchange Act.

No notes may be purchased at the option of holders upon a fundamental change if the principal amount of the notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date.

The purchase rights of the holders could discourage a potential acquirer of us. The fundamental change purchase feature, however, is not the result of management’s knowledge of any specific effort to obtain control of us by any means or part of a plan by management to adopt a series of anti-takeover provisions.

The term fundamental change is limited to specified transactions and may not include other events that might adversely affect our financial condition. In addition, the requirement that we offer to purchase the notes upon a fundamental change may not protect holders in the event of a highly leveraged transaction, reorganization, merger or similar transaction involving us.

The definition of fundamental change includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance, or other disposition of “all or substantially all” of our and our subsidiaries’ properties or assets taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise, established definition of this phrase under applicable law. Accordingly, the ability of a holder of notes to require us to purchase its notes as a result of the sale, lease, transfer, conveyance or other disposition of less than all of our and our subsidiaries’ assets taken as a whole to another “person” may be uncertain.

Consolidation, Merger and Sale of Assets

We will not, in a single transaction or a series of related transactions, consolidate with or merge with or into, or convey, transfer or lease all or substantially all our assets (computed on a consolidated basis) to, any person or group of affiliated persons, unless:

(1)

the resulting, surviving or transferee person shall be us or, if not us, shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia (the “successor company”), and such successor company shall expressly assume, by an indenture supplemental to the indenture, executed and delivered to the trustee, all the obligations of Terex under the notes and the indenture (and the subsidiary guarantees, if applicable, shall be confirmed as applying to such person’s obligations);

(2)

at the time of and immediately after giving effect to such transaction or transactions on a pro forma basis, no default or event of default shall have occurred and be continuing; and

(3)

we shall have delivered to the trustee an officers’ certificate and if a supplemental indenture is required, an opinion of counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the indenture.

The successor company will be the successor to Terex and shall succeed to, and be substituted for, and may exercise every right and power of, Terex under the indenture, and the predecessor company, other than in the case of a lease, shall be released from its obligations under the notes.

For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise) of all or substantially all of the properties and assets of one or more subsidiaries, Terex’s interest in which constitutes all or substantially all of the properties and assets of Terex, will be deemed to be the transfer of all or substantially all of the properties and assets of Terex.

Except as expressly permitted in connection with the release of the applicable subsidiary guarantee pursuant to the provisions described under “Certain Covenants-Future Subsidiary Guarantors,” Terex will not permit any subsidiary guarantor to consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all of its assets to, any person unless:

(1)

the resulting, surviving or transferee person shall be Terex or a subsidiary guarantor or, if not Terex or such a subsidiary guarantor, shall be an entity organized and existing under the laws of the jurisdiction under which such subsidiary was organized or under the laws of the United States of America, or any State thereof or the District of Columbia, and such person shall expressly assume, by executing a subsidiary guarantee, all the obligations of such subsidiary, if any, under its subsidiary guarantee;

(2)

immediately after giving effect to such transaction or transactions on a pro forma basis, no default or event of default shall have occurred and be continuing; and

(3)

we deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and such subsidiary guarantee, if any, complies with the indenture.

Notwithstanding the foregoing, (x) Terex may merge with or into, or convey, transfer or lease all or substantially all of its assets to, any subsidiary guarantor and (y) a subsidiary guarantor may merge with or into, or convey, transfer or lease all or substantially all of its assets to, any other subsidiary guarantor.

The phrase “all or substantially all” of the assets of Terex or a subsidiary guarantor will likely be interpreted under applicable state law and will be dependent upon particular facts and circumstances.  As a result, there may be a degree of uncertainty in ascertaining whether a sale or transfer of “all or substantially all” of the assets of Terex of a subsidiary guarantor has occurred.

Under certain circumstances, an assumption of Terex’s obligations under the notes and the indenture by such successor company or an assumption of a subsidiary guarantor’s obligations under its subsidiary guarantee by such successor might be deemed for U.S. federal income tax purposes to be an exchange of the notes for new notes by the beneficial owners thereof, resulting in recognition of gain or loss for such purposes and possibly other adverse tax consequences to such beneficial owners. Beneficial owners of the notes are encouraged to consult their own tax advisors regarding the tax consequences of any such assumptions.

Certain Covenants

Future Subsidiary Guarantors

The indenture will provide that not later than 30 days after any of our subsidiaries guarantees any Designated Senior Subordinated Indebtedness, Terex will cause such subsidiary to execute and deliver an indenture supplemental to the indenture and thereby give a subsidiary guarantee and become a subsidiary guarantor which shall be bound by the subsidiary guarantee of the notes in the form set forth in the indenture. Any such guarantee of the notes shall be pari passu (or senior) to the guarantee of such other Designated Senior Subordinated Indebtedness.

Under the indenture, the holders of the notes will be deemed to have consented to the release of the guarantee of the notes provided by a subsidiary guarantor, without any action required on the part of the trustee or any holder of the notes, upon such subsidiary guarantor ceasing to guarantee all Designated Senior Subordinated Indebtedness.  Accordingly, if the holders of all such indebtedness agree to release a subsidiary guarantor from its guarantee of such indebtedness, the obligations of such subsidiary to guarantee the notes will immediately terminate, and if such indebtedness is repaid in full, the obligations of our subsidiaries to guarantee the notes will immediately terminate, unless such subsidiaries subsequently guarantee any other Designated Senior Subordinated Indebtedness.  If any of our subsidiaries guarantee any Designated Senior Subordinated Indebtedness, then such subsidiaries will be required to guarantee the notes.

In addition, a subsidiary guarantor will be released and relieved from all its obligations under its subsidiary guaranty in the following circumstances, each of which is permitted by the indenture:

•

upon the sale or other disposition (including by way of consolidation or merger), in one transaction or a series of related transactions, of a majority of the total voting power of the capital stock or other equity interests of such subsidiary guarantor (other than to us or any affiliate of ours); or

•

upon the sale or disposition of all or substantially all the assets of such subsidiary guarantor (other than to us or any affiliate of ours).

At our request, the trustee will execute and deliver any documents, instructions or instruments evidencing the consent of the holders to any such release.

Each subsidiary guarantee will be limited to an amount not to exceed the maximum amount that can be guaranteed by that subsidiary guarantor without rendering the subsidiary guarantee, as it relates to such subsidiary guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

The following definition will apply for purposes of this covenant:

“Designated Senior Subordinated Indebtedness” means Terex’s 8.00% Senior Subordinated Notes due 2017 and any other indebtedness of Terex that is subordinate or junior in right of payment to any other indebtedness of Terex pursuant to a written agreement to that effect; provided, however, that Designated Senior Subordinated Notes shall not include Terex’s 7⅜% Senior Subordinated Notes due 2014.

Although these types of transactions are permitted under the indenture, certain of the foregoing transactions could constitute a fundamental change (as defined above) permitting each holder to require us to purchase the notes of such holder as described above.

Limitation on Other Senior Subordinated Indebtedness

Terex will not create, incur, assume, guarantee or in any other manner become liable with respect to any Indebtedness that is expressly by its terms subordinate or junior in right of payment to any Senior Indebtedness of Terex and senior in any respect in right of payment to the notes.

The indenture does not treat (i) unsecured Indebtedness as subordinated or junior to secured indebtedness merely because it is unsecured or (ii) Senior Indebtedness as subordinated or junior to any other Senior Indebtedness merely because it has a junior priority with respect to the same collateral.

Events of Default

An “Event of Default” is defined in the indenture as the following:

(1)

a default in the payment of interest, including any additional interest, on the notes when due, continued for 30 days (whether or not prohibited by the subordination provisions of the indenture);

(2)

a default in the payment of principal of any note when due at its stated maturity, upon required repurchase, upon declaration or otherwise (whether or not prohibited by the subordination provisions of the indenture);

(3)

the failure by Terex to comply with its obligation to convert the notes in accordance with the indenture upon exercise of a holder’s conversion right (whether or not prohibited by the subordination provisions of the indenture);

(4)

the failure by Terex to give a fundamental change notice as described under “Fundamental Change Permits Holders to Require Us to Purchase Notes” when due;

(5)

the failure by Terex or any subsidiary guarantor to comply with its obligations under “—Merger and Consolidation” above;

(6)

the failure by Terex to comply for 30 days after notice with any of its obligations in the covenants described above under “Certain Covenants—Future Subsidiary Guarantors” or "—Limitation on Other Senior Subordinated Indebtedness";

(7)

the failure by Terex to comply for 60 days after notice with its other covenants, obligations, warranties or agreements contained in the indenture;

(8)

indebtedness of Terex or any significant subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such indebtedness unpaid or accelerated exceeds $50.0 million;

(9)

certain events of bankruptcy, insolvency or reorganization of Terex or any significant subsidiary;

(10)

any judgment or decree for the payment of money, the portion of which is not covered by insurance is in excess of $50.0 million, which is rendered against Terex or any subsidiary and is not discharged and either (A) an enforcement proceeding has been commenced by any creditor upon such judgment or decree or (B) there is a period of 60 days following such judgment during which such judgment or decree is not discharged, waived or the execution thereof stayed (including pending appeal); or

(11)

any subsidiary guarantee by a significant subsidiary ceases to be in full force and effect or becomes unenforceable or invalid or is declared null and void (other than in accordance with the terms of the subsidiary guarantee or the indenture) or any subsidiary guarantor that is a significant subsidiary denies or disaffirms its obligations under its subsidiary guarantee.

However, a default under clause (6), (7) or (10) will not constitute an event of default until the trustee or the holders of 25% in principal amount of the outstanding notes notify Terex of the default and Terex does not cure such default within the time specified after receipt of such notice.

If an event of default (other than the bankruptcy provisions relating to Terex) occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding notes may declare the principal of and accrued but unpaid interest on all the notes to be due and payable.  Upon such a declaration, such principal and interest shall be due and payable immediately; provided, however, that for so long as any Designated Senior Indebtedness remains in effect, such declaration shall not become effective until the earlier of (1) five Business Days following delivery of notice to the Representative of such creditors of the intention to accelerate the notes or (2) the acceleration of any Indebtedness under such Designated Senior Indebtedness.  If an Event of Default relating to the bankruptcy provisions relating to Terex occurs and is continuing, the principal of and interest on all the notes will ipso facto become and be immediately due and payable without any declaration or other act on the part of the trustee or any holders.  Under certain circumstances, the holders of a majority in principal amount of the outstanding notes may rescind any such acceleration with respect to the notes and its consequences.

Subject to the provisions of the indenture relating to the duties of the trustee, in case an event of default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders unless such holders have offered to the trustee reasonable indemnity or security against any loss, liability or expense.  Except to enforce the right to receive payment of principal or interest when due or to convert its notes, no holder of a note may pursue any remedy with respect to the indenture or the notes unless:

(1)

such holder has previously given the trustee notice that an event of default is continuing;

(2)

holders of at least 25% in principal amount of the outstanding notes have requested the trustee to pursue the remedy;

(3)

such holders have offered the trustee reasonable security or indemnity against any loss, liability or expense;

(4)

the trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

(5)

the holders of a majority in principal amount of the outstanding notes have not given the trustee a direction inconsistent with such request within such 60-day period.

Subject to certain restrictions, the holders of a majority in principal amount of the outstanding notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or of exercising any trust or power conferred on the trustee.  The trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the trustee reasonably determines is unduly prejudicial to the rights of any other holder or that would involve the trustee in personal liability.

The indenture provides that if a default occurs and is continuing and is known to the trustee, the trustee must mail to each holder notice of the default within 90 days after becoming aware of such default.  Except in the case of a default in the payment of principal of or interest on any note, the trustee may withhold notice if and so long as the board of directors, the executive committee or a committee of its trust officers reasonably determines that withholding notice is in the best interest of the holders.  In addition, Terex is required to deliver to the trustee, within 120 days after the end of each fiscal year, a certificate regarding knowledge of Terex’s compliance with all covenants and conditions under the indenture.  Terex also is required to deliver to the trustee, within 30 days after the knowledge of the occurrence thereof, written notice of any event which would constitute certain defaults, their status and what action Terex is taking or proposes to take in respect thereof.

Notwithstanding the foregoing, the indenture will provide that, to the extent we elect, the sole remedy for an event of default relating to (i) our failure to file with the trustee pursuant to Section 314(a)(1) of the Trust Indenture Act any documents or reports that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act or (ii) our failure to comply with our obligations as set forth under “—Reports” below, will after the occurrence of such an event of default consist exclusively of the right to receive additional interest on the notes at a rate equal to 0.50% per annum of the principal amount of the notes outstanding for each day during the 180-day period beginning on, and including, the occurrence of such an event of default during which such event of default is continuing.

If we so elect, such additional interest will be payable in the same manner and on the same dates as the stated interest payable on the notes. On the 181st day after such event of default (if the event of default relating to the reporting obligations is not cured or waived prior to such 181st day), the notes will be subject to acceleration as provided above. The provisions of the indenture described in this paragraph will not affect the rights of holders of notes in the event of the occurrence of any other event of default. In the event we do not elect to pay the additional interest following an event of default in accordance with this paragraph, the notes will be subject to acceleration as provided above.

In order to elect to pay additional interest as the sole remedy during the first 180 days after the occurrence of an event of default relating to the failure to comply with the reporting obligations in accordance with the immediately preceding paragraph, we must notify all holders of notes and the trustee and paying agent of such election prior to the beginning of such 180-day period. Upon our failure to timely give such notice, the notes will be immediately subject to acceleration as provided above.

If any portion of the amount payable on the notes upon acceleration is considered by a court to be unearned interest (though the allocation of the value of the instrument to the embedded warrant or otherwise), the court could disallow recovery of any such portion.

Modification and Amendment

Subject to certain exceptions, the indenture may be amended with the consent of the holders of a majority in principal amount of the notes then outstanding voting as a single class (which consents may be obtained in connection with a tender offer or exchange for the notes) and, subject to certain exceptions, any past default or compliance with any provisions may also be waived with the consent of the holders of a majority in principal amount of the notes then outstanding voting as a single class (which consents may be obtained in connection with a tender offer or exchange for the notes).

Notwithstanding the foregoing, without the consent of each holder of an outstanding note affected thereby, no amendment may:

(1)

reduce the amount of notes whose holders must consent to an amendment or waiver;

(2)

reduce the rate of or extend the time for payment of interest on any note;

(3)

reduce the principal of or extend the stated maturity of any note;

(4)

make any change that adversely affects the conversion right of any notes;

(5)

reduce the fundamental change purchase price of any note or modify in any manner adverse to the holders of notes Terex’s obligation to make such payments, whether through an amendment or waiver of  provisions in the covenants, definitions or otherwise;

(6)

make any note payable in money or payable in a place other than that stated in the note;

(7)

impair the right of any holder to receive payment of principal of and interest on such holder’s notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder’s notes;

(8)

make any change in the amendment provisions which require each holder’s consent or in the waiver provisions;

(9)

make any change to the subordination provisions (including definitions) of the indenture that would adversely affect the holders in any material respect; or

(10)

make any change in any subsidiary guarantee that would adversely affect the holders in any material respect.

Notwithstanding the preceding, without the consent of any holder, Terex and the trustee may amend or supplement the indenture:

(1)

to cure any ambiguity, omission, defect or inconsistency or to effect any provision of the indenture (including the release of any subsidiary guarantor in accordance with the terms of the indenture);

(2)

to provide for the assumption by a successor corporation of the obligations of Terex under the indenture;

(3)

to provide for uncertificated notes in addition to or in place of certificated notes (provided that the uncertificated notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated notes are described in Section 163(f)(2)(B) of the Code);

(4)

to add guarantees with respect to the notes or to secure the notes;

(5)

to add to the covenants of Terex for the benefit of the holders or to surrender any right or power conferred upon Terex;

(6)

to make any change that does not adversely affect the rights of any holder in any material respect;

(7)

to comply with any requirement of the SEC in connection with the qualification of the indenture under the Trust Indenture Act;

(8)

to conform any non-conforming language or defined terms in the text of the indenture or any notes to any provision of this “Description of the Notes” so that such provision reflects a verbatim recitation of a provision of this “Description of the Notes;” or

(9)

to evidence and provide for the acceptance of appointment hereunder of a trustee other than HSBC Bank USA, National Association, as trustee and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trusts under the indenture by more than one trustee, pursuant to the requirements thereunder.

However, no amendment may be made to the subordination provisions of the indenture that adversely affects the rights of any holder of Senior Indebtedness of Terex or any subsidiary then outstanding unless the holders of such Senior Indebtedness (or their Representative) consent to such change.

The consent of the holders is not necessary under the indenture to approve the particular form of any proposed amendment.  It is sufficient if such consent approves the substance of the proposed amendment.

After an amendment under the indenture becomes effective, Terex is required to mail to holders a notice briefly describing such amendment.  However, the failure to give such notice to all holders, or any defect therein, will not impair or affect the validity of the amendment.

Satisfaction and Discharge

The satisfaction and discharge provisions under the indenture as described under “Description of Debt Securities and Guarantees of Debt Securities” in the accompanying prospectus will not apply to the notes.

Defeasance

The defeasance provisions under the indenture as described under “Description of Debt Securities and Guarantees of Debt Securities” in the accompanying prospectus will not apply to the notes.

Calculations in respect of Notes

Except as otherwise provided above, we will be responsible for making all calculations called for under the notes. These calculations include, but are not limited to, determinations of the last reported sale prices of our common stock, accrued interest payable on the notes, the settlement amount and the conversion rate of the notes.

We and our agents will make all these calculations in good faith and, absent manifest error, our calculations will be final and binding on holders of notes. We will provide a schedule of our calculations to each of the trustee and the conversion agent, and each of the trustee and conversion agent is entitled to rely conclusively upon the accuracy of our calculations without independent verification. The trustee will forward our calculations to any holder of notes upon the request of that holder.

Reports

The indenture provides that any documents or reports that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act must be filed by us with the trustee within 15 days after the same are required to be filed with the SEC (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act). Documents filed by us with the SEC via the EDGAR system will be deemed to be filed with the trustee as of the time such documents are filed via EDGAR (or any successor system).

Trustee

HSBC Bank USA, National Association is the trustee, security registrar, paying agent and conversion agent. HSBC Bank USA, National Association in each of its capacities, including without limitation as trustee, security registrar, paying agent and conversion agent, assumes no responsibility for the accuracy or completeness of the information concerning us, or any affiliates of us or any other party contained in this document or the related documents or for any failure by us, or any other party to disclose events that may have occurred and may affect the significance or accuracy of such information.

We maintain banking relationships in the ordinary course of business with the trustee and its affiliates.

Governing Law

The indenture provides that it and the notes will be governed by, and construed in accordance with, the laws of the State of New York.

Book-Entry, Settlement and Clearance

The global notes

The notes will be initially issued in the form of one or more registered notes in global form, without interest coupons (the “global notes”). Upon issuance, each of the global notes will be deposited with the trustee as custodian for DTC and registered in the name of Cede & Co., as nominee of DTC.

Ownership of beneficial interests in a global note will be limited to persons who have accounts with DTC (“DTC participants”) or persons who hold interests through DTC participants. We expect that under procedures established by DTC:

•

upon deposit of a global note with DTC’s custodian, DTC will credit portions of the principal amount of the global note to the accounts of the DTC participants designated by the underwriters; and

•

ownership of beneficial interests in a global note will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global note).

Beneficial interests in global notes may not be exchanged for notes in physical, certificated form except in the limited circumstances described below.

Book-entry procedures for the global notes

All interests in the global notes will be subject to the operations and procedures of DTC. We provide the following summary of those operations and procedures solely for the convenience of investors. The operations and procedures of DTC are controlled by that settlement system and may be changed at any time. None of us, Parent or the underwriters are responsible for those operations or procedures.

DTC has advised us that it is:

•

a limited purpose trust company organized under the laws of the State of New York;

•

a “banking organization” within the meaning of the New York State Banking Law;

•

a member of the Federal Reserve System;

•

a “clearing corporation” within the meaning of the Uniform Commercial Code; and

•

a “clearing agency” registered under Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC’s participants include securities brokers and dealers, including the underwriters; banks and trust companies; clearing corporations and other organizations. Indirect access to DTC’s system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

So long as DTC’s nominee is the registered owner of a global note, that nominee will be considered the sole owner or holder of the notes represented by that global note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global note:

•

will not be entitled to have notes represented by the global note registered in their names;

•

will not receive or be entitled to receive physical, certificated notes; and

•

will not be considered the owners or holders of the notes under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee under the indenture.

As a result, each investor who owns a beneficial interest in a global note must rely on the procedures of DTC to exercise any rights of a holder of notes under the indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).

Payments of principal, and interest (including additional interest) with respect to the notes represented by a global note will be made by the trustee to DTC’s nominee as the registered holder of the global note. None of us, Parent or the Trustee will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global note, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.

Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.

Transfers between participants in DTC will be effected under DTC’s procedures and will be settled in same-day funds.

Certificated notes

Notes in physical, certificated form will be issued and delivered to each person that DTC identifies as a beneficial owner of the related notes only if:

•

DTC notifies us at any time that it is unwilling or unable to continue as depositary for the global notes and a successor depositary is not appointed within 90 days;

•

DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days; or

•

an event of default with respect to the notes has occurred and is continuing and such beneficial owner requests that its notes be issued in physical, certificated form.

If DTC continues as depositary for shares of our common stock, each holder of notes in physical, certificated form must rely on the procedures of DTC with respect to payment and delivery of any shares of our common stock received by such holder upon exercise of its conversion rights (and, if the holder is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the holder owns its interest).

DESCRIPTION OF COMMON STOCK

Please read the information discussed under the heading “Description of the Capital Stock—Common Stock” beginning on page 11 of the accompanying prospectus. As of March 31, 2009, we had 300.0 million shares of authorized common stock, par value $0.01 per share, of which 94.4 million shares were outstanding.

Upon completion of this offering, 105.4 million shares of our common stock will be outstanding (107.1 million shares if the underwriters exercise their over-allotment option with respect to the offering in full), based on the number of shares outstanding on March 31, 2009 (assuming no exercise of stock options granted to our employees, of which approximately 1.2 million shares were exercisable at a weighted average exercise price of $18.11 as of March 31, 2009, and excluding 106,808 shares reserved for future option grants and            shares reserved for issuance upon conversion of the notes offered hereby based on the initial conversion rate and assuming no exercise of the underwriters’ over-allotment option for that offering). In addition, pursuant to the Terex Corporation 2009 Omnibus Incentive Plan approved by our stockholders on May 14, 2009, a maximum of 3,000,000 additional shares of our common stock may be reserved for issuance to our employees in connection with equity awards made under this plan. See “Risk Factors—Risks Related to Shares of Common Stock—There may be future sales or other dilution of our equity, which may adversely affect the market price of our common stock.”

UNITED STATES FEDERAL TAX CONSIDERATIONS

The following summary describes the material United States federal income tax consequences and, in the case of a non-U.S. holder (as defined below), the material United States federal estate tax consequences, of purchasing, owning and disposing of the notes and the common stock into which the notes may be converted. This summary applies to you only if you are a beneficial owner of a note and you acquire the note in this offering for a price equal to the issue price of the notes. The issue price of the notes is the first price at which a substantial amount of the notes is sold other than to bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers.

This summary deals only with notes and common stock held as capital assets (generally, investment property) and does not deal with special tax situations such as:

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dealers in securities or currencies;

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traders in securities;

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United States holders (as defined below) whose functional currency is not the United States dollar;

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persons holding notes or common stock as part of a conversion, constructive sale, wash sale or other integrated transaction or a hedge, straddle or synthetic security;

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persons subject to the alternative minimum tax;

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certain United States expatriates;

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financial institutions;

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insurance companies;

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controlled foreign corporations, passive foreign investment companies and regulated investment companies and shareholders of such corporations;

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entities that are tax-exempt for United States federal income tax purposes and retirement plans, individual retirement accounts and tax-deferred accounts;

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pass-through entities, including partnerships and entities and arrangements classified as partnerships for United States federal tax purposes, and beneficial owners of pass-through entities; and

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persons that acquire the notes for a price other than their issue price or that acquire the common stock other than pursuant to conversion of the notes.

If you are a partnership (or an entity or arrangement classified as a partnership for United States federal income tax purposes) holding notes or common stock, or a partner in such a partnership, the United States federal income tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partnership, and you are encouraged to consult your own tax advisor regarding the United States federal income and estate tax consequences of purchasing, owning and disposing of the notes and the common stock.

This summary does not discuss all of the aspects of United States federal income and estate taxation that may be relevant to you in light of your particular investment or other circumstances. In addition, this summary does not discuss any United States state or local income or non-U.S. income or other tax consequences. This summary is based on United States federal income and estate tax law, including the provisions of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), Treasury regulations, administrative rulings and judicial authority, all as in effect or in existence as of the date of this prospectus supplement. Subsequent developments in United States federal income and estate tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the United States federal income and estate tax consequences of purchasing, owning and disposing of the notes and the common stock as set forth in this summary. You are encouraged to consult your own tax advisor, before you purchase notes, regarding the particular United States federal, state and local and non-U.S. income and other tax consequences of purchasing, owning and disposing of the notes and the common stock that may be applicable to you.

United States Holders

The following summary applies to you only if you are a United States holder (as defined below).

Definition of a United States Holder

A “United States holder” is a beneficial owner of a note or common stock that is for United States federal income tax purposes:

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an individual citizen or resident of the United States;

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a corporation (or other entity classified as a corporation for these purposes) created or organized in or under the laws of the United States, any State thereof or the District of Columbia;

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an estate, the income of which is subject to United States federal income taxation regardless of the source of that income; or

•

a trust, if (1) a United States court is able to exercise primary supervision over the trust’s administration and one or more “United States persons” (within the meaning of the Internal Revenue Code) has the authority to control all of the trust’s substantial decisions, or (2) the trust has a valid election in effect under applicable Treasury regulations to be treated as a “United States person.”

Interest on Notes

Interest on your notes will be taxed as ordinary interest income. In addition:

•

if you use the cash method of accounting for United States federal income tax purposes, you will have to include the interest on your notes in your gross income at the time you receive the interest; and

•

if you use the accrual method of accounting for United States federal income tax purposes, you will have to include the interest on your notes in your gross income at the time the interest accrues.

Constructive Distributions

The terms of the notes allow for changes in the conversion rate of the notes under certain circumstances.  Under Section 305(c) of the Internal Revenue Code, adjustments (or the failure to make adjustments) to the conversion rate of the notes that have the effect of increasing the noteholders’ proportionate interests in our earnings and profits or assets may result in a taxable deemed distribution to the noteholders.  A taxable deemed distribution to the noteholders would result, for example, if the conversion rate is adjusted to compensate noteholders for distributions of cash or property to our stockholders.  The adjustment to the conversion rate of the notes converted in connection with a fundamental change, as described under “Description of the Notes—Conversion Rights—Adjustment to shares delivered upon conversion upon a make-whole fundamental change” above, also may be treated as a taxable deemed distribution.  Conversely, the failure of the notes to adjust fully the conversion rate to reflect a stock dividend or other event increasing the proportionate interests of holders of our common stock in our earnings and profits or assets may result in a taxable deemed distribution to holders of our common stock.  However, adjustments to the conversion rate made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing the dilution of the noteholders’ interests generally will not result in a taxable deemed distribution to the noteholders.  Any taxable deemed distribution to the noteholders will be included in your income in the same manner as an actual distribution received by you, as discussed below under “—United States Holders—Distributions on Common Stock”.  Accordingly, you would be considered to have received a distribution taxable as a dividend to the extent of our current or accumulated earnings and profits even though you did not receive any cash or other property.  You should consult your own tax advisor regarding whether any taxable deemed dividend would be eligible for the maximum 15% rate or the dividends received deduction discussed below under “—United States Holders—Distributions on Common Stock” as the requisite applicable holding period requirements might not be considered to be satisfied.

Sale or Other Disposition of Notes

Upon the sale, redemption, exchange or other taxable disposition of the notes, you generally will recognize taxable gain or loss equal to the difference, if any, between:

•

the amount realized on the disposition (less any amount attributable to accrued interest, which will be taxable as ordinary interest income to the extent not previously included in your gross income, in the manner described above under “—United States Holders—Interest on Notes”); and

•

your tax basis in the notes.

Your tax basis in your notes generally will be their cost. Your gain or loss generally will be capital gain or loss. This capital gain or loss will be long-term capital gain or loss if at the time of the disposition you have held the notes for more than one year. Subject to limited exceptions, your capital losses cannot be used to offset your ordinary income. If you are a non-corporate United States holder, your long-term capital gain generally will be subject to a preferential rate of United States federal income tax.

Sale or Other Disposition of Common Stock

Your tax basis in shares of common stock that you received upon conversion of your notes will be determined in the manner described under “—United States Holders—Conversion of Notes.” Upon the sale, exchange or other taxable disposition of the common stock, you generally will recognize taxable gain or loss equal to the difference, if any, between:

•

the amount realized on the disposition, and

•

your tax basis in the common stock.

Your gain or loss generally will be capital gain or loss. This capital gain or loss will be long-term capital gain or loss if at the time of the disposition your holding period for the common stock is more than one year. Subject to limited exceptions, your capital losses cannot be used to offset your ordinary income. If you are a non-corporate United States holder, your long-term capital gain generally will be subject to a preferential rate of United States federal income tax.

Conversion of Notes

Upon conversion of a note solely into cash, you generally will be subject to the rules described under ‘‘—United States Holders—Sale or Other Disposition of Notes’’ above.

The United States federal income tax consequences of the conversion of a note into cash and shares of our common stock are uncertain, and you are encouraged to consult your own tax advisor concerning the proper treatment of such conversion.  The conversion of a note for our common stock and cash may be treated as a recapitalization for United States federal income tax purposes. In such case, you would not be permitted to recognize loss, but you would be required to recognize gain.  The amount of gain recognized by you generally would equal the lesser of (i) the excess (if any) of (A) the amount of cash received (excluding any cash received in lieu of a fractional share of our common stock and any cash received attributable to accrued and unpaid interest) plus the fair market value of our common stock received (treating a fractional share of our common stock as issued and received for this purpose and excluding any such common stock that is attributable to accrued and unpaid interest) upon conversion over (B) your tax basis in the converted note, and (ii) the amount of cash received upon conversion (other than any cash received in lieu of a fractional share of our common stock and any cash received attributable to accrued and unpaid interest).  Your tax basis in the common stock received (including any fractional share for which cash is paid, but excluding shares attributable to accrued and unpaid interest) generally would equal the tax basis of the converted note, decreased by the amount of cash received (other than cash in lieu of a fractional share of common stock and any cash attributable to accrued and unpaid interest), and increased by the amount of gain (if any) recognized upon conversion (other than any gain recognized as a result of cash received in lieu of a fractional share of common stock).   Your holding period in the common stock received (other than shares attributable to accrued and unpaid interest) would include your holding period in the converted note.

Alternatively, the conversion of a note into cash and shares of our common stock may be treated as in part a payment in redemption for cash of a portion of the note and in part a conversion of a portion of the note into our common stock. In such case, although the law on this point is not entirely clear, you may allocate your aggregate tax basis in the note between the portion of the note treated as redeemed and the portion of the note treated as converted into our common stock based on the relative fair market value of our common stock and the amount of cash received on conversion.   You generally would recognize capital gain or loss with respect to the portion of the note treated as redeemed equal to the difference between the amount of cash received (other than amounts attributable to accrued and unpaid interest) and the portion of your note treated as redeemed. See ‘‘—United States Holders—Sale or Other Disposition of Notes’’ above. With respect to the portion of your note treated as converted, you generally would not recognize any gain or loss (except with respect to cash received in lieu of a fractional share of common stock and cash received attributable to accrued and unpaid interest), subject to the discussion under ‘‘—United States Holders—Constructive Distributions’’ above regarding the possibility that the adjustment to the conversion rate of a note converted in connection with a fundamental change may be treated as a taxable deemed dividend.   The tax basis allocated to the portion of your note treated as converted into common stock would be your tax basis in the common stock received (including any fractional share for which cash is paid, but excluding shares attributable to accrued interest).   Your holding period in the common stock received (other than shares attributable to accrued interest) would include your holding period in the converted note.

In each case, with respect to cash received in lieu of a fractional share of common stock, you will be treated as if the fractional share were issued and received and then immediately redeemed for cash. Accordingly, you will recognize gain or loss equal to the difference between the cash received and that portion of your tax basis in the common stock (determined as discussed above) attributable to the fractional share.

In each case, subject to the discussion under ‘‘—United States Holders—Constructive Distributions’’ above regarding the possibility that the adjustment to the conversion rate of a note converted in connection with a fundamental change may be treated as a taxable deemed dividend, any gain or loss that you recognize upon conversion of a note will be capital gain or loss. This capital gain or loss will be long-term capital gain or loss if, at the time of the conversion, your holding period for the converted note exceeds one year. Subject to limited exceptions, your capital losses cannot be used to offset your ordinary income. If you are a non-corporate United States holder, your long-term capital gain generally will be subject to a preferential rate of United States federal income tax.

In each case, any cash and the value of any shares of common stock attributable to accrued and unpaid interest on a converted note not previously included in your income will be taxed as ordinary income.  Your tax basis in any shares of common stock attributable to accrued and unpaid interest will equal the fair market value of such shares when received.  Your holding period in any shares of common stock attributable to accrued and unpaid interest generally will begin on the day after the date of conversion.

If you convert a note between a record date for an interest payment and the next interest payment date and consequently you receive a payment of cash interest with respect to which you made a cash payment to us, as described in “Description of the Notes—Conversion Rights,” you should consult your own tax advisor concerning the appropriate treatment of such payments.

You are encouraged to consult your own tax advisor with respect to the United States federal income tax consequences of converting your notes into cash or a combination of cash and common stock.

In the event that we are a party to a consolidation, merger or statutory share exchange or a transfer of the consolidated assets of us and our subsidiaries substantially as an entirety as described under “Description of the Notes—Conversion Rights,” the conversion obligation will be adjusted so that you will be entitled to convert your notes into the type of consideration that you would have been entitled to receive in such transaction had your notes been converted into common stock immediately prior to such transaction. Depending on the facts and circumstances at the time of any such transaction, such adjustment may result in a deemed exchange of the notes, which may be a taxable event for United States federal income tax purposes.  You are encouraged to consult your own tax advisor regarding the United States federal income tax consequences of such an adjustment as a result of any such transaction.

Distributions on Common Stock

Distributions on shares of common stock will constitute dividends and be included in your gross income (as ordinary income) when paid to the extent of our current or accumulated earnings and profits as determined under United States federal income tax principles. Distributions you receive on shares of common stock that exceed our current and accumulated earnings and profits will be treated first as a non-taxable return of capital reducing your adjusted tax basis in the shares of common stock (but not below zero) and then will be treated as gain from the sale of our common stock. If you are a non-corporate United States holder, subject to certain exceptions, your dividends currently are taxed at a maximum rate of 15% (effective for tax years through 2010), provided that certain holding period requirements are met. If you are a corporate United States holder, dividends you receive will generally qualify for the dividends-received deduction, provided that certain holding period requirements are met.

Information Reporting and Backup Withholding

Under the tax rules concerning information reporting to the Internal Revenue Service:

•

Assuming you hold your notes or common stock through a broker or other securities intermediary, the intermediary must provide information to the Internal Revenue Service and to you on Internal Revenue Service Form 1099 concerning interest and retirement proceeds on your notes and dividends on your shares of common stock, unless an exemption applies.

•

Similarly, unless an exemption applies, you must provide the intermediary with your taxpayer identification number for its use in reporting information to the Internal Revenue Service.  If you are an individual, this is your social security number.  You are also required to comply with other Internal Revenue Service requirements concerning information reporting.

In general, “backup withholding” (currently at a maximum rate 28%) may apply:

•

to any payments made to you of principal of and interest on your notes or dividends on your common stock, and

•

to payment of the proceeds of a sale or other disposition of your notes or your common stock,

if you are a non-corporate United States holder and you fail to provide a correct taxpayer identification number or otherwise comply with applicable requirements of the backup withholding rules.

The backup withholding tax is not an additional tax and may be refunded to you or credited against your United States federal income tax liability, provided that correct information is timely provided to the Internal Revenue Service.

Non-U.S. Holders

The following summary applies to you if you are a “non-U.S. holder”. A non-U.S. holder is a beneficial owner of a note or common stock that is not, for United States federal income tax purposes, a United States holder (as defined above) or a partnership (or an entity or arrangement classified as a partnership for United States federal income tax purposes).

Interest on Notes

Under current United States federal income tax law, and subject to the discussion below, United States federal withholding tax generally will not apply to payments by us or our paying agent (in its capacity as such) of principal of and interest on your notes under the “portfolio interest” exception of the Internal Revenue Code, provided that in the case of interest:

•

you do not, directly or indirectly, actually or constructively, own ten percent or more of the total combined voting power of all classes of our stock entitled to vote within the meaning of section 871(h)(3) of the Internal Revenue Code and the Treasury regulations thereunder;

•

you are not a controlled foreign corporation for United States federal income tax purposes that is related, directly or indirectly, to us through sufficient stock ownership (as provided in the Internal Revenue Code);

•

you are not a bank receiving interest described in section 881(c)(3)(A) of the Internal Revenue Code;

•

such interest is not effectively connected with your conduct of a United States trade or business (see the discussion below under “—Non-U.S. Holders—Income or Gains Effectively Connected with a U.S. Trade or Business”); and

•

you provide a signed written statement, on an Internal Revenue Service Form W-8BEN (or other applicable form) which can reliably be related to you, certifying under penalties of perjury that you are not a United States person within the meaning of the Internal Revenue Code and providing your name and address to:

•

us or our paying agent; or

•

a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business and holds your notes on your behalf and that certifies to us or our paying agent under penalties of perjury that it, or the bank or financial institution between it and you, has received from you your signed, written statement and provides us or our paying agent with a copy of this statement.

The applicable Treasury regulations provide alternative methods for satisfying the certification requirement described in this section. In addition, under these Treasury regulations, special rules apply to pass-through entities and this certification requirement may also apply to beneficial owners of pass-through entities.

If you cannot satisfy the requirements of the “portfolio interest” exception described above, payments of interest made to you will be subject to 30% United States federal withholding tax unless you provide us or our paying agent with a properly executed (1) Internal Revenue Service Form W-8ECI (or other applicable form) stating that interest paid on your notes is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States, or (2) Internal Revenue Service Form W-8BEN (or other applicable form) claiming an exemption from or reduction in this withholding tax under an applicable income tax treaty.

Dividends on Common Stock

If we pay dividends (including taxable deemed dividends, see “—United States Holders—Constructive Distributions” and “—United States Holders—Distributions on Common Stock”) on our common stock, we will have to withhold a United States federal withholding tax at a rate of 30%, or a lower rate under an applicable income tax treaty, from the gross amount of the dividends paid to you that are not effectively connected with a U.S. trade or business conducted by you. Withholding tax applicable to any taxable deemed dividends received by you may be withheld from interest on your notes, distributions on your common stock or shares of common stock or proceeds subsequently paid or credited to you.

In order to claim the benefit of an applicable income tax treaty, you will be required to provide a properly executed Internal Revenue Service Form W-8BEN (or other applicable form) in accordance with the applicable certification and disclosure requirements. Special rules apply to partnerships and other pass-through entities and these certification and disclosure requirements also may apply to beneficial owners of partnerships and other pass-through entities that hold our common stock. If you are eligible for a reduced rate of United States federal withholding tax under an income tax treaty, you may obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim for refund with the Internal Revenue Service. You should consult your own tax advisor regarding your entitlement to benefits under a relevant income tax treaty and the manner of claiming such benefits. Dividends on the common stock that are effectively connected with a non-U.S. holder’s conduct of a U.S. trade or business are discussed below under “—Non-U.S. Holders—Income or Gains Effectively Connected with a U.S. Trade or Business”.

Sale or Other Disposition of Notes or Common Stock

Subject to the discussion below, you generally will not be subject to United States federal income or withholding tax on any gain realized on the sale, exchange, redemption, conversion or other disposition of the notes or our common stock, unless:

•

in the case of disposition proceeds representing accrued interest on the notes, you cannot satisfy the requirements of the “portfolio interest” exception described above (and your United States federal income tax liability has not otherwise been fully satisfied through the United States federal withholding tax described above);

•

the gain is effectively connected with your conduct of a U.S. trade or business and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by you in the United States, in which case, the gain will be taxed as discussed below under “—Non-U.S. Holders—Income or Gains Effectively Connected with a U.S. Trade or Business”;

•

you are an individual who is present in the United States for more than 182 days during the taxable year of the disposition and specific other conditions are met (in which case, except as otherwise provided by an applicable income tax treaty, the gain, which may be offset by United States source capital losses, generally will be subject to a flat 30% United States federal income tax, even though you are not considered a resident alien under the Internal Revenue Code); or

•

the rules of the Foreign Investment in Real Property Tax Act (or FIRPTA) (described below) treat the gain as effectively connected with a U.S. trade or business.

The FIRPTA rules may apply to a sale, exchange, redemption or other disposition of the notes or common stock by a non-U.S. holder if we currently are, or were at any time within five years (or, if shorter, the non-U.S. holder’s holding period for the notes or common stock disposed of) before the transaction, a “United States real property holding corporation”. Generally, a corporation is a United States real property holding corporation if the fair market value of its “United States real property interests” equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. We believe that we are not currently, and we do not anticipate becoming in the future, a United States real property holding corporation.

Income or Gains Effectively Connected with a U.S. Trade or Business

If any interest on the notes, dividends on our common stock or gain from the sale, exchange, redemption, conversion or other disposition of the notes or our common stock is effectively connected with a U.S. trade or business conducted by you, then the income or gain will be subject to United States federal income tax on a net basis at the regular graduated rates and in the same manner applicable to United States holders. If you are eligible for the benefits of an income tax treaty between the United States and your country of residence, any “effectively connected” income or gain generally will be subject to United States federal income tax only if it is also attributable to a permanent establishment maintained by you in the United States. Payments of interest or dividends that are effectively connected with a U.S. trade or business conducted by you (and, if required by an applicable income tax treaty, are attributable to a permanent establishment in the United States maintained by you), and therefore included in your gross income, will not be subject to any withholding tax that may otherwise apply provided that you claim exemption from such withholding tax. To claim exemption from such withholding tax, you must certify your qualification, which can be done by providing a properly executed Internal Revenue Service Form W-8ECI or appropriate substitute form on or before any payment date. In addition, a “branch profits tax” may be imposed at a 30% rate, or a lower rate under an applicable income tax treaty, on a non-U.S. corporation that has earnings and profits (attributable to interest, dividends, gains or otherwise) that are effectively connected with the conduct of a trade or business in the United States.

United States Federal Estate Tax

If you are an individual and are not a United States citizen or a resident of the United States (as specially defined for United States federal estate tax purposes) at the time of your death, your notes generally will not be subject to the United States federal estate tax, unless, at the time of your death:

•

you directly or indirectly, actually or constructively, own ten percent or more of the total combined voting power of all classes of our stock entitled to vote within the meaning of section 871(h)(3) of the Internal Revenue Code and the Treasury regulations thereunder; or

•

your interest on the notes is effectively connected with your conduct of a United States trade or business.

Common stock owned or treated as owned by an individual who is not a United States citizen or resident of the United States (as specially defined for United States federal estate tax purposes) at the time of death will be included in the individual’s gross estate for United States federal estate tax purposes, unless an applicable estate tax or other treaty provides otherwise and, therefore, may be subject to United States federal estate tax.

Information Reporting and Backup Withholding

Under current Treasury regulations, information reporting and backup withholding will not apply to payments on the notes or common stock made by us or our paying agent (in its capacity as such) to you if you have provided the required certification that you are a non-U.S. holder as described in “—Non-U.S. Holders—Interest on Notes” above, and provided that neither we nor our paying agent has actual knowledge or reason to know that you are a United States holder (as described in “—United States Holders” above). However, we or our paying agent may be required to report to the Internal Revenue Service and you payments of interest on the notes or dividends on our common stock and the amount of tax, if any, withheld with respect to those payments. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which you reside under the provisions of a treaty or agreement.

The gross proceeds from the disposition of your notes or common stock may be subject to information reporting and backup withholding tax (currently at a maximum rate of 28%). If you sell your notes or common stock outside the United States through a non-U.S. office of a non-U.S. broker and the sales proceeds are paid to you outside the United States, then the U.S. information reporting and backup withholding requirements generally will not apply to that payment. However, U.S. information reporting, but not backup withholding, will apply to a payment of sales proceeds, even if that payment is made outside the United States, if you sell your notes or common stock through a non-U.S. office of a broker that:

•

is a United States person (as defined in the Internal Revenue Code);

•

derives 50% or more of its gross income in specific periods from the conduct of a trade or business in the United States;

•

is a “controlled foreign corporation” for U.S. federal income tax purposes; or

•

is a foreign partnership, if at any time during its tax year:

•

one or more of its partners are U.S. persons who in the aggregate hold more than 50% of the income or capital interests in the partnership; or

•

the foreign partnership is engaged in a U.S. trade or business,

unless the broker has documentary evidence in its files that you are a non-U.S. person and certain other conditions are met or you otherwise establish an exemption. If you receive payment of the proceeds of a sale of your notes or common stock to or through a U.S. office of a broker, the payment is subject to both U.S. backup withholding and information reporting unless you provide a Form W-8BEN certifying that you are a non-U.S. person or you otherwise establish an exemption, provided that the broker does not have actual knowledge or reason to know that you are not a U.S. person or the conditions of any other exemption are not, in fact, satisfied.

You are encouraged to consult your own tax advisor regarding application of backup withholding in your particular circumstance and the availability of and procedure for obtaining an exemption from backup withholding under current Treasury regulations. Any amounts withheld under the backup withholding rules from a payment to you will be allowed as a refund or credit against your United States federal income tax liability, provided the required information is timely furnished to the Internal Revenue Service.

UNDERWRITING

Under the terms and subject to the conditions contained in an underwriting agreement dated             , 2009, we have agreed to sell to the underwriters named below, for whom UBS Securities LLC, Credit Suisse Securities (USA) LLC and Citigroup Global Markets Inc. are acting as representatives, the following principal amounts of the notes:

Underwriter	Principal Amount
UBS Securities LLC
Credit Suisse Securities (USA) LLC
Citigroup Global Markets Inc.
Calyon Securities (USA) Inc.
Banc of America Securities LLC
Dresdner Kleinwort Securities LLC
Morgan Stanley & Co. Incorporated
RBS Securities Inc.
Total

The underwriting agreement provides that the underwriters are obligated to purchase all the notes in the offering if any are purchased other than those shares covered by the over-allotment option described below.  The underwriting agreement also provides that if an underwriter defaults the purchase commitments of non-defaulting underwriters may be increased or the offering may be terminated.

We have granted the underwriters an option exercisable for a period of 30 days from the date of this prospectus supplement to purchase up to $           million principal amount of notes, less the underwriting discount, to cover over-allotments, if any.

The underwriters propose to offer the notes initially at the public offering price on the cover page of this prospectus supplement and to selling group members at that price less a selling concession of $                per note.  The underwriters and selling group members may allow a discount of $                per note on sales to other broker/dealers.  After the initial public offering the representatives may change the public offering price and concession and discount to broker/dealers.

The following table summarizes the compensation and estimated expenses we will pay:

		Per Note				Total
		Without Over-allotment		With Over-allotment		Without Over-allotment		With Over-allotment
Underwriting Discounts and Commissions paid by us	$		$		$		$
Expenses payable by us	$		$		$		$

We estimate our out of pocket expenses for this offering will be approximately $250,000.

We have agreed to indemnify the underwriters against liabilities under the Securities Act, or contribute to payments that the underwriters may be required to make in that respect.

Certain of the underwriters and their respective affiliates have from time to time performed, and may in the future perform, various financial advisory, commercial banking and investment banking services for us and for our affiliates in the ordinary course of business for which they have received and would receive customary compensation.   In particular, each of the representatives is a co-lead arranger and joint bookrunner, UBS Securities LLC is the syndication agent, an affiliate of Credit Suisse Securities (USA) LLC is the administrative agent and collateral agent, affiliates of Banc of America Securities LLC and Calyon Securities (USA) Inc. are co-documentation agents and an affiliate of each of the underwriters is a lender under our bank credit facility, certain outstanding borrowings of which will be repaid with the net proceeds from this offering. See “Use of Proceeds.”

Because we will use more than 10% of the net proceeds from this offering to repay indebtedness owed by us to affiliates of the underwriters, this offering is being conducted in accordance with the applicable provisions of Rule 2720 of the National Association of Securities Dealers, Inc. Conduct Rules.  Rule 2720 requires that the yield of the notes not be lower than that recommended by a “qualified independent underwriter” meeting certain standards.  Accordingly, UBS Securities LLC is assuming the responsibilities of acting as the qualified independent underwriter in pricing the offering and conducting due diligence.  The yield of the notes is no lower than the price recommended by UBS Securities LLC.

We have agreed that we will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Securities and Exchange Commission a registration statement under the Securities Act relating to, any shares of our common stock or securities convertible into or exchangeable or exercisable for any shares of our common stock, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, without the prior written consent of the representatives for a period of 90 days after the date of this prospectus supplement.  The foregoing will not prohibit us from issuing or selling the notes as contemplated herein, issuing our common stock upon conversion of the notes, issuing our common stock in the concurrent offering, granting or awarding stock options, performance shares or other stock-based compensation pursuant to the terms of a plan approved by our board of directors, issuing the notes pursuant to the exercise of such stock options, performance shares or the exercise of any other employee stock options issued pursuant to a plan approved by our board of directors or issuing any common stock in connection with any strategic acquisition, amalgamation, merger or other transaction (“Merger Securities”) to which the Company may become party up to a maximum number of shares in the aggregate of 5% of our shares of common stock outstanding after giving effect to the concurrent offering of common stock; provided that, for purposes of paragraph, any Merger Securities issued shall remain subject to the 90 days restriction set forth above.

Our officers and directors have agreed that they will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares of our common stock or securities convertible into or exchangeable or exercisable for any shares of our common stock, enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of our common stock, whether any of these transactions are to be settled by delivery of our common stock or other securities, in cash or otherwise, or publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of the representatives for a period of 60 days after the date of this prospectus supplement. The foregoing sentence shall not apply to the sale of common stock to us to the extent the proceeds are used by the director or officer to pay taxes attributable to the vesting of share awards or to pay the exercise price upon the exercise of stock options.

Prior to the offering, there has been no market for the notes.  The initial public offering price will be determined by negotiation between us and the underwriters and will not necessarily reflect the market price of the notes following the offering.  The principal factors that will be considered in determining the public offering price will include:

•

the information presented in this prospectus supplement and otherwise available to the underwriters;

•

the history of and the prospects for the industry in which we will compete;

•

the ability of our management;

•

the prospects for our future earnings;

•

the present state of our development and our current financial condition;

•

the recent market prices of, and the demand for, publicly traded senior subordinated notes of generally comparable companies; and

•

the general condition of the securities markets at the time of the offering.

We offer no assurances that the initial public offering price will correspond to the price at which the notes will trade in the public market subsequent to this offering or that an active trading market for the notes will develop and continue after the offering.

In connection with the offering the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934 (the “Exchange Act”).

•

Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•

Over-allotment involves sales by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase, which creates a syndicate short position.

•

Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover syndicate short positions.

•

Penalty bids permit the representatives to reclaim a selling concession from a syndicate member when the notes originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of the notes or preventing or retarding a decline in the market price of the notes.  As a result the price of the notes may be higher than the price that might otherwise exist in the open market.  These transactions if commenced, may be discontinued at any time.

Each of the underwriters has represented and agreed that it has not offered, sold or delivered and will not offer, sell or deliver any of the notes directly or indirectly, or distribute this prospectus supplement or the accompanying prospectus or any other offering material relating to the notes, in or from any jurisdiction except under circumstances that will result in compliance with the applicable laws and regulations thereof and that will not impose any obligations on us except as set forth in the underwriting agreement.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive, each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Member State it has not made and will not make an offer of notes to the public in that Member State, except that it may, with effect from and including such date, make an offer of notes to the public in that Member State:

at any time to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

at any time to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000; and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

at any time in any other circumstances which do not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of the above, the expression an “offer of notes to the public” in relation to any notes in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in that Member State.

United Kingdom

Each underwriter has represented and agreed that it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000) in connection with the issue or sale of the notes in circumstances in which Section 21(1) of such Act does not apply to us and it has complied and will comply with all applicable provisions of such Act with respect to anything done by it in relation to any notes in, from or otherwise involving the United Kingdom.

Hong Kong

The notes may not be offered or sold by means of any document other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent, or in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong, and no advertisement, invitation or document relating to the notes may be issued, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

Japan

The notes have not been and will not be registered under the Securities and Exchange Law of Japan (the Securities and Exchange Law) and each underwriter has agreed that it will not offer or sell any notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries' rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the notes under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

A prospectus supplement  in electronic format may be made available on the web sites maintained by one or more of the underwriters, or selling group members, if any, participating in this offering and one or more of the underwriters participating in this offering may distribute prospectus supplements electronically. The representatives may agree to allocate a principal amount of notes to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriters and selling group members that will make internet distributions on the same basis as other allocations.

LEGAL MATTERS

The validity of the issuance of the notes and the shares of our common stock issuable upon conversion of the notes and certain other issues will be passed upon for us by Fried, Frank, Harris, Shriver & Jacobson LLP, New York, New York. Additional legal matters related to the offering will be passed upon for us by Bryan Cave LLP, New York, New York. The underwriters have been represented by Cravath, Swaine & Moore LLP, New York, New York.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2008 have been so incorporated, in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

INCORPORATION OF DOCUMENTS BY REFERENCE

We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You can read and copy these reports and other information at the Securities and Exchange Commission’s Public Reference Room at Station Place, 100 F Street NE, Washington, D.C. 20549. You can call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the Public Reference Room. You can access this material at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which our common stock is listed and through the Securities and Exchange Commission’s web site at http://www.sec.gov.

The Securities and Exchange Commission allows us to “incorporate by reference” in this prospectus supplement and the accompanying prospectus the information that we file with the Securities and Exchange Commission. This allows us to disclose important information to you by referring to those filed documents. Any information referred to in this way is considered part of this prospectus supplement and the accompanying prospectus, and any information that we file with the Securities and Exchange Commission after the date of this prospectus supplement will automatically update and supersede this information.

We are incorporating by reference the documents listed below, and all documents that we file after the date of this prospectus supplement with the Securities and Exchange Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the termination of the offering of the notes covered by this prospectus supplement:

•

Annual Report on Form 10-K for the fiscal year ended December 31, 2008;

•

Our definitive proxy materials on Schedule 14A as filed with the SEC on March 31, 2009;

•

Quarterly Report on Form 10-Q for the calendar quarter ended March 31, 2009; and

•

Our Current Reports on Form 8-K (to the extent that the information contained therein was filed with, and not furnished to, the SEC) as filed with the SEC on February 25, 2009, March 4, 2009, March 12, 2009, April 1, 2009, May 18, 2009 and May 27, 2009.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address and number: Terex Corporation, Attention: Investor Relations Department, 200 Nyala Farm Road, Westport, Connecticut 06880; telephone (203) 222-7170.

You may also obtain a copy of these filings from our Internet web site at http://www.terex.com. Please note, however, that the information on our Internet web site, other than the documents listed above, is not incorporated into this prospectus supplement by reference and should not be considered a part of this prospectus supplement.

Prospectus

TEREX CORPORATION

Debt Securities

Preferred Stock

Securities Warrants

Common Stock

Depositary Shares

Guarantees of Debt Securities

          We may offer and sell, from time to time, in one or more offerings, any combination of the securities we describe in this prospectus. This prospectus also covers guarantees, if any, of our obligations under any debt securities, which may be given by one or more of our subsidiaries.

          We will provide the specific terms of these securities in supplements to this prospectus. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement. We urge you to read carefully this prospectus, any accompanying prospectus supplement, and any documents we incorporate by reference before you make your investment decision.

          Our common stock is quoted on the New York Stock Exchange under the symbol “TEX.” If we decide to list or seek a quotation for any other securities, the prospectus supplement relating to those securities will disclose the exchange or market on which those securities will be listed or quoted.

          Investing in our securities involves risks. You should consider the risk factors described in any accompanying prospectus supplement or any documents we incorporate by reference.

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 6, 2007.

i

ABOUT THIS PROSPECTUS

          This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the SEC, using the SEC’s “shelf” registration rules. Under the shelf registration rules, using this prospectus, together with any prospectus supplement, we may sell from time to time, in one or more offerings, any of the securities described in this prospectus.

          In this prospectus “Terex,” “we,” “us,” “our” and the “Company” refer to Terex Corporation, a Delaware corporation, and its consolidated subsidiaries, unless the context otherwise requires.

          This prospectus provides you with a general description of the securities we may sell. Each time we sell securities under this prospectus, we may provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus, the applicable prospectus supplement and the additional information described below under “Where You Can Find Additional Information” before making an investment decision. You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

          You should not assume that the information in this prospectus, any accompanying prospectus supplement or any documents we incorporate by reference is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since that date.

FORWARD-LOOKING STATEMENTS

          This prospectus, any prospectus supplement and any documents we incorporate by reference may include forward looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) regarding future events or our future financial performance that involve certain contingencies and uncertainties. In addition, when included in this prospectus, any prospectus supplement or any documents incorporated herein by reference, the words “may,” “expects,” “intends,” “anticipates,” “plans,” “projects,” “estimates” and the negatives thereof and analogous or similar expressions are intended to identify forward-looking statements. However, the absence of these words does not mean that the statement is not forward-looking. We have based these forward-looking statements on current expectations and projections about future events. These statements are not guarantees of future performance. Such statements are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those reflected in such forward-looking statements. Such risks and uncertainties, many of which are beyond our control, include, among others:

•	our businesses are highly cyclical and weak general economic conditions may affect the sales of our products and financial results;

•	our business is sensitive to fluctuations in interest rates and government spending;

•	our ability to successfully integrate acquired businesses;

•	our retention of key management personnel;

•	our businesses are very competitive and may be affected by pricing, product initiatives and other actions taken by competitors;

•	the effects of changes in laws and regulations;

•	our business is international in nature and is subject to changes in exchange rates between currencies, as well as international politics;

•	our continued access to capital and ability to obtain parts and components from suppliers on a timely basis at competitive prices;

•	the financial condition of suppliers and customers, and their continued access to capital;

•	our ability to timely manufacture and deliver products to customers;

•	possible work stoppages and other labor matters;

•	our debt outstanding and the need to comply with restrictive covenants contained in our debt agreements;

•	our ability to maintain adequate disclosure controls and procedures, maintain adequate internal control over financial reporting and file our periodic reports with the SEC on a timely basis;

•	our implementation of a global enterprise system and its performance;

•	the investigations by the SEC and the U.S. Department of Justice, Antitrust Division;

•	compliance with applicable environmental laws and regulations;

•	product liability claims and other liabilities arising out of our business; and

•	other factors, including those described under the caption “Risk Factors” in our periodic reports filed with the SEC.

          Actual events or our actual future results may differ materially from any forward-looking statement due to these and other risks, uncertainties and significant factors. The forward-looking statements contained herein speak only as of the date of this prospectus and the forward-looking statements contained in documents incorporated herein by reference speak only as of the date of the respective documents. We undertake no obligations to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, in each case, except as required by law.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

          We are a reporting company under the Securities Exchange Act of 1934 and file annual, quarterly and current reports, proxy statements and other information with the SEC. The public may read and copy any materials filed with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Also, the SEC maintains an Internet web site that contains reports, proxy and information statements, and other information regarding issuers, including us, that file electronically with the SEC. The public can obtain any documents that we file electronically with the SEC at the SEC’s Internet web site, http://www.sec.gov, or through the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which our common stock is listed.

          We also make available free of charge on or through our Internet web site (http://www.terex.com) our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and, if applicable, amendments to those reports filed or furnished pursuant to Section 13(a) of the Securities Exchange Act of 1934 as soon as reasonably practicable after we electronically file these materials with the SEC. Except as set forth under “Incorporation of Certain Documents by Reference,” information on our Internet website is not incorporated into this prospectus by reference and should not be considered a part of this prospectus. In addition, you may request copies of these filings at no cost through our Investor Relations Department at: Terex Corporation, 200 Nyala Farm Road, Westport, Connecticut 06880, Attn: Investor Relations Department; Phone: (203) 222-7170; or at our Internet web site.

          We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus or any prospectus supplement to a contract or other document of ours, the reference is only a summary. For a copy of the contract or other document, you should refer to the exhibits that are a part of the registration statement or incorporated by reference into the registration statement by the filing of a Form 8-K or otherwise. You may review a copy of the registration statement and the documents we incorporate by reference at the SEC’s Public Reference Room in Washington, D.C., as well as through the SEC’s Internet web site as listed above.

v

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The SEC allows us to “incorporate by reference” into this prospectus information contained in documents that we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference into this prospectus is an important part of this prospectus, and information we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the termination of this offering:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 filed on February 28, 2007;

•	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2007 filed on May 4, 2007;

•	our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2007 filed on August 3, 2007;

•	our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2007 filed on November 5, 2007;

•	our Definitive Proxy Statement filed on April 4, 2007;

•

our Current Reports on Form 8-K filed on January 16, 2007, February 2, 2007, February 9, 2007, February 13, 2007, February 27, 2007, February 28, 2007, March 8, 2007, April 4, 2007, April 11, 2007, May 10, 2007, May 18, 2007, May 25, 2007, July 13, 2007, July 17, 2007, October 11, 2007 and November 5, 2007; and

•	the description of our common stock on our Registration Statement on Form 8-A filed on February 22, 1991.

          You may request a copy of these filings at no cost, by writing or telephoning us as follows:

Terex Corporation
200 Nyala Farm Road
Westport, Connecticut 06880
Attn: Investor Relations Department
(203) 222-7170

          You may also obtain a copy of these filings from our Internet web site at http://www.terex.com. Please note, however, that the information on our Internet web site, other than the documents listed above, is not incorporated into this prospectus by reference and should not be considered a part of this prospectus.

OUR COMPANY

          Terex is a diversified global manufacturer of capital equipment focused on delivering reliable, customer relevant solutions for the construction, infrastructure, quarrying, mining, shipping, transportation, refining and utility industries. We operate in five reportable segments: (i) Terex Aerial Work Platforms, (ii) Terex Construction, (iii) Terex Cranes, (iv) Terex Materials Processing & Mining and (v) Terex Roadbuilding, Utility Products and Other. We remain focused on delivering products that are reliable, cost-effective and improve our customers’ return on invested capital. Our products are manufactured at plants in North America, Europe, Australia, Asia and South America, and are sold worldwide.

          Our Company was originally incorporated in Delaware in October 1986 as Terex U.S.A., Inc. We have grown a tremendous amount since that time, achieving $7.6 billion of net sales in 2006, up from $6.2 billion of net sales in 2005.

          We continue to focus on integrating the companies that we have acquired. In the past, our Company operated in a decentralized manner. However, we have increasingly coordinated our operations to improve and streamline our business. We are becoming a more unified operating company, one that combines the strengths of many different people, products and technologies under one global umbrella. We have concentrated on improving our financial reporting and will continue to focus on integrating other aspects of our business as well.

          Our Aerial Work Platforms segment designs, manufactures and markets aerial work platform equipment, telehandlers, light construction equipment and construction trailers. Our Construction segment designs, manufactures and markets heavy construction equipment and compact construction equipment. Our Cranes segment designs, manufactures and markets mobile telescopic cranes, tower cranes, lattice boom crawler cranes, truck mounted cranes (boom trucks) and telescopic container stackers. Our Materials Processing & Mining segment designs, manufactures and markets crushing and screening equipment, hydraulic mining excavators, high capacity surface mining trucks, drilling equipment and other products. Our Roadbuilding, Utility Products and Other segment designs, manufactures and markets asphalt and concrete equipment, landfill compactors, and utility equipment.

          Our principal offices are located at 200 Nyala Farm Road, Westport, Connecticut 06880, and our telephone number is (203) 222-7170.

USE OF PROCEEDS

          Unless indicated otherwise in any applicable prospectus supplement, we expect to use the net proceeds from the sale of our securities for our operations and for other general corporate purposes, including repayment or refinancing of borrowings, working capital, capital expenditures, investments, acquisitions and the repurchase of our outstanding securities. Additional information on the use of net proceeds from the sale of securities that we may offer from time to time by this prospectus may be set forth in the applicable prospectus supplement relating to a particular offering.

RATIO OF EARNINGS TO FIXED CHARGES

          The following table shows our ratio of earnings to fixed charges for the periods indicated:

	Nine Months Ended September 30,	For the Year Ended December 31,

(dollars in millions)	2007	2006	2005	2004	2003	2002

Ratio of earnings to fixed charges (1) (2)	11.5x	6.0x	3.4x	2.2x	— (3)	— (3)
Amount of earnings deficiency for coverage of fixed charges	—	—	—	—	$51.5	$55.3

(1)

For purposes of this definition, earnings are defined as income (loss) from continuing operations before income taxes and cumulative effect of change in accounting principle excluding minority interest in consolidated subsidiaries and undistributed (income) loss of less than 50% owned investments, plus distributions from less than 50% owned investments and fixed charges. Fixed charges are the sum of interest expense, including debt discount amortization, amortization/writeoff of debt issuance costs and portion of rental expense representative of interest factor.

(2)	There are no shares of preferred stock outstanding.

(3)	Less than 1.0x.

DESCRIPTION OF THE SECURITIES WE MAY ISSUE

Overview

          This prospectus describes the securities we may issue from time to time. The remainder of this section provides some background information about the manner in which the securities may be held. The three sections following this section of the prospectus describe the terms of the basic categories of securities that we may issue pursuant to this prospectus:

•	our debt securities, which may be senior or subordinated, and the guarantees of the debt securities by one or more of our subsidiaries;

•	warrants to purchase our debt securities, preferred stock, depositary shares and common stock; and

•	our common stock, preferred stock and depositary shares representing fractional shares of our preferred stock.

Prospectus Supplements

          This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to or change information contained in this prospectus. If so, the prospectus supplement should be read as superseding this prospectus. You should read both this prospectus and any applicable prospectus supplement together with additional information described under the heading “Where You Can Find Additional Information.”

          Any applicable prospectus supplement to be attached to the front of this prospectus will describe the terms of any securities that we offer, as well as the other specific terms related to that offering. For more details on the terms of the securities, you should read the exhibits filed with our registration statement, of which this prospectus is a part, including any future filings we will make with the SEC that are incorporated by reference into the registration statement.

Legal Ownership of Securities

          Holders of Securities

          Book-Entry Holders. We will issue debt securities under this prospectus in book-entry form only, unless we specify otherwise in the applicable prospectus supplement. We may, but are not obligated to, issue shares of common stock, shares of preferred stock and securities warrants under this prospectus in book-entry form. If securities are issued in book-entry form, this means the securities will be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

          We will only recognize the person in whose name a security is registered as the holder of that security. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and all payments on the securities will be made to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers, who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers. They are not obligated to do so under the terms of the securities.

          As a result, investors of securities in book-entry form will not own these securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities. For more information about securities issued in global form, see “—Global Securities” below.

          Street Name Holders. Alternatively, we may initially issue securities under this prospectus in non-global form. We may also terminate a global security at any time after it is issued. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses. In that event, the investor would hold only a beneficial interest in those securities through an account that the investor maintains at that institution.

          For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities and all payments on those securities will be made to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

          Legal Holders. We, and any third parties employed by us or acting on your behalf, including trustees, depositories and transfer agents, generally are obligated only to the legal holders of the securities. In a number of respects, we do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

          For example, once we make a payment or give a notice to the legal holder, we have no further responsibility for the payment or notice even if that legal holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, if we want to obtain the approval of the holders to amend an indenture, to relieve ourselves of the consequences of a default or of our obligation to comply with a particular provision of the indenture or for any other purpose, we would seek the approval only from the legal holders, and not the indirect holders, of the securities. Whether and how the legal holders contact the indirect holders is determined by the legal holders.

          When we refer to you, we mean those who invest in the securities being offered by this prospectus, whether they are the legal holders or only indirect holders of those securities. When we refer to your securities, we mean the securities in which you hold a direct or indirect interest.

          Special Considerations for Indirect Holders. If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a legal holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

          What is a Global Security? A global security represents one or any other number of individual securities. Generally, all securities represented by the same global securities will have the same terms. We may, however, issue a global security that represents multiple securities that have different terms and are issued at different times. We call this kind of global security a master global security.

          Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution that we select or its nominee. The financial institution that is selected for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all securities issued in book-entry form. Beneficial interests in global securities will be shown on, and transfers of global securities will be reflected through, records maintained by DTC and its participants.

          A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise or as otherwise described in the applicable prospectus supplement. We describe those situations under “—Special Situations When a Global Security Will Be Terminated” below. As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

          Special Considerations for Global Securities. As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize this type of investor as a holder of securities and instead will deal only with the depositary that holds the global security.

          If securities are issued only in the form of a global security, an investor should be aware of the following:

•

an investor cannot cause the securities to be registered in the name of the investor, and cannot obtain physical certificates for the investor’s interest in the securities, except in the special situations we describe below;

•

an investor will be an indirect holder and must look to the investor’s own broker, bank or other financial institution for payments on the securities and protection of the investor’s legal rights relating to the securities, as we describe under “—Legal Ownership of Securities—Holders of Securities” above;

•	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

•

an investor may not be able to pledge the investor’s interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•

the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security. Neither we nor any third parties employed by us or acting on your behalf, including trustees and transfer agents, have any responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security. Neither we, the trustee, the transfer agent nor any other third parties supervise the depositary in any way;

•

DTC requires that those who purchase and sell interests in a global security within its book-entry system use immediately available funds and your broker, bank or other financial institution may require you to do so as well; and

•

brokers, banks and other financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the security. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

          Special Situations When a Global Security Will Be Terminated. In some situations described below, a global security will be terminated and interests in it will be exchanged for certificates in non-global form representing the securities it represented. After that exchange, the choice of whether to hold the securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global security transferred on termination to their own names so that they will be holders. We have described the rights of holders and street name investors above under “—Legal Ownership of Securities—Holders of Securities” above.

          The special situations for termination of a global security are as follows:

•

if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security, and we do not appoint another institution to act as depositary within a specified time period; or

•	if we elect to terminate that global security.

          A prospectus supplement may also list additional situations for terminating a global security that would apply to that particular series of securities covered by that prospectus supplement. If a global security is terminated, the depositary has the sole responsibility for determining the institutions in whose names the securities represented by the global security will be registered and, therefore, who will be the holders of those securities.

DESCRIPTION OF THE DEBT SECURITIES AND GUARANTEES OF DEBT SECURITIES

          We may issue debt securities from time to time in one or more distinct series. The debt securities will either be senior debt securities or subordinated debt securities. Senior debt securities will be issued under a senior indenture and subordinated debt securities will be issued under a subordinated indenture. Unless otherwise specified in the applicable prospectus supplement the trustee under the indentures will be HSBC Bank USA, National Association. We will include in a supplement to this prospectus the specific terms of each series of debt securities being offered, including whether any series is guaranteed and the terms, if any, on which a series of debt securities may be convertible into or exchangeable for common stock, preferred stock or other debt securities. The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the debt securities, their indentures and their guarantees, if any, are summaries of these provisions, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the debt securities, their indentures (including any amendments or supplements we may enter into from time to time which are permitted under each indenture) and their guarantees, if any.

          Unless otherwise specified in a prospectus supplement, the debt securities will be direct unsecured obligations of Terex Corporation, and, unless otherwise specified in a prospectus supplement, the debt securities will not be guaranteed by any of our subsidiaries. The senior debt securities will rank equally with any of our other senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to any senior indebtedness. There may be subordinated debt securities that are senior or junior to other series of subordinated debt securities.

          The applicable prospectus supplement will set forth the terms of each series of notes, including, if applicable:

•	the title of the debt securities and whether the debt securities will be senior debt securities or subordinated debt securities;

•	any limit upon the aggregate principal amount of the debt securities;

•

whether the debt securities will be issued as registered securities, bearer securities or both, and any restrictions on the exchange of one form of debt securities for another and on the offer, sale and delivery of the debt securities in either form;

•	the date or dates on which the principal amount of the debt securities will mature;

•	if the debt securities bear interest, the rate or rates at which the debt securities bear interest and the date or dates from which interest will accrue;

•	if the debt securities bear interest, the dates on which interest will be payable and the regular record dates for interest payments;

•

the place or places where the payment of principal, any premium and interest will be made, if other than or in addition to the Borough of Manhattan, The City of New York, where the debt securities may be surrendered for transfer or exchange and where notices or demands to or upon us may be served;

•	any optional redemption provisions, which would allow us to redeem the debt securities in whole or in part;

•	any sinking fund or other provisions that would obligate us to redeem, repay or purchase the debt securities;

•

if the currency in which the debt securities will be issuable is United States dollars, the denominations in which any registered securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof, and the denominations in which any bearer securities will be issuable, if other than the denomination of $5,000;

•	if other than the entire principal amount, the portion of the principal amount of debt securities which will be payable upon a declaration of acceleration of the maturity of the debt securities;

•

the events of default and covenants relevant to the debt securities, including, the inapplicability of any event of default or covenant set forth in the indenture relating to the debt securities, or the applicability of any other events of defaults or covenants in addition to the events of default or covenants set forth in the indenture relating to the debt securities;

•	if a person other than HSBC Bank USA, National Association is to act as trustee for the debt securities, the name and location of the corporate trust office of that trustee;

•	if other than United States dollars, the currency in which the debt securities will be paid or denominated;

•

if the debt securities are to be payable, at our election or the election of a holder of the debt securities, in a currency other than that in which the debt securities are denominated or stated to be payable, the terms and conditions upon which that election may be made, and the time and manner of determining the exchange rate between the currency in which the debt securities are denominated or stated to be payable and the currency in which the debt securities are to be so payable;

•	the designation of the original currency determination agent, if any;

•	if the debt securities are issuable as indexed securities, the manner in which the amount of payments of principal, any premium and interest will be determined;

•	if the debt securities do not bear interest, the dates on which we will furnish to the trustee the names and addresses of the holders of the debt securities;

•

if other than as set forth in the indenture, provisions for the satisfaction and discharge or defeasance or covenant defeasance of that indenture with respect to the debt securities issued under that indenture;

•	the date as of which any bearer securities and any global security will be dated if other than the date of original issuance of the first debt security of a particular series to be issued;

•	whether and under what circumstances we will pay additional amounts to non-United States holders in respect of any tax assessment or government charge;

•

whether the debt securities will be issued in whole or in part in the form of a global security or securities and, in that case, any depositary and global exchange agent for the global security or securities, whether the global form shall be permanent or temporary and, if applicable, the exchange date;

•

if debt securities are to be issuable initially in the form of a temporary global security, the circumstances under which the temporary global security can be exchanged for definitive debt securities and whether the definitive debt securities will be registered securities, bearer securities or will be in global form and provisions relating to the payment of interest in respect of any portion of a global security payable in respect of an interest payment date prior to the exchange date;

•	the extent and manner to which payment on or in respect of debt securities will be subordinated to the prior payment of our other liabilities and obligations;

•	whether payment of any amount due under the debt securities will be guaranteed by one or more guarantors, including one or more of our subsidiaries;

•	whether the debt securities will be convertible and the terms of any conversion provisions;

•	the forms of the debt securities; and

•	any other terms of the debt securities, which terms shall not be inconsistent with the requirements of the Trust Indenture Act of 1939, as amended.

          This prospectus is part of a registration statement that does not limit the aggregate principal amount of debt securities that we may issue and provides that we may issue debt securities from time to time in one or more series under one or more indentures, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable indenture.

          We intend to disclose any restrictive covenants for any issuance or series of debt securities in the applicable prospectus supplement.

          Debt securities may be guaranteed by one or more of our subsidiaries, if so provided in the applicable prospectus supplement or other offering material. The prospectus supplement or other offering material will describe the terms of any guarantees, including, among other things, the ranking of the guarantee, the method for determining the identity of the guarantors and the conditions under which guarantees will be added or released. Any guarantees will be joint and several obligations of the guarantors. The obligations of each guarantor under its guarantee will be limited as necessary to prevent the guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law.

DESCRIPTION OF THE CAPITAL STOCK

          Our authorized capital stock consists of 350,000,000 shares of capital stock, consisting of 300,000,000 shares of common stock, par value $.01 per share, and 50,000,000 shares of preferred stock, par value $.01 per share. As of September 30, 2007, there were 106,097,570 shares of common stock issued and 102,772,092 shares of common stock outstanding. Of the unissued shares of common stock at that date, 4,004,397 shares were reserved for issuance for the exercise of stock options and the vesting of restricted stock. As of September 30, 2007, there were no shares of preferred stock outstanding.

Common Stock

          The following is a summary of the material terms of our common stock. Because it is only a summary, it does not contain all the information that may be important to you. Accordingly, you should read carefully the more detailed provisions of our restated certificate of incorporation and amended and restated bylaws.

          Each outstanding share of our common stock entitles the holder to one vote, either in person or by proxy, on all matters submitted to a vote of stockholders, including the election of directors. There is no cumulative voting in the election of directors, which means that the holders of a majority of the outstanding shares of common stock can elect all of the directors then standing for election. Subject to preferences which may be applicable to any outstanding shares of preferred stock, holders of common stock have equal ratable rights to any dividends that may be declared by the board of directors out of legally available funds.

          Holders of our common stock have no conversion, redemption or preemptive rights to subscribe for any of our securities. All outstanding shares of our common stock are fully paid and nonassessable. In the event of any liquidation, dissolution or winding-up of our affairs, holders of our common stock will be entitled to share ratably in our assets remaining after provision for payment of liabilities to creditors and preferences applicable to outstanding shares of preferred stock. The rights, preferences and privileges of holders of our common stock are subject to the rights of the holders of any outstanding shares of preferred stock.

          Our restated certificate of incorporation provides that directors shall not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duties as a director except to the extent otherwise required by Delaware law. Our amended and restated bylaws provide for indemnification of our officers and directors to the fullest extent permitted by Delaware law.

          Our amended and restated bylaws provide that our stockholders must provide prior notice for nominations for election to the board of directors or for proposing matters which can be acted upon at stockholders meeting. This provision could be considered an “anti-takeover” provision.

          Our common stock is traded on the New York Stock Exchange under the symbol “TEX.” The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.

Preferred Stock and Depositary Shares Representing Fractional Shares of Preferred Stock

          The following describes the general terms and provisions of the preferred stock we may offer by this prospectus. The applicable prospectus supplement will describe the specific terms of the series of the preferred stock then offered, and the terms and provisions described in this section will apply only to the extent not superseded by the terms of the applicable prospectus supplement.

          This section is only a summary of the preferred stock that we may offer. We urge you to read carefully our restated certificate of incorporation and the certificate of designation we will file in relation to an issue of any particular series of preferred stock before you buy any preferred stock.

          Our board of directors may, without further action of the stockholders, determine the following for each series of preferred stock, and any applicable prospectus supplement will describe:

•	the distinctive serial designation and the number of shares;

•

the dividend rate or rates, whether dividends shall be cumulative and, if so, from what date, the payment date or dates for dividends, and any participating or other special rights with respect to dividends;

•	any voting powers of the shares;

•	whether the shares will be redeemable and, if so, the price or prices at which, and the terms and conditions on which, the shares may be redeemed;

•

the amount or amounts payable upon the shares in the event of voluntary or involuntary liquidation, dissolution or winding up of us prior to any payment or distribution of our assets to any class or classes of our stock ranking junior to the preferred stock;

•

whether the shares will be entitled to the benefit of a sinking or retirement fund and, if so entitled, the amount of the fund and the manner of its application, including the price or prices at which the shares may be redeemed or purchased through the application of the fund;

•

whether the shares will be convertible into, or exchangeable for, shares of any other class or of any other series of the same or any other class of our stock or the stock of another issuer, and if so convertible or exchangeable, the conversion price or prices, or the rates of exchange, and any adjustments to the conversion price or rates of exchange at which the conversion or exchange may be made, and any other terms and conditions of the conversion or exchange; and

•

any other preferences, privileges and powers, and relative, participating, optional, or other special rights, and qualifications, limitations or restrictions, as our board of directors may deem advisable and as shall not be inconsistent with the provisions of our restated certificate of incorporation.

          The preferred stock, when issued, will be fully paid and non-assessable. Unless the applicable prospectus supplement provides otherwise, the preferred stock will have no preemptive rights to subscribe for any additional securities which may be issued by us in the future. The transfer agent and registrar for the preferred stock and any depositary shares will be specified in the applicable prospectus supplement.

          We may elect to offer depositary shares represented by depositary receipts. If we so elect, each depositary share will represent a fractional interest in a share of preferred stock with the amount of the fractional interest to be specified in the applicable prospectus supplement. If we issue depositary shares representing interests in shares of preferred stock, those shares of preferred stock will be deposited with a depositary.

          The shares of any series of preferred stock underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million. The applicable prospectus supplement will set forth the name and address of the depositary. Subject to the terms of the deposit agreement, each owner of a depositary share will have a fractional interest in all the rights and preferences of the preferred stock underlying the depositary share. Those rights include any dividend, voting, redemption, conversion and liquidation rights.

          The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. If you purchase fractional interests in shares of the related series of preferred stock, you will receive depositary receipts as described in the applicable prospectus supplement. While the final depositary receipts are being prepared, we may order the depositary to issue temporary depositary receipts substantially identical to the final depositary receipts although not in final form. The holders of the temporary depositary receipts will be entitled to the same rights as if they held the depositary receipts in final form. Holders of the temporary depositary receipts can exchange them for the final depositary receipts at our expense.

DESCRIPTION OF THE SECURITIES WARRANTS

          This section describes the general terms and provisions of the securities warrants that we may offer by this prospectus. The applicable prospectus supplement will describe the specific terms of the securities warrants then offered, and the terms and provisions described in this section will apply only to the extent not superseded by the terms of the applicable prospectus supplement.

          We may issue securities warrants for the purchase of senior debt securities, subordinated debt securities, preferred stock, depositary shares or common stock. Securities warrants may be issued alone or together with senior debt securities, subordinated debt securities, preferred stock, depositary shares or common stock offered by any prospectus supplement and may be attached to or separate from those securities. Each series of securities warrants will be issued under warrant agreements between us and a bank or trust company, as warrant agent, which will be described in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the securities warrants and will not act as an agent or trustee for any holders or beneficial holders of securities warrants.

          If securities warrants for the purchase of senior debt securities or subordinated debt securities are offered, the applicable prospectus supplement will describe the terms of those securities warrants, including the following if applicable:

•	the offering price;

•	the currencies in which the securities warrants are being offered;

•	the designation, aggregate principal amount, currencies, denominations and terms of the series of the senior debt securities or subordinated debt securities that can be purchased upon exercise;

•

the designation and terms of any series of senior debt securities or subordinated debt securities with which the securities warrants are being offered and the number of securities warrants offered with each senior debt security or subordinated debt security;

•	the date on and after which the holder of the securities warrants can transfer them separately from the series of senior debt securities or subordinated debt securities;

•

the principal amount of the series of senior debt securities or subordinated debt securities that can be purchased upon exercise and the price at which and currencies in which the principal amount may be purchased upon exercise;

•	the date on which the right to exercise the securities warrants begins and the date on which the right expires; and

•	any other terms of the securities warrants.

          If securities warrants for the purchase of preferred stock are offered, the applicable prospectus supplement will also describe the terms of the preferred stock into which the securities warrants are exercisable as described under “Description of the Capital Stock – Preferred Stock and Depositary Shares Representing Fractional Shares of Preferred Stock.”

PLAN OF DISTRIBUTION

General

          The Registrants may offer and sell securities in one or more transactions from time to time to or through underwriters, who may act as principals or agents, directly to other purchasers or through agents to other purchasers or through any combination of these methods.

          A prospectus supplement relating to a particular offering of securities may include the following information:

•	the terms of the offering;

•	the names of any underwriters or agents;

•	the purchase price of the securities;

•	the net proceeds to us from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any initial public offering price; and

•	any discounts or concessions allowed or reallowed or paid to dealers.

          The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices in block trades, or in underwritten offerings or in other types of trades.

Underwriting Compensation

          The Registrants may offer these securities to the public through underwriting syndicates represented by managing underwriters or through underwriters without an underwriting syndicate. If underwriters are used for the sale of securities, the securities will be acquired by the underwriters for their own account. The underwriters may resell the securities in one or more transactions, including in negotiated transactions at a fixed public offering price or at varying prices determined at the time of sale. In connection with any such underwritten sale of securities, underwriters may receive compensation from the Registrants or from purchasers for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents.

          If the Registrants use an underwriter or underwriters in the sale of particular securities, the Registrants will execute an underwriting agreement with those underwriters at the time of sale of those securities. The names of the underwriters will be set forth in the prospectus supplement used by the underwriters to sell those securities. Unless otherwise indicated in the prospectus supplement relating to a particular offering of securities, the obligations of the underwriters to purchase the securities will be subject to customary conditions precedent and the underwriters will be obligated to purchase all of the securities offered if any of the securities are purchased.

          Underwriters, dealers and agents that participate in the distribution of securities may be deemed to be underwriters under the Securities Act. Any discounts or commissions that they receive from the Registrants and any profit that they receive on the resale of securities may be deemed to be underwriting discounts and commissions under the Securities Act. If any entity is deemed an underwriter or any amounts deemed underwriting discounts and commissions, the prospectus supplement will identify the underwriter or agent and describe the compensation received from us.

Indemnification

          The Registrants may enter agreements under which underwriters and agents who participate in the distribution of securities may be entitled to indemnification by the Registrants against various liabilities, including liabilities under the Securities Act of 1933, and to contribution with respect to payments which the underwriters, dealers or agents may be required to make.

Related Transactions

          Various of the underwriters who participate in the distribution of securities, and their affiliates, may perform various commercial banking and investment banking services for us or our affiliates from time to time in the ordinary course of business.

Delayed Delivery Contracts

          The Registrants may authorize underwriters or other persons acting as its agents to solicit offers by institutions to purchase securities from the Registrants pursuant to contracts providing for payment and delivery on a future date. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases the Registrants must approve these institutions. The obligations of any purchaser under any of these contracts will be subject to the condition that the purchase of the securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

Price Stabilization and Short Positions

          If underwriters or dealers are used in the sale, until the distribution of the securities is completed, rules of the SEC may limit the ability of any underwriters to bid for and purchase the securities. As an exception to these rules, representatives of any underwriters are permitted to engage in transactions that stabilize the price of the securities. These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities. If the underwriters create a short position in the securities in connection with the offering (that is, if they sell more securities than are set forth on the cover page of the prospectus supplement) the representatives of the underwriters may reduce that short position by purchasing securities in the open market.

          The Registrants make no representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the securities. In addition, the Registrants make no representation that the representatives of any underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

LEGAL MATTERS

          Unless otherwise specified in a prospectus supplement, the validity of any securities issued hereunder will be passed upon for us by Fried, Frank, Harris, Shriver & Jacobson LLP, New York, New York and by Eric I Cohen, Esq., General Counsel of the Company.

EXPERTS

          The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Annual Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2006 have been so incorporated in reliance on the report, which contains an adverse opinion on the effectiveness of internal control over financial reporting, of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.